Exhibit 4.1

EXECUTION COPY

TRANSOCEAN PONTUS LIMITED,

as Issuer,

EACH OF THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and as Collateral Agent

INDENTURE

Dated as of July 20, 2018

6.125% Senior Secured Notes due 2025

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v

APPENDICES

Appendix A

Exhibit 1.1 to Appendix A          –           Form of Security

Appendix B – Form of Certificate of Transfer

Appendix C – Form of Certificate of Exchange

Appendix D – Form of Supplemental Indenture

Appendix E -1 – Form of Foreign Share Pledge Agreement

Appendix E -2 – Form of U.S. Share Pledge Agreement

Appendix F – Form of Assignment of Earnings

Appendix G – Form of Assignment of Insurances

Appendix H – Form of Collateral Rig Mortgage

Appendix I – Form of Assignment of Bareboat Charter

Appendix J-1  – Form of Receivables Pledge Agreement

Appendix J-2  – Form of Bareboat Account Pledge Agreement

Appendix K – Form of Deed of Quiet Enjoyment

Appendix L – Form of DSRA Withdrawal Certificate

Appendix M – Form of Account Pledge Agreement

Appendix N – Form of Security Procedures Certificate

Appendix O – Form of Blocked Period Withdrawal Certificate

ANNEXES

Annex I – Representations and Warranties of the Collateral Rig Owner and Collateral Rig Operator

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INDENTURE dated as of July 20, 2018, among Transocean Pontus Limited, a Cayman Islands exempted company (the “Company”), the Guarantors (as defined herein), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”) and as Collateral Agent.

RECITALS

The Company has duly authorized the issuance of $600,000,000 aggregate principal amount of 6.125% Senior Secured Notes due 2025, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities (as defined below), when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Securities, as follows:

Article 1

Definitions and Incorporation by Reference

SECTION 1.01.       Definitions.

“2023 Notes Indenture” means the Indenture dated as of July 21, 2016, by and among TINC, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee, with all supplemental indentures, amendments and modifications thereto, and all notes issued pursuant to the provisions thereof.

“2026 Notes Indenture” means the Indenture dated as of October 17, 2017, by and among TINC, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee, with all supplemental indentures, amendments and modifications thereto, and all notes issued pursuant to the provisions thereof.

“Acceptable Classification Society” shall mean DNV GL, Lloyds Register, American Bureau of Shipping (ABS) and Bureau Veritas or such other first class vessel classification society that is a member of the International Association of Classification Societies.

“Acceptable Drilling Contract” means a drilling contract: (i) with as favorable or more favorable terms with respect to the Collateral Rig Operator than the Drilling Contract it replaces, including without limitation, (A) equal or higher dayrates, early termination fees and any other amounts payable to the Collateral Rig Operator under the Drilling Contract it replaces, (B) equal or lower operating costs (unless higher operating costs are offset by higher dayrates), (C) equal or longer tenor than the Drilling Contract it replaces, (D) timing of payments and (E) termination provisions; (ii) with a counterparty, the ultimate parent of which has a long term debt credit rating from Moody’s or S&P substantially equal to or better than Royal Dutch Shell plc at the time of such replacement; and (iii) that maintains or increases the cash flow that would be received by the Collateral Rig Operator under the Drilling Contract it replaces.

“Acceptable Flag Jurisdiction” means the Republic of the Marshall Islands, the Republic of Liberia, the Republic of Vanuatu, the Bahamas, Panama, Malta, Denmark and Switzerland.

“Acceptable Rig” means any offshore drilling rig or drillship owned by the Company or any other wholly-owned Subsidiary of Holdings and which TINC intends to become the Collateral Rig pursuant to a Collateral Rig Substitution; provided that (i) such replacement rig or drillship has an equal or greater fair market value (which shall be determined based on an Appraisal delivered to the Trustee from an Approved Appraiser dated not more than 60 days prior to the date of such replacement) than the Collateral Rig it replaces on such replacement date, (ii) such rig or drillship must constitute an ultra-deepwater drillship of substantially the same type, age (or newer than) and technical specifications as the Collateral Rig it replaces, (iii) such rig or drillship must have a class certificate from an Acceptable Classification Society substantially similar to the class certificate of the Collateral Rig such rig or drillship is replacing, (iv) such rig or drillship must be registered and flagged in an Acceptable Flag Jurisdiction and (v) such rig or drillship shall be acceptable to the counterparty under the Drilling Contract.

“Account and Receivables Pledge Agreement” means each account and receivables pledge agreement, account pledge agreement and intercompany receivables pledge agreement pursuant to which the Collateral Rig Owner grants a security interest to the Collateral Agent in the Bareboat Account and/or all intercompany receivables owing to the Collateral Rig Owner, in the case of intercompany receivables, in substantially the form of Appendix J-1 hereto, and in the case of Bareboat Accounts, in substantially the form of Appendix J-2 hereto, in each case with such changes to such forms as are necessary or advisable to account for local law requirements or the granting of security interest in both intercompany receivables and Bareboat Accounts in the same document.

“Account Pledge Agreement” means each account pledge agreement pursuant to which the Collateral Rig Operator grants a security interest to the Collateral Agent in the Earnings Account,  in each case in substantially the form of Appendix M hereto with such changes to such form as are necessary or advisable to account for local law requirements.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person.

“Aggregate Debt” means the sum of the following as of the date of determination: (1) the then outstanding aggregate principal amount of the Indebtedness of TINC and its Subsidiaries secured by liens not permitted by clauses (1) through (10) of Section 4.04(c); (2) the then outstanding aggregate principal amount of all Indebtedness of the Subsidiaries of TINC not permitted by clauses (1) through (11) or (13) of Section 4.06(a) without double counting in this clause (2) to the extent that such Indebtedness is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Liens of TINC and its Subsidiaries in respect of sale and lease-back transactions without double counting to the extent that the Indebtedness relating thereto is included in clause (1) or (2) of this definition.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to Holdings, the Company and other Note Parties from time to time concerning or relating to bribery, money laundering, or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and the United Kingdom’s Bribery Act 2010, as amended from time to time.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Appraisal” means, with respect to the Collateral Rig or prospective Collateral Rig, a written appraisal report by an Approved Appraiser of the fair market value of the Collateral Rig or prospective Collateral Rig on the basis of a charter-free arm’s length transaction between any able buyer and seller not under duress.

“Approved Appraiser” means IHS Inc., H. Clarksons & Company Limited, Fearnleys Ltd., or such other independent appraisal firm that is generally accepted as a provider of offshore rig brokering and advisory services to the global drilling industry, as certified to the Trustee in an Officers’ Certificate.

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by the board of directors of Holdings; and (2) the present value (discounted at the rate of interest implicit in such transaction) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the lessee may terminate the lease or, if such sale and lease-back transaction results in a Capital Lease, the outstanding amount of such Capital Lease as determined in accordance with GAAP.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Bareboat Account” means the deposit account or accounts of the Collateral Rig Owner designated as such from time to time by the Collateral Rig Owner in the applicable Account and Receivables Pledge Agreement into which all earnings, hires, freights, income and other sums payable to the Collateral Rig Owner in respect of the Collateral Rig under the Bareboat Charter or otherwise derived from the Bareboat Charter, are deposited.

“Bareboat Charter” means the bareboat charterparty between the Collateral Rig Operator and the Collateral Rig Owner entered into from time to time, which shall provide that the rights of the Collateral Rig Operator in and to the Collateral Rig and the other Collateral shall be subordinated to the Lien of the Collateral Agent for the benefit of the Secured Creditors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease” means any lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1)         the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or scheme of arrangement qualifying as an amalgamation or consolidation), in one or a series of related transactions (determined on a consolidated basis), of all or substantially all of the assets of TINC and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to Holdings or one of its Subsidiaries;

(2)         the consummation of any transaction (including, without limitation, any merger, amalgamation or scheme of arrangement qualifying as an amalgamation or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of TINC’s

Voting Stock or other Voting Stock into which TINC’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)         TINC consolidates, amalgamates, or enters into a scheme of arrangement with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, TINC, in any such event pursuant to a transaction in which any outstanding Voting Stock of TINC is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of TINC’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person, including, for the avoidance of doubt, any parent company of such surviving person, immediately after giving effect to such transaction; or

(4)         the adoption of a plan relating to TINC’s liquidation or dissolution.

Notwithstanding the foregoing and for the avoidance of doubt, (i) any holding company whose principal asset is capital stock of TINC or any of TINC’s direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clauses (2) or (3) above; (ii) the sale, lease, transfer, conveyance or other disposition of assets solely between or among Holdings and its Subsidiaries in accordance with the terms of the Indenture shall not constitute a Change of Control; (iii) the term “Change of Control” shall not include the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory scheme of arrangement or consolidation or the sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets) for the purpose of reincorporating or redomesticating or reorganizing TINC or Holdings in another jurisdiction and/or for the purpose of forming or collapsing a holding company structure; and (iv) a transaction in which TINC or any direct or indirect parent of TINC becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a Change of Control if the shareholders of TINC or such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing more than 50% of the combined voting power of the New Parent immediately after giving effect to such transaction.

“Change of Control Payment” means, with respect to Securities tendered pursuant to a Change of Control Offer, an amount equal to 101% of the aggregate principal amount of the Securities repurchased plus accrued and unpaid interest thereon, if any, to, but not including the date of repurchase.

“Change of Control Repurchase Event” means on any date during the 60-day period (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “trigger period”) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, (i) in the event the Securities are rated Investment Grade by at least two of the Rating Agencies prior to such public notice, the rating of the Securities by any Rating Agency shall be below Investment Grade, (ii) in the event the Securities are rated below Investment Grade by at least two of the Rating Agencies prior to such public notice, the rating of the Securities by any Rating Agency shall be decreased by one or more categories or (iii) the Securities shall not be, or cease to be, rated by at least one of the Rating Agencies; provided that, in each case, such event is in whole or in part in connection with the Change of Control.  Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document until the Lien on such property has been released or terminated in accordance with this Indenture or the applicable Security Document.

“Collateral Agent” means Wells Fargo Bank, National Association, acting in its capacity as Collateral Agent for the Secured Creditors, and any successor Collateral Agent appointed hereunder pursuant to Section 12.06.

“Collateral and Guaranty Requirements” means the requirement that:

(1)         each of Holdings, TINC and the Collateral Rig Owner shall have duly authorized, executed and delivered to the Trustee this Indenture or a supplemental indenture substantially in the form of Appendix D hereto, as applicable, pursuant to which such Person will become a Guarantor, and the Securities Guarantee of such Person shall be in full force and effect;

(2)         the Equity Pledgor(s) shall have duly authorized, executed and delivered share or quota pledge agreements substantially in the form of Appendix E-1 or Appendix E-2, as applicable, with such changes to such forms as are necessary or advisable to account for local law requirements (collectively, as modified, supplemented or amended from time to time, each a “Share Pledge Agreement”), pursuant to which all of the Equity Interests of the Collateral Rig Owner and the Collateral Rig Operator (other than any Equity Interests of the Collateral Rig Operator owned by a Qualified Local Partner, if applicable at such time) shall have been pledged to the Collateral Agent to secure the Notes Obligations and shall have (A) to the extent such Equity Interests constitute possessory collateral, delivered to the Collateral Agent all the pledged Equity Interests referred to therein (if applicable, by delivery of the original of share or quota certificates), together with executed and undated transfer powers (if applicable) and other customary ancillary documentation (such as registers of shareholders or quotaholders and of the ultimate beneficial owner(s), in each case as applicable), in each case, to the extent necessary under applicable laws to perfect the security interest granted pursuant to the applicable Share Pledge Agreement, and (B) otherwise complied with all of the requirements set forth in the applicable Share Pledge Agreement, including, if applicable, filing or causing to be filed appropriate Financing Statements (Form UCC-1) for filing under the Uniform Commercial Code of each relevant jurisdiction as may be necessary or desirable to perfect the security interests purported to be created by such Share Pledge Agreement;

(3)         the Collateral Rig Operator shall have (A) duly authorized, executed and delivered an Account Pledge Agreement pursuant to which the Earnings Account shall have been pledged to the Collateral Agent to secure the Notes Obligations and (B) duly complied with all requirements set forth in such Account Pledge Agreement, including delivery of any notices or entry into any control agreements required to perfect the security interests granted thereunder;

(4)         the Collateral Rig Operator shall have duly authorized, executed and delivered an Assignment of Earnings substantially in the form of Appendix F (as modified, supplemented or amended from time to time, each an “Assignment of Earnings”) with respect to the Earnings, thereby granting a security interest in favor of the Collateral Agent in all of the Collateral Rig Operator’s present and future “Earnings Collateral” (as defined in the Assignment of Earnings), and filed or caused to be filed appropriate Financing Statements (Form UCC-1) for filing under the

Uniform Commercial Code of each relevant jurisdiction as may be necessary or desirable to perfect the security interests purported to be created by such Assignment of Earnings;

(5)         the Collateral Rig Owner and/or any other relevant Member of the Consolidated Group shall have duly authorized, executed and delivered an Assignment of Insurances substantially in the form of Appendix G (as modified, supplemented or amended from time to time, each an “Assignment of Insurances”) with respect to all insurance policies for the Collateral Rig that insure physical damage to the Collateral Rig, thereby granting a lien in favor of the Collateral Agent on all of the Collateral Rig Owner’s and/or Member of the Consolidated Group’s present and future “Insurance Collateral” (as defined in such Assignment of Insurances);

(6)         the Collateral Rig Owner shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Collateral Rig Mortgage substantially in the form of Appendix H with respect to the Collateral Rig and the Collateral Rig Mortgage shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first priority lien in favor of the Collateral Agent upon the Collateral Rig, subject only to Permitted Collateral Liens;

(7)         the Collateral Rig Owner shall have duly authorized, executed and delivered an Assignment of Bareboat Charter substantially in the form of Appendix I (as modified, supplemented or amended from time to time, each an “Assignment of Bareboat Charter”) with respect to its rights and all amounts due to it under the Bareboat Charter for the Collateral Rig;

(8)         the Collateral Rig Owner shall have (A) duly authorized, executed and delivered an Account and Receivables Pledge Agreement pursuant to which the Bareboat Account and all intercompany receivables owing to the Collateral Rig Owner from time to time shall have been pledged to the Collateral Agent to secure the Notes Obligations and (B) duly complied with all requirements set forth in such Account and Receivables Pledge Agreement, including delivery of any notices or entry into any control agreements required to perfect the security interests granted thereunder;

(9)         [intentionally omitted];

(10)       the Collateral Rig Owner shall have filed or caused to be filed appropriate Financing Statements (Form UCC-1) for filing under the Uniform Commercial Code of each relevant jurisdiction as may be necessary or desirable to perfect the security interests purported to be created by such Assignment of Bareboat Charter, Assignment of Insurances and the Account and Receivables Pledge Agreement;

(11)       all filings, deliveries of instruments and other actions necessary to perfect and preserve the security interests described in clauses (2) through (10) above shall have been duly effected and the Collateral Agent shall receive evidence thereof substantially concurrently therewith;

(12)       the Collateral Agent shall have received each of the following:

(A)        certificates of ownership or encumbrance (or similar certificates) from appropriate authorities evidencing that the Collateral Rig is registered in the name of the Collateral Rig Owner in the register of an applicable Acceptable Flag Jurisdiction and that the Collateral Rig is free from Liens other than Permitted Collateral Liens;

(B)        a class certificate from an Acceptable Classification Society indicating that the Collateral Rig meets the criteria specified in Section 4.17(a);

(C)        if applicable, a copy of each of the document of compliance, the safety management certificate, the international ship security certificate and all other material ISM Code and ISPS Code documentation for the Collateral Rig, together with such agreements that provide for the use by the Collateral Rig Operator of the applicable management systems of Holdings or an Affiliate of Holdings;

(D)        a letter from the Collateral Rig Owner’s marine insurance broker, which shall be an internationally recognized marine insurance broker such as but not limited to AON, Lockton, McGriff, JLT or Marsh, with respect to the insurance maintained by the Note Parties in respect of the Collateral Rig, (x) certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Collateral Agent as secured party and mortgagee and (ii) conform with the insurance requirements of Section 4.08 and (y) including certificates of insurance with respect to the Insurances required by Section 4.08; and

(E)        an Officers’ Certificate certifying that the requirements in the immediately preceding clauses (A) through (D) have been satisfied; and

(13)       in connection with any Fundamental Change, Collateral Rig Substitution, Drilling Contract Substitution or Flag Jurisdiction Transfer, the Collateral Agent shall have received legal opinions addressed to the Collateral Agent from counsel to the relevant Note Parties and/or Collateral Agent in each applicable jurisdiction and covering matters consistent in scope (to the extent relevant) with the legal opinions delivered to the Collateral Agent on the Issue Date including with respect to existence, good standing, due authorization, execution, governmental approvals, entry into any relevant Security Documents and creation and perfection of the applicable Liens granted pursuant thereto, together with an Officers’ Certificate confirming that the requirements in the immediately preceding clauses (1) through (12) remain satisfied and that the Collateral Agent is authorized to enter into the applicable Security Documents in connection therewith.

“Collateral Grantor” means the Equity Pledgor, the Collateral Rig Owner, the Collateral Rig Operator and each other Subsidiary of Holdings that becomes a party to a Security Document in connection with a Fundamental Change of the Equity Pledgor, the Collateral Rig Owner or the Collateral Rig Operator, a Collateral Rig Substitution, a Drilling Contract Substitution or a Flag Jurisdiction Transfer.

“Collateral Rig” means, at any time, as applicable, (i) the ultra-deepwater drillship “DEEPWATER PONTUS” or (ii) each Acceptable Rig that has replaced the previous Collateral Rig pursuant to a Collateral Rig Substitution.  For the avoidance of doubt, following a Collateral Rig Substitution, the Rig replaced as a Collateral Rig by an Acceptable Rig shall no longer constitute a Collateral Rig.

“Collateral Rig Indebtedness” means, as of any date of determination and without duplication, the (a) sum of all Indebtedness that is secured by a Lien on any Collateral, including the Securities minus (b) the amount in the Debt Service Reserve Account that represents a reserve for future mandatory redemptions pursuant to Section 3.09(a) of this Indenture.

“Collateral Rig Leverage Ratio” means, as of any date of determination, the ratio of (a) Collateral Rig Indebtedness on such date to (b) Collateral Rig Net Income for the most recently ended four full consecutive fiscal quarters ended on or immediately prior to such date.

“Collateral Rig Net Income” means, for any period (subject to the last sentence of this definition), the combined revenue of the Collateral Rig Owner and the Collateral Rig Operator attributable to the Collateral Rig (including, for the avoidance of doubt, such revenue related to the Drilling Contract) for such period minus operating expenses attributable to the Collateral Rig for such period (including allocated overhead expenses).  Collateral Rig Net Income shall be annualized for the first four full fiscal quarters of the Collateral Rig’s operation.

“Collateral Rig Mortgage” means a first preferred or priority mortgage, as the case may be, and deed of covenants, if applicable, substantially in the form of Appendix H, as such mortgage (and deed of covenants, as applicable) may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, in each case granted by the Collateral Rig Owner in favor of the Collateral Agent, as security trustee and/or as mortgagee.

 “Collateral Rig Operator” means, initially, Pontus Opco, and thereafter any other Wholly-Owned Subsidiary of Holdings that becomes the operator of the Collateral Rig in accordance with Section 4.29 and to whom Earnings are paid.

“Collateral Rig Owner” means, initially, Pontus Owner and thereafter any other wholly-owned Subsidiary of Holdings that acquires ownership of the Collateral Rig in accordance with Section 4.29.

“Collateral Rig Substitution” means the exchange of the Collateral Rig for an Acceptable Rig, whether or not concurrent with a change of the Collateral Rig Owner; provided that, (i) in each case, the Collateral and Guaranty Requirements shall have been satisfied respect to such Acceptable Rig on or prior to the date on which the Collateral Rig Substitution occurs; (ii) TINC shall have given the Trustee not less than 30 days (or such shorter period permitted by the Trustee in its discretion) prior written notice before a Collateral Rig Substitution shall be effective; and (iii) the Company shall have executed and delivered to the Collateral Agent an Officer’s Certificate certifying that the replacement rig or drillship constitutes an “Acceptable Rig” under the Indenture.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Consolidated Affiliates” means those Affiliates of Holdings that are not Subsidiaries of Holdings, but are variable interest entities whose accounts are consolidated with those of Holdings under GAAP.

“Consolidated Group” means, collectively, Holdings and its Subsidiaries and Consolidated Affiliates.  Each Person that is Holdings or a Subsidiary or Consolidated Affiliate thereof included in the Consolidated Group at any time is referred to herein as a “Member of the Consolidated Group.”

“Consolidated Net Tangible Assets” means the total amount of Holdings’ assets (less reserves and other properly deductible items) after deducting current liabilities (other than those that are extendable at Holdings’ option to a date more than 12 months after the date the amount is determined), goodwill and other intangible assets shown in Holdings’ most recent consolidated balance sheet prepared in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wells Fargo Bank, National

Association, 1445 Ross Avenue, Suite 4300, MAC T9216-430, Dallas, TX 75202, Attention: Corporate, Municipal & Escrow Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means one or more debt facilities, including the Revolving Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.06) or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Rate Protection Agreement” means any foreign currency exchange and future agreements, arrangements and options designed to protect against fluctuations in currency exchange rates.

“Debt Service Reserve” means, as of any date of determination, an amount equal to the sum of (a) $33,000,000 plus (b) all interest that is scheduled to be paid by the Company under this Indenture during the immediately succeeding six months; provided, that such amount shall be increased to (i) $49,500,000 plus (ii) all interest that is scheduled to be paid by the Company under this Indenture during the immediately succeeding nine months if (x) there is a casualty event (other than an Event of Loss) with respect to the Collateral Rig in excess of $50,000,000, until such time as the Collateral Rig is repaired and operational under the applicable Drilling Contract, or (y) Shell (or any other entity that is the counterparty under the Drilling Contract) is more than 90 days late with respect to the making of payments under the Drilling Contract in an aggregate amount in excess of $30,000,000.

“Debt Service Reserve Account” means an account established in the name of the Trustee and maintained for purpose of holding the Debt Service Reserve, in each case in accordance with the terms of Section 7.10.

“Deed of Quiet Enjoyment” means the deed of quiet enjoyment by and among the Collateral Rig Operator, the counterparty under the Drilling Contract and the Collateral Agent entered into from time to time substantially in the form of Appendix K.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.3 to Appendix A of this Indenture, in substantially the form of a Global Security hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Drilling Contract” means, at any time, as applicable, (a) Contract No. SEP-C-12-004 between Shell Offshore Inc., a Subsidiary of Royal Dutch Shell plc (as assignee of Shell EP Wells Equipment Services B.V.), and Pontus Opco (as assignee of Transocean Offshore Holdings Limited) dated September 28, 2012 (as amended, restated, amended and restated or modified from time to time in accordance with Section 4.26 of this Indenture), including as the same may be (i) assigned to any other Person, so long as Royal Dutch Shell plc or any Affiliate thereof remains liable in respect of all of Royal Dutch Shell plc’s or such Affiliate’s obligations thereunder, (ii) assigned on a single occasion during the term of the contract to any Person for a single well to be commenced no later than January 1, 2019 with a duration of such assignment at the commencement thereof not reasonably expected to exceed 90 days, provided that such Person agrees to prepay, and prepays, prior to commencement of drilling operations for such Person, to the Collateral Rig Operator the aggregate dayrate associated with the minimum term of such assignment (less any portion of the aggregate dayrate that Royal Dutch Shell plc or any Affiliate thereof remains obligated to pay under the Drilling Contract) and also agrees to prepay, prior to any extension of the term of such assignment, to the Collateral Rig Operator the aggregate dayrate associated with the expected extension of the term of such assignment (less any portion of the aggregate dayrate that Royal Dutch Shell plc or any Affiliate thereof remains obligated to pay under the Drilling Contract), in each case which prepayment funds the Collateral Rig Operator agrees to have deposited into the Earnings Account and to treat as though a Blockage Notice pursuant to Section 4.15(a) was in effect with respect thereto for the duration of such assignment (without the need to provide any Blocked Period Withdrawal Certificate to withdraw funds from the Earnings Account, but using proceeds in the Earnings Account solely for the purposes permitted during a Blocked Period), (iii) assigned for a period not to exceed one year to any Person that, at both the execution of such assignment and the date that drilling operations commence pursuant to such assignment, (x) is an Investment Grade Counterparty or (y) whose obligations under the Drilling Contract are fully and unconditionally guaranteed by a parent that is an Investment Grade Counterparty, or (iv) assigned for a period not to exceed one year to any Person that (x) agrees to prepay, and prepays, prior to commencement of drilling operations for such Person, to the Collateral Rig Operator the aggregate dayrate associated with the minimum term of such assignment (less any portion of the aggregate dayrate that Royal Dutch Shell plc or any Affiliate thereof remains obligated to pay under the Drilling Contract) and also agrees to prepay, prior to any extension of the term of such assignment, to the Collateral Rig Operator the aggregate dayrate associated with the expected extension of the term of such assignment (less any portion of the aggregate dayrate that Royal Dutch Shell plc or any Affiliate thereof remains obligated to pay under the Drilling Contract), in each case which prepayment funds the Collateral Rig Operator agrees to have deposited into the Earnings Account and to treat as though a Blockage Notice pursuant to Section 4.15(a) was in effect with respect thereto for the duration of such assignment (without the need to provide any Blocked Period Withdrawal Certificate to withdraw funds from the Earnings Account, but using proceeds in the Earnings Account solely for the purposes permitted during a Blocked Period), and (y) during such assignment period, places and maintains the Required Operator Insurance with the Collateral Rig Operator and the Collateral Agent named as additional insureds; provided, that in the case of any assignment described in clause (iv) Required Loss of Hire/Loss of Contract Insurance shall have been placed and carried by one or more Collateral Grantors at no cost to the Company, the Collateral Rig Operator or the Collateral Rig Owner for the term of the assignment and collaterally assigned to the Collateral Agent on terms satisfactory to the Collateral Agent; provided,  further, in the case of any assignment described in clauses (ii), (iii) or (iv), no subsequent assignment pursuant to any of clauses (ii), (iii) or (iv) may be made until the Drilling Rig has operated under contract for Royal Dutch Shell plc or any Affiliate thereof for a subsequent period of at least 90 consecutive days; and (b) each Acceptable Drilling Contract that has replaced the previous Drilling Contract pursuant to a Drilling Contract Substitution. Prior to any assignment under this definition, Holdings will cause to be delivered to the Trustee and the Collateral Agent an Officer’s Certificate certifying that the applicable conditions to such assignment have been satisfied, along with copies of documentation relating to such assignment as the Trustee shall reasonably request.  Any reference in this definition to an “assignment” of the Drilling Contract may include both an assignment of rights and obligations by the assignor, and such assignment may be documented as a novation of the Drilling Contract to the extent necessary under applicable law; provided that such novation is temporary in nature and includes an automatic reversion to the assignor upon the completion of the term specified in such novation.

“Drilling Contract Substitution” means the exchange of the Drilling Contract for an Acceptable Drilling Contract, whether or not concurrent with a Collateral Rig Substitution; provided that, (i) a Deed of Quiet Enjoyment shall have been executed and delivered to the Collateral Agent on or prior to the date on which the Drilling Contract Substitution occurs; (ii) TINC shall have given the Trustee not less than 30 days (or such shorter period permitted by the Trustee in its discretion) prior written notice to the Trustee before a Drilling Contract Substitution shall be effective; and (iii) the Company shall have executed and delivered to the Collateral Agent an Officer’s Certificate certifying that the replacement drilling contract constitutes an “Acceptable Drilling Contract” under the Indenture.

“Earnings” means (i) all freight, hire, income and passage moneys payable to the Collateral Rig Operator as a consequence of the operation of the Collateral Rig, including without limitation all payments under the Drilling Contract, including any termination payments or settlement payments in respect thereof, (ii) any claim under any guarantee in respect of the Drilling Contract or otherwise related to freight, hire, income or passage moneys, in each case payable to the Collateral Rig Operator as a consequence of the operation of the Collateral Rig, (iii) any other money whatsoever due or to become due to the Collateral Rig Operator in relation to the Drilling Contract and (iv) any other money received directly or indirectly under the Drilling Contract by the Collateral Rig Operator.

“Earnings Account” means the deposit account or accounts of the Collateral Rig Operator designated as such from time to time by the Collateral Rig Operator in the applicable Account Pledge Agreement into which all Earnings derived from the Drilling Contract are deposited.

“Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, in each case, relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Materials.

“Equity Interests” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt security that is convertible into, or exchangeable for, such interests in equity.

“Equity Pledgor” means, at any time, (i) Triton Nautilus Asset Management LLC, a limited liability company organized in Hungary with its registered office at H-1053 Budapest, Képíró utca 9, Hungary and/or (ii) any other wholly-owned Subsidiary of Holdings that directly owns the Equity Interests of the Collateral Rig Owner and/or the Collateral Rig Operator (other than any Equity Interests of the Collateral Rig Operator owned by a Qualified Local Partner, if applicable at such time).

“Event of Loss” means any of the following events: (x) the actual or constructive total loss of the Collateral Rig or the agreed or compromised total loss of the Collateral Rig; or (y) the capture, condemnation, confiscation, requisition for title and not hire, purchase, seizure or forfeiture of, or any taking of title to, the Collateral Rig.  An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of the Collateral Rig, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which the Collateral Rig was last heard from; (ii) in the event of damage which results in the constructive or compromised or arranged total loss of the Collateral Rig, at the time and on the date on which notice claiming the loss of the Collateral Rig is given to the insurers; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same.  Notwithstanding the foregoing, if the Collateral Rig shall have been returned to any Note Party following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 3.09(b), no Event of Loss shall be deemed to have occurred by reason of such event.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Ltd. or any successor to the rating agency business thereof.

“Flag Jurisdiction Transfer” means the transfer of the registration and flag of the Collateral Rig from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied with respect to such exchange:

(1)         On each Flag Jurisdiction Transfer Date, the Collateral Rig Owner shall have duly authorized, executed and delivered, and caused to be recorded (or made arrangements for the recordation substantially simultaneously with such date) in the vessel registry of the Acceptable Flag Jurisdiction where the Collateral Rig is being transferred a Collateral Rig Mortgage with respect to the Collateral Rig and the Collateral Rig Mortgage shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first preferred ship mortgage or first priority statutory mortgage, as the case may be, in and lien upon the Collateral Rig, subject only to Permitted Collateral Liens.  All filings, deliveries of instruments and other actions necessary to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall receive evidence thereof substantially concurrently therewith.

(2)         On each Flag Jurisdiction Transfer Date, the Trustee shall have received from counsel to the Collateral Rig Owner practicing in those jurisdictions in which the Collateral Rig is registered after giving effect to the Flag Jurisdiction Transfer and Collateral Rig Owner is organized, opinions which shall be addressed to the Trustee and the Collateral Agent and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Trustee and (y) cover the perfection of the liens granted pursuant to the Collateral Rig Mortgage and such other matters incident thereto as the Trustee may reasonably request.

(3)         Substantially simultaneously with each Flag Jurisdiction Transfer Date the Trustee shall have received (x) a certificate of ownership issued by the registry of the applicable Acceptable Flag Jurisdiction showing the registered ownership of the Collateral Rig transferred on such date in the name of the Collateral Rig Owner and (y) a certificate of ownership and encumbrance or, as applicable a transcript of registry with respect to the Collateral Rig indicating no record liens other than Liens in favor of the Collateral Agent and Permitted Collateral Liens.

(4)         On or prior to each Flag Jurisdiction Transfer Date, the Trustee shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by an Officer, member, general partner or attorney in fact of the Collateral Rig Owner, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect or that no such approvals and/or consents are required and (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other transactions contemplated by this Indenture.

(5)         On each Flag Jurisdiction Transfer Date, the Collateral and Guaranty Requirements, as applicable, for the Collateral Rig shall have been satisfied.

(6)         On each Flag Jurisdiction Transfer Date, no Event of Default has occurred and is continuing.

(7)         On each Flag Jurisdiction Transfer Date, the Collateral Agent has received an Officers’ Certificate confirming that the requirements set forth in the immediately preceding clauses (1) through (6) have been satisfied and that the Collateral and Guaranty Requirements continue to be satisfied.

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Fleet Status Report” means the Fleet Status Report issued by Holdings, which includes drilling contract information, drilling status and planned out-of-service time for every rig in the fleet of Holdings.

“Funded Debt” means Indebtedness Incurred by a Priority Unsecured Notes Subsidiary Guarantor owning Rigs maturing by its terms more than one year after its creation which indebtedness is classified as long term debt under GAAP, and ranks at least pari passu with TINC’s senior unsecured Indebtedness.

“Fundamental Change” has the meaning specified in Section 4.13.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Global Security Legend” means the legend set forth in Section 2.3(e)(3) of Appendix A to this Indenture, which is required to be placed on all Global Securities issued under this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)         to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)         entered into for the primary purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means (i) Holdings, (ii) TINC, (iii) Pontus Owner (so long as such entity owns the Collateral Rig) and (iv) each other Collateral Rig Owner (so long as such entity owns the Collateral Rig), in each case, together with their respective successors and assigns until the Securities Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hazardous Material” has the meaning ascribed to such term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, petroleum distillates, asbestos and asbestos containing materials, polychlorinated biphenyls or any other substance defined as “hazardous” or “toxic” or words with similar meaning and effect under any Environmental Law applicable to the Company, the Collateral Rig Owner or the Collateral Rig Operator.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Holdings” means Transocean Ltd., a Swiss corporation registered in Zug, Switzerland and the direct or indirect sole shareholder of TINC, Pontus Owner, Equity Pledgor, Pontus Opco and the Company as of the Issue Date.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for.  The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means all obligations for borrowed money represented by notes, bonds, debentures or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.

“Indenture” means this Indenture as amended, supplemented or otherwise modified from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Rate Protection Agreement” means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch).

“Investment Grade Counterparty” means any Person that has a corporate, family or long-term unsecured debt credit rating (as applicable) that is Investment Grade from at least two of the Rating Agencies.

“Issue Date” means July 20, 2018.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest.

“Make-Whole Premium” shall mean, with respect to any Securities on any applicable date of repayment following acceleration of the Securities or redemption on or prior to August 1, 2021, the greater of:

(1)         1% of the principal amount of the Securities being repaid following acceleration of the Securities (including following a bankruptcy event of default) or redeemed; and

(2)         if such repayment or redemption occurs on or prior to August 1, 2021, an amount equal to the excess, if any, of (a) the present value (at such date of repayment or redemption) of the sum of (i) 104.594% of the principal amount of the Securities being repaid following acceleration of the Securities (including following a bankruptcy event of default) or redeemed at August 1, 2021 plus (ii) all required payments of interest on the Securities being repaid or redeemed, in each case, through August 1, 2021 (excluding accrued and unpaid interest to the date of repayment or redemption and any interest accruing at the default rate) over (b) the principal amount of the Securities being repaid or redeemed.

The present value shall be calculated using a discount rate equal to the Treasury Rate plus 50 basis points.  The Make-Whole Premium will be calculated by the Company in accordance with the formula set forth above.

“Master Services Agreement” means that certain Master Services Agreement, effective as of January 1, 2008, by and among Transocean Offshore Deepwater Drilling Inc., GlobalSantaFe Corporate Services Inc., TINC and certain Affiliates (as defined therein) of Transocean Offshore Deepwater Drilling Inc. party thereto from time to time, as amended.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations of the Company, Holdings and other Members of the Consolidated Group, taken as a whole, (ii) the Company’s or any Guarantor’s ability to perform any of its payment obligations under this Indenture or the other Note Documents, or (iii) the rights and remedies of the Trustee, the Collateral Agent and/or the Holders under this Indenture and the other Note Documents.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, automatic acceleration in accordance with Section 6.02 hereof, notice of redemption, exercise of a Holder’s option to require the Company to purchase or repay the Security, or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Non-Recourse Debt” means (i) any Indebtedness incurred by any Project Financing Subsidiary to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or incurred in connection with the foregoing for, any Rig, which Indebtedness does not provide for recourse against Holdings, TINC or any other Member of the Consolidated Group (other than to such Project Financing Subsidiary with respect to customary non-recourse exceptions, and such recourse as exists under a Performance Guaranty given for the benefit of such Project Financing Subsidiary) or any property or asset of Holdings, TINC or any other Member of the Consolidated Group (other than equity interests of, and such Rig and related assets of, such Project Financing Subsidiary, and such recourse as exists under a Performance Guaranty given for the benefit of such Project Financing Subsidiary) and (ii) any refinancing of such Indebtedness that does not increase the outstanding principal amount thereof (other than to pay costs incurred in connection therewith and the capitalization of any interest, fees or premium) at the time of the refinancing, increase the property subject to any lien securing such Indebtedness, or provide for recourse against any other Member of the Consolidated Group.

“Note Documents” means this Indenture, the Securities, the Securities Guarantees and each Security Document, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Note Party” means each of (i) the Company, (ii) Holdings, (iii) TINC, and (iv) the Collateral Grantors.

“Notes Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any other Note Party arising under this Indenture, the Securities, the Securities Guarantees and the Security Documents (including all principal, premium (including the Make-Whole Premium), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable or arising thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any other Note Party of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Offering Memorandum” means the offering memorandum dated as of July 10, 2018 relating to the offering of the Securities on the Issue Date.

“Officer” means with respect to any Person any one of the Chief Executive Officer, the Chief Financial Officer, the Chairman, any Deputy Chairman, the President, any Senior Vice President, any Vice President, the Controller, the Treasurer, any Director or the Secretary of such Person.

“Officer’s Certificate” means a certificate signed by any one of the Chairman, any Deputy Chairman, President, any Senior Vice President or any Vice President, together with any one of the Treasurer, any Assistant Treasurer, any Director, the Secretary or any Assistant Secretary, of such Person, and delivered to the Trustee or the Collateral Agent, as applicable.

“Opinion of Counsel” means a written opinion of counsel, who may be internal legal counsel for a Note Party, and who shall be reasonably acceptable to the Trustee or the Collateral Agent, as applicable.

“Organizational Documents” with respect to any Person shall mean, as applicable, such Person’s memorandum of association or certificate of incorporation, memorandum and articles of association, certificate of formation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, limited liability company agreement or partnership agreement or, in each case, equivalent organizational documents.

“Outstanding”, when used with respect to Securities, means, as of any date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)         Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)         Securities, or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)         Securities, except to the extent provided in Sections 8.02 and 8.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article 8; and

(4)         Securities which have been issued pursuant to Section 2.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a “protected purchaser” (as defined in Article 8 of the UCC) in whose hands such Securities are valid obligations of the Company;

provided,  however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or are present at a meeting of Holders for quorum purposes, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Performance Guaranties” means all guaranties of TINC, Holdings, or any other Member of the Consolidated Group delivered in connection with the construction financing of Rigs for which firm drilling contracts have been obtained by TINC, Holdings or any other Member of the Consolidated Group.

“Performance Letters of Credit” means all letters of credit issued as support for Non-Recourse Debt or a Performance Guaranty.

“Permitted Collateral Liens” means the following types of Liens:

(a)         Liens securing the Notes Obligations;

(b)         statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith or Liens relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(c)         Liens for taxes or assessments or governmental charges or levies (i) that are not yet delinquent, or which can thereafter be paid without penalty, in each case such that the Lien cannot be enforced or (ii) which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP;

(d)         Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; and

(e)         Liens incurred in the ordinary course of business of the Note Parties arising from Collateral Rig chartering, drydocking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to the Collateral Rig or masters, officers’ or crews’ wages and maritime Liens, in the case of each of the foregoing, (i) which were not Incurred or created to secure the payment of Indebtedness and (ii) (x) for payments not more than ninety (90) days past-due, or which can thereafter be paid without penalty or (y) which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP.

“Permitted Jurisdiction” means, (i) with respect to the Collateral Rig Owner, any of Switzerland, England and Wales, Scotland, Luxembourg, Ireland, Hungary, the Marshall Islands, the Cayman Islands, Denmark, the Netherlands or the United States (or any State thereof, including the District of Columbia) or (ii) with respect to the Collateral Rig Operator, any of Switzerland, England and Wales, Scotland, Luxembourg, Ireland, Hungary, the Marshall Islands, the Cayman Islands, Denmark, the United States (or any State thereof, including the District of Columbia), any current or former member of the European Union, the British Virgin Islands or the Bahamas.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including any governmental authority.

“Pontus Opco” means Transocean Pontus Opco, Inc., a Delaware corporation that as of the Issue Date (x) operates the Collateral Rig, (y) is a direct Wholly-Owned Subsidiary of the Equity Pledgor and (z) is an indirect Wholly-Owned Subsidiary of Holdings and TINC.

“Pontus Owner” means Triton Gemini GmbH, a Swiss limited liability company that as of the Issue Date (x) owns the Collateral Rig, (y) is a direct wholly-owned Subsidiary of the Equity Pledgor and (z) is an indirect wholly-owned Subsidiary of Holdings and TINC.

“Priority Unsecured Notes Subsidiary Guarantor” means a “Subsidiary Guarantor” as defined in the 2023 Notes Indenture or the 2026 Notes Indenture.

“Private Placement Legend” means the legend set forth in Section 2.3(e)(1) of Appendix A hereof to be placed on all Securities issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Project Financing Subsidiary” means any Subsidiary of Holdings or TINC (other than TINC and the Priority Unsecured Notes Subsidiary Guarantors) created for the sole purpose of incurring Non-Recourse Debt to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance and operation of, or otherwise pay the costs and expenses relating to or incurred in connection with the foregoing for, any Rig, and to conduct the business activities for which such Non-Recourse Debt was incurred, provided that substantially all of the assets of such Person are comprised of such Rig so financed.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Local Partner” means any Person that is required or necessary under local law to own Equity Interests in the Collateral Rig Operator as a condition for the operation of the Collateral Rig in such jurisdiction, subject to receipt by the Collateral Agent of an agreement in writing whereby such Person:

(1)         acknowledges the Liens granted in favor of the Collateral Agent to secure the Notes Obligations (a) on the Earnings under the Assignment of Earnings, (b) on the Earnings

Account under the Account Pledge Agreement and any account control agreement related thereto and (c) on the Equity Interests of the Collateral Rig Operator owned by the Equity Pledgor under the applicable Share Pledge Agreement;

(2)         acknowledges that pursuant to the applicable Share Pledge Agreement, the Collateral Agent has the right to foreclose on the Equity Interests of the Collateral Rig Operator owned by the applicable Equity Pledgor and by way of such foreclosure the Collateral Agent shall have the right to transfer such Equity Interests of the Collateral Rig Operator to a Person who is not an Affiliate of Holdings, and such Person agrees that it (a) will not object to any such foreclosure or transfer and (b) will cooperate with the Collateral Agent in connection with any such foreclosure or transfer;

(3)         consents to the foregoing and agrees that it will not take any action that would (a) have the effect of restraining or interfering in any material respect with the assertion by the Collateral Agent or any other Secured Creditor of any claims, or the exercise by the Collateral Agent or any other Secured Creditor of any rights that any of them may at any time have, against the Collateral Rig Operator, any of its direct or indirect Subsidiaries or any of their respective assets, pursuant to or in connection with the Note Documents or (b) otherwise interfere in any material respect with any obligations of the Collateral Rig Operator under the Note Documents;

(4)         agrees that it shall only have the right to receive de minimis dividends, other similar payments or distributions from the Collateral Rig Operator to the extent required or necessary under local law, including upon any liquidation, dissolution or winding up of the Collateral Rig Operator; and

(5)         agrees that it shall not sell, transfer, pledge or encumber the Equity Interests it owns in the Collateral Rig Operator.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided that, if any of Moody’s, S&P or Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available for any reason that is beyond the Company’s control, the Company may select (as certified by a resolution of the Company’s board of directors or other equivalent governing body) a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Reactivation Costs” means any and all costs and expenses associated with the reactivation of a Rig from a stacked condition incurred or accrued through the date such Rig commences commercial operation pursuant to a drilling contract.

“Required Loss of Hire/Loss of Contract Insurance” means loss of hire and loss of contract insurance (i) issued by a commercial insurer(s) with a rating from A.M. Best Company, Inc. or S&P of “A” or better and (ii) with policy limits at least equal to the amount payable if the Securities were called for redemption in full on the first day of the applicable assignment.

“Required Operator Insurance” means operators extra expenses and excess liabilities insurance, in each case, (i) issued by a commercial insurer(s) with a rating from A.M. Best Company, Inc. or S&P of “A” or better and (ii) with policy limits at least equal to the amount payable if the Securities were called for redemption in full on the first day of the applicable assignment.

“Restricted Definitive Security” means one or more Definitive Securities bearing the Private Placement Legend.

“Restricted Global Security” means 144A Global Securities and Regulation S Global Securities.

“Restricted Property” means (a) any Rig; provided that no Rig that has a gross book value of less than 1% of TINC’s Consolidated Net Tangible Assets will be deemed to be a “Rig” for purposes of this clause (a) or (b) the stock or indebtedness of any Subsidiary of TINC owning or leasing a Rig referred to in clause (a).

 “Revolving Credit Facility” means the Credit Agreement, dated as of June 22, 2018, among, inter alia, TINC, Citibank, N.A., as administrative agent and collateral agent, and the lenders party thereto, as amended, supplemented, restated or otherwise modified from time to time.

“Rig” means any drilling rig or drillship that TINC or any of its Subsidiaries leases or owns, either entirely or in part.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any arrangement with any Person pursuant to which TINC, Holdings or any of its Subsidiaries leases any Rig that has been or is to be sold or transferred by TINC, Holdings or any of its Subsidiaries to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between TINC, Holdings and any of its Subsidiaries or between any of its Subsidiaries, (3) leases of a Rig executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of, the Rig, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including the Patriot Act and those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Norway, and the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Creditors” means the Holders of the Securities, the Trustee and the Collateral Agent, each in their respective capacities.

“Securities” means the 6.125% Senior Secured Notes due 2025 issued on the Issue Date.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Guarantee” means each Guarantee of the obligations with respect to the Securities issued by a Guarantor pursuant to the term of this Indenture.

“Security Documents” means each Deed of Quiet Enjoyment, each Share Pledge Agreement, each Account and Receivables Pledge Agreement and any account control agreement related thereto, each Account Pledge Agreement and any account control agreement related thereto, each Assignment of Earnings, each Assignment of Insurances, each Assignment of Bareboat Charter, the Collateral Rig Mortgage, and, after the execution and delivery thereof, each additional security document that grants a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors that is executed pursuant to Section 4.27 or in connection with a Fundamental Change, Collateral Rig Substitution, Drilling Contract Substitution or Flag Jurisdiction Transfer.

“Share Pledge Agreement” has the meaning given such term in the definition of Collateral and Guaranty Requirements.

“Shell” means, collectively, Royal Dutch Shell plc and its Subsidiaries.

“Stated Maturity” means with respect to any Indebtedness, the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment thereof, or any installment of interest thereon, is scheduled to be due and payable, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to such date.

“Subsidiary” means, for any Person, any other Person of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors, managers, or comparable governing board or body of such other Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by any such Person or by one or more of its Subsidiaries.

“Swiss Group Company” means Holdings and any Subsidiary of Holdings organized in Switzerland.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of October 13, 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

 “TINC” means Transocean Inc., a Cayman Islands exempted company that as of the Issue Date is a direct wholly-owned Subsidiary of Holdings.

“Total Consolidated EBITDA” means, for any period, the consolidated net income (as determined in accordance with GAAP) of the Consolidated Group for such period (i) before deducting therefrom any provision for taxes that would be included in determining such net income, (ii) before deducting therefrom any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalized that would be included in determining such net income, (iii) before deducting therefrom any amount attributable to the amortization, depreciation or impairment of assets that would be included in determining such net income, (iv) before taking into account any exceptional items that would be included in determining such net income and (v) before deducting therefrom any amount attributable to Reactivation Costs.  For purposes of calculating Total Consolidated EBITDA:

(a)         acquisitions that have been made by any Member of the Consolidated Group, including through mergers, consolidations or otherwise, and including in each case any related financing transactions (including repayment of Indebtedness) during the relevant reference period or subsequent to such reference period and on or prior to the date on which the calculation of Total Consolidated EBITDA is made (the “Calculation Date”), will be given pro forma effect as if they had occurred on the first day of the applicable reference period, including any consolidated net income and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, provided that such cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto; and

(b)         the consolidated net income attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded.

“Total Consolidated Indebtedness” means, as of any date of determination and without duplication, the sum of all Indebtedness of the Consolidated Group that would be reflected on a consolidated balance sheet of Holdings prepared in accordance with GAAP.  Notwithstanding anything to the contrary in this Indenture, for purposes of calculating Total Consolidated Indebtedness pursuant to the terms of this Indenture, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2017 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2017, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Consolidated Indebtedness on such date to (b) Total Consolidated EBITDA for the most recently ended four full consecutive fiscal quarters ended on or immediately prior to such date.

“Treasury Rate” means as of any date of redemption of the Securities, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to August 1, 2021; provided,  however, that if the period from the redemption date to August 1, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 1, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.  The Company will (1) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date, and (2) prior to such redemption date file with the Trustee an Officer’s Certificate setting forth the Make-Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Definitive Securities” means one or more Definitive Securities that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Securities” means one or more Global Securities that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease which are outstanding on the effective date of such Sale and Leaseback Transaction and which have the benefit of Section 4.07.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Wholly-Owned Subsidiary” means, with respect to any Person, any other Person whose Equity Interests are 100% owned by such Person directly or indirectly, except to the extent that the Equity Interests of such other Person are held by a Qualified Local Partner, but only to the minimum extent necessary under local law for the operation of the Collateral Rig in such jurisdiction.

SECTION 1.02.       Other Definitions

Term	Defined in Section
“144A Global Security”	Appendix A 2.1(a)
“Agent Members”	Appendix A 2.1(b)
“Appendix A”	2.01
“Change of Control Offer”	4.02(a)
“Change of Control Payment Date”	4.02(b)(4)
“covenant defeasance”	8.03
“defeasance”	8.02
“DTC”	2.03
“Event of Default”	6.01
“Global Security”	Appendix A 2.1(a)
“Guaranteed Obligations”	11.01
“Initial Lien”	4.03(c)
“Paying Agent”	2.03
“Registrar”	2.03
“Regulation S Global Security”	Appendix A 2.1(a)
“Trust Indenture Act”	1.06
“U.S. Government Obligations”	8.04

SECTION 1.03.       Rules of Construction.  Unless the context otherwise requires:

(1)         a term has the meaning assigned to it;

(2)         an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)         “or” is not exclusive;

(4)         “including” means including without limitation;

(5)         words in the singular include the plural and words in the plural include the singular;

(6)         all references to the date the Securities were originally issued shall refer to the Issue Date;

(7)         unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(8)         references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9)         unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;

(10)       in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company, other applicable Note Party or Subsidiary of Holdings may classify, divide or reclassify such transaction as it, in its sole discretion, determines; and

(11)       all references to a “first-priority perfected Lien” in this Indenture shall be understood to be subject to Permitted Collateral Liens.

SECTION 1.04.       Agent for Service; Submission to Jurisdiction; Waiver of Immunities.  By the execution and delivery of this Indenture, the Company and each Guarantor (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, Transocean Offshore Deepwater Drilling Inc., 4 Greenway Plaza, Houston, Texas 77046 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities, the Securities Guarantees, this Indenture or any other Note Document that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or, subject to Section 6.07, any Holder of Securities or Securities Guarantees in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Company and written notice of said service to the Company (mailed or delivered to its Secretary at its principal office specified in Section 14.01), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities.

Each of the Company and the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Securities Guarantees, the Securities and any other Note Document, to the extent permitted by law.

SECTION 1.05.       Currency.  References herein to “$”are to lawful money of United States of America.

SECTION 1.06.       No Incorporation by Reference of Trust Indenture Act.  This Indenture is not qualified under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture.  As a result, no provisions of the Trust Indenture Act are incorporated into this Indenture.

Article 2

The Securities

SECTION 2.01.       Form and Dating.  Provisions relating to the Securities are set forth in Appendix A attached hereto (“Appendix A”) which is hereby incorporated in, and expressly made part of, this Indenture.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit 1.1 to Appendix A, which are hereby incorporated in, and expressly made a part of, this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in Appendix A are part of the terms of this Indenture.

SECTION 2.02.       Execution and Authentication.  An Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee, upon a written order of the Company signed by an Officer of the Company, together with the other documents required by Sections 14.02 and 14.03, shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount not to exceed $600,000,000.  Such written order of the Company shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.       Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate reasonable compensation therefor pursuant to Section 7.06.  The Company may change the Paying Agent or Registrar without prior notice to the Holders.  The Company or any of its Affiliates incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

SECTION 2.04.       Paying Agent To Hold Money in Trust.  Prior to each due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or any of its Affiliates acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.       Lists of Holders of Securities.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date with respect to Securities and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.

SECTION 2.06.      Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.  When a Security is presented to the Registrar or a co-registrar, if any, with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture (including Appendix A thereto) are met.  When Securities are presented to the Registrar or a co-registrar, if any, with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Definitive Security or Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07.       Replacement Securities.  If any mutilated Security is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of evidence of authentication in accordance with Section 2.02, shall authenticate a replacement Security if the Trustee’s requirements for replacement of Securities are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Trustee and the Company each may charge such Holder for their expenses in replacing such Security.

Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08.       Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.       Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10.       Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and dispose of in accordance with the Trustee’s policy then in effect (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its retention policy then in effect, unless  the Company directs the Trustee in writing to deliver canceled Securities to the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.       Defaulted Interest.  If the Company defaults in a payment of principal, interest or any other amount on the Securities, the Company shall pay defaulted interest at the rate specified in the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Company may pay the defaulted interest to the persons who are Holders of Securities on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.   At least 15 days before the special record date, the Company (or, upon written request of the Company, the Trustee in the name and at the expense of the Company) will send to each Holder of Securities a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.

SECTION 2.12.      CUSIP Numbers, ISINs, etc.  The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided,  however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

Article 3

Redemption

SECTION 3.01.       Notices to Trustee.  If the Company elects to redeem Securities pursuant to Section 3.08 or Section 3.10, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed, the redemption price, if then ascertainable and the paragraph or subparagraph of such Article or Section of this Indenture pursuant to which the redemption shall occur.

The Company shall give each notice to the Trustee provided for in this Section at least five Business Days prior to the giving of notice of a redemption unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officer’s Certificate from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02.       Selection of Securities to Be Redeemed.  Other than with respect to redemptions pursuant to Section 3.09(a), if fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed (1) if such Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed, (2) if such Securities are not so listed but are in global form, then in accordance with the procedures of the Depositary or (3) if such Securities are not so listed and are not in global form, then on a pro rata basis, although no Security of $2,000 in original principal amount or less will be redeemed in part.  Securities and portions of them the Trustee selects shall be in minimum principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03.       Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall send, or cause to be sent (in the case of Securities held in book-entry form, by electronic transmission) a notice of redemption to each Holder of Securities to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary.  Notwithstanding the above, when notice has to be given to a holder of a global security (including any notice of redemption) such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.  Notices to the Trustee may be given by email in PDF format.  Notices of redemption may be subject to one or more conditions precedent.

The notice shall identify the Securities to be redeemed (including the Issue Date and the certificate number) and shall state:

(1)         the redemption date;

(2)         the redemption price;

(3)         the name and address of the Paying Agent;

(4)         that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)         if fewer than all the Outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)         that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)         the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(8)         any conditions precedent to the redemption of the Securities; and

(9)         that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with an Officer’s Certificate delivered five Business Days prior to notification of the Holders (unless the Trustee consents to a shorter period) requesting that the Trustee give such notice of redemption and containing the information required by this Section.

SECTION 3.04.    Effect of Notice of Redemption.  Once notice of redemption is sent, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, unless the conditions described in the notice of redemption have not been satisfied.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.       Deposit of Redemption Price.  On or prior to 11:00 a.m. Eastern time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.      Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.       Open Market Repurchase.  The Company, Holdings and its other Subsidiaries may at any time and from time to time acquire Securities through redemption, by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of this Indenture, upon such terms and at such prices as the Company, Holdings or its Subsidiaries may determine; provided that, any Securities acquired by the Company, Holdings and its other Subsidiaries shall promptly be surrendered to the Trustee for cancellation.  Any such acquisition shall not operate as or be deemed for any purpose to be a redemption unless the Company has expressly stated that it is exercising its redemption rights hereunder.

SECTION 3.08.       Optional Redemption.

(a)         On or prior to August 1, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Make-Whole Premium as of, and accrued and unpaid interest, if any, to (but not including), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(b)         After August 1, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning after August 1 of the years indicated below:

Year	Percentage
2021	104.594%
2022	103.063%
2023	101.531%
2024 and thereafter	100.000%

(c)         Any redemption pursuant to this Section 3.08 shall be made pursuant to Sections 3.01 through 3.06.

SECTION 3.09.       Mandatory Redemption.

(a)         Commencing on February 1, 2019 and on each subsequent interest payment date, the Company shall redeem the Securities, in part, on a pro rata basis, in an aggregate principal amount equal to $33,000,000, at a redemption price equal to 100% of the portion of the principal amount of the Securities redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption.

(b)         On the date that is the earlier of (x) 120 days after the occurrence of an Event of Loss and (y) three Business Days after the full amount of the insurance proceeds in connection with such Event of Loss are received by any Note Party or other Subsidiary of Holdings, the Company shall redeem 100% of the aggregate principal amount of the Outstanding Securities, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest thereon to, but not including, the date of redemption; provided that if the Collateral Rig is replaced pursuant to a Collateral Rig Substitution before the applicable date specified in the immediately preceding subclauses (x) and (y), no redemption shall be required under this Section 3.09(b).

(c)         On the date that is the earlier of (x) 90 days after (i) the termination of the Drilling Contract or (ii) the expiration of any period for which the dayrate under the Drilling Contract is at zero rate for 365 consecutive days and (y) one Business Day after the termination fee under the Drilling Contract is received by any Note Party or other Subsidiary of Holdings, the Company shall redeem 100% of the aggregate principal amount of the Outstanding Securities, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest thereon to, but not including, the date of redemption; provided that if the Drilling Contract is replaced pursuant to a Drilling Contract Substitution or the termination of the Drilling Contract is rescinded, in each case, before the applicable date specified in the immediately preceding subclauses (x) and (y), no redemption shall be required under this Section 3.09(c).

(d)         Any redemption pursuant to this Section 3.09 shall be made pursuant to Sections 3.02, 3.04, 3.05 and 3.06, and the notices described in Sections 3.01 and 3.03 will be given as soon as practicable for any mandatory redemption pursuant to Section 3.09(b) or 3.09(c), but such notices shall not be required for any mandatory redemption pursuant to Section 3.09(a).  Notices of redemption pursuant to Section 3.09 may not be subject to conditions precedent.

SECTION 3.10.       Tax Redemption.  (a) The Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if the Company determines that:

(1)         as a result of (A) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or (B) any change in the official position regarding the application or interpretation of such laws, treaties, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after (i) July 10, 2018, or (ii) the date a party organized in a jurisdiction other than the Cayman Islands or Switzerland becomes the Company’s successor, the Company or such successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts pursuant to Section 13.01 with respect to any Security; or

(2)         on or after (i) July 10, 2018, or (ii) the date a party organized in a jurisdiction other than the Cayman Islands or Switzerland becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, the Cayman Islands or Switzerland (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in Section 3.10(a)(1), whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in an Opinion of Counsel, will result in the Company, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Securities, and, in any such case, the Company, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company.

(b)         In the event that the Company elects to redeem the Securities pursuant to Section 3.10(a), the Company shall deliver to the Trustee an Officer’s Certificate stating that the Company is entitled to redeem the Securities pursuant to their terms, and the Trustee will accept and shall be entitled to rely absolutely and without further inquiry on such Officer’s Certificate as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.  Any redemption pursuant to Section 3.10(a) shall be made pursuant to Sections 3.01, 3.04, 3.05 and 3.06, and the notice described in Section 3.03 will be given as soon as practicable.

Article 4

Covenants

SECTION 4.01.      Payment of Securities.  The Company shall promptly pay the principal of (and premium including the Make-Whole Premium, if any) and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal, premium and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds in accordance with this Indenture as of 11:00 a.m. Eastern time on the due date money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.      Change of Control Repurchase Event.  (a) Upon the occurrence of a Change of Control Repurchase Event, unless all Securities have been called for redemption pursuant to Section 3.08 or 3.09, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Securities to repurchase all or any part (in denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to the Change of Control Payment.

(b)         Within 45 days following any Change of Control Repurchase Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall send, or cause to be sent, or when the Securities are in the form of Global Securities, send by electronic means pursuant to the Applicable Procedures a notice to each Holder of Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event offering to repurchase the Securities on the Change of Control Payment Date specified in such notice and specifying:

(1)         if applicable, that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Securities at a repurchase price in cash equal to the Change of Control Payment and that all Securities timely tendered will be accepted for payment;

(2)         the circumstances and relevant facts regarding such Change of Control;

(3)         the instructions, as determined by the Company, consistent with this Section 4.02, that a Holder must follow in order to have its Securities purchased;

(4)         the Change of Control Payment and the repurchase date, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”);

(5)         the CUSIP number for the Securities;

(6)         that any Security not tendered will continue to accrue interest;

(7)         that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(8)         that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities to the Paying Agent at the address specified in the notice prior to the close of business on the second Business Day preceding the Change of Control Payment Date;

(9)         that Holders will be entitled to withdraw their election referred to in clause (8) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased;

(10)       that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion will be equal to a minimum of $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(11)       if such notice is sent prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

(c)         The Company shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law.  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.02, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.02 by virtue of such conflict.

(d)         On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)         accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)         deposit with the Trustee or the Paying Agent, as applicable, an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

(3)         deliver or cause to be delivered to the Trustee or the Paying Agent, as applicable, the Securities so accepted by the Company, for cancellation, together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

(e)         The Trustee or the Paying Agent, as applicable, will promptly send to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided, that each new Security will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

(f)         The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.02 applicable to a Change of Control Offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under such Change of Control Offer.

(g)         In the event that Holders of not less than 90% of the aggregate principal amount of the Outstanding Securities accept the Change of Control Offer upon a Change of Control Repurchase Event and the Company purchases all of the Securities held by such Holders, the Company shall have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all of the Securities that remain Outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the Securities redeemed plus any accrued and unpaid interest on the Securities redeemed to, but not including, the date of redemption.

(h)         The provisions set forth in this Section 4.02 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

SECTION 4.03.       Corporate Existence.  Each of the Company and Holdings will, and Holdings will cause the other Note Parties to, preserve and maintain its organizational existence, except (i) for mergers or other business combinations not prohibited by Sections 4.13 and 5.01, (ii) where the failure to preserve, renew or keep in full force and effect the existence of the Company, Holdings or any other Note Party would not reasonably be expected to have a Material Adverse Effect, (iii) in connection with the sale, lease, transfer or other disposition of assets (or equity interests) not otherwise prohibited by this Indenture or (iv) as otherwise expressly permitted in this Indenture.

SECTION 4.04.       Limitation on Liens.

(a)         The Company shall not create, incur, assume or suffer to exist any Lien of any kind on any of its property or assets other than Liens arising by operation of law.

(b)         The Collateral Rig Owner shall not and Holdings shall not permit the Collateral Rig Operator or the Equity Pledgor to create, incur, assume or suffer to exist any Lien of any kind on any Collateral except for Permitted Collateral Liens.

(c)         TINC shall not, and shall not permit or allow any of its Subsidiaries to, create, assume or suffer to exist any Lien on any Restricted Property to secure any Indebtedness of TINC, any  of its Subsidiaries or any other Person (such Lien, the “Initial Lien”), without making effective provision whereby the Indenture and the Securities then Outstanding shall be directly secured equally and ratably with, or prior to, the Indebtedness secured by such Initial Lien for so long as such Indebtedness shall be so secured, except that the foregoing shall not prevent TINC or any of its Subsidiaries (other than the Company, the Collateral Rig Owner and the Collateral Rig Operator, which shall be governed by the restrictions set forth in clause (a) or (b) above, as applicable)  from creating, assuming or suffering to exist Liens of the following character:

(1)         Liens existing on the Issue Date (other than Liens securing the Revolving Credit Facility on the Issue Date) and Liens under the Note Documents;

(2)         Liens already existing on any particular Restricted Property at the time such Restricted Property is acquired,

(3)         Liens already existing on Restricted Property of a corporation or other entity at the time it becomes a Subsidiary of TINC;

(4)         Liens securing Indebtedness incurred pursuant to clause (3) or clause (10) of Section 4.06(a);

(5)         Liens in favor of the United States of America or any State thereof or any other country, or any agency, instrumentality of political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control, or similar revenue bonds;

(6)         Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by TINC or any of its Subsidiaries, or deposits or pledges to obtain the release of any of the foregoing;

(7)         pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which TINC or any of its Subsidiaries is a party, or deposits to secure public or statutory obligations of TINC or any of its Subsidiaries, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which TINC or any of its Subsidiaries is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(8)         Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against TINC or any of its Subsidiaries with respect to which TINC or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens incurred by TINC or any of its Subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which TINC or such Subsidiary is a party;

(9)         Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(10)       any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (9) above, so long as the principal amount of the Indebtedness secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property); and

(11)       any Lien not permitted by clauses (1) through (10) above securing Indebtedness, if after giving effect thereto, Aggregate Debt would not exceed an amount equal to 10.0% of Consolidated Net Tangible Assets measured at the time of incurrence of and after giving effect to such incurrence;

provided that, notwithstanding the foregoing, at no time shall TINC or any Subsidiary thereof create, incur, assume or suffer to exist any Lien of any kind on any Collateral, except for Permitted Collateral Liens.

SECTION 4.05.       Limitation on Indebtedness.  (a) The Company shall not incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness under the Note Documents and (ii) intercompany Indebtedness permitted by Section 4.06(a)(3).

(b)         The Collateral Rig Owner shall not incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness under the Note Documents and (ii) Indebtedness (other than for borrowed money) incurred in the ordinary course of business in connection with the ownership and/or operation of the Collateral Rig.

(c)         Holdings shall not permit the Collateral Rig Operator to incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness (other than for borrowed money) incurred in the ordinary course of business in connection with the operation of the Collateral Rig and (ii) intercompany Indebtedness permitted by Section 4.06(a)(3) solely for the purpose of funding working capital and other operational matters.

SECTION 4.06.       Limitation on Subsidiary Indebtedness.  (a) TINC shall not permit any of its Subsidiaries to Incur, directly or indirectly, any Indebtedness other than:

(1)         existing Indebtedness of a Subsidiary of TINC outstanding on the Issue Date (other than Indebtedness described in clauses (2) and (13) of this Section 4.06(a)), and any subsequent extensions, renewals or refinancings thereof so long as such Indebtedness is not increased in amount (other than amounts incurred to pay costs of such extension, renewal or refinancing), the scheduled maturity date thereof is not shortened (except to the extent such shortened maturity date is subsequent to the maturity date of the Securities (the “Maturity Date”)), any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened, the interest rate per annum applicable thereto is not increased above the then prevailing market rates of interest for similar Indebtedness, and the payments thereunder prior to the Maturity Date are not increased;

(2)         Indebtedness represented by the Securities or the Securities Guarantees;

(3)         intercompany loans and advances between or among Holdings, TINC and the Subsidiaries of TINC; provided that (a) if the obligor on such intercompany loan or advance is the Company or a Guarantor, then such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Notes Obligations; and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings, TINC or a Subsidiary of TINC and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings, TINC or a Subsidiary of TINC, will be deemed, in each case, to constitute an incurrence of such Indebtedness by such Subsidiary that was not permitted by this clause (3);

(4)         Indebtedness under any Interest Rate Protection Agreement or any Currency Rate Protection Agreements;

(5)         Indebtedness (i) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed $300,000,000 in the aggregate at any time outstanding, provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) business day before being included in such aggregate amount;

(6)         Indebtedness of a Person existing at the time such Person becomes a Member of the Consolidated Group or is merged, consolidated or amalgamated with or into TINC or any other Member of the Consolidated Group and not incurred in contemplation of such transaction, and extensions, renewals or refinancings thereof that do not increase the amount of such Indebtedness (other than amounts included to pay costs of such extension, renewal or refinancing);

(7)         Indebtedness (i) under Performance Guaranties and Performance Letters of Credit, and (ii) with respect to letters of credit issued in the ordinary course of business;

(8)         [Reserved;]

(9)         Indebtedness of any Priority Unsecured Notes Subsidiary Guarantor that is subordinate in right of payment to the “Securities Guarantee” (as defined in each of the 2023 Notes Indenture and the 2026 Notes Indenture) of such Priority Unsecured Notes Subsidiary Guarantor;

(10)       Indebtedness Incurred to finance the acquisition, completion of construction and commencement of commercial operation, alteration, repair or improvement of any Rig (including (i) the purchase of the Equity Interests of any entity whose assets consist primarily of Rigs and/or other assets related thereto and (ii) any Guarantees of the Revolving Credit Facility provided to permit the Incurrence of such Indebtedness thereunder); provided that the Indebtedness was Incurred prior to, at the time of or within 12 months after that event and the aggregate principal amount of such Indebtedness does not exceed 85% of the price of such acquisition, construction, alteration, repair or improvement;

(11)       Indebtedness Incurred by any Priority Unsecured Notes Subsidiary Guarantor in an aggregate amount at any one time outstanding under this clause (11) not to exceed the greater of (i) $2.25 billion and (ii) 10.0% of Consolidated Net Tangible Assets measured at the time of Incurrence of any such Indebtedness and after giving effect to such Incurrence;

(12)       Indebtedness Incurred pursuant to Credit Facilities in an aggregate amount at any one time outstanding under this clause (12) not to exceed the greater of (i) $2.4 billion and (ii) 10.0% of Consolidated Net Tangible Assets, less the total Aggregate Debt outstanding at the time of such Incurrence (without double counting for Aggregate Debt Incurred under this clause (12)), measured at the time of Incurrence of any such Indebtedness and after giving effect to such Incurrence; and

(13)       any extension, renewal, refunding, replacement or refinancing (collectively, a “refinancing”) of Indebtedness Incurred pursuant to Section 4.06(a) (1), (2), (10) and this clause (13), provided, that (i) such refinancing Indebtedness will not exceed the principal amount of Indebtedness so refinanced plus an amount necessary to pay fees and expenses, including premiums, related to such refinancing and (ii) the scheduled maturity date thereof is not shortened (except to the extent such shortened maturity date is subsequent to the Maturity Date), any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened, the interest rate per annum applicable thereto is not increased above the then prevailing market rates of interest for similar Indebtedness, and the payments thereunder prior to the Maturity Date are not increased;

provided that, notwithstanding the foregoing, at no time shall the Company, the Collateral Rig Owner or the Collateral Rig Operator be permitted to Incur Indebtedness other than pursuant to Section 4.05.

(b)         Indebtedness permitted by Section 4.06(a) need not be permitted solely by reference to one provision of Section 4.06(a) permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of Section 4.06(a) permitting such Indebtedness.  In the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.06(a), TINC shall be permitted, in its sole discretion, to divide, classify or reclassify all or a portion of such item of Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses of Section 4.06(a).

(c)         The limitations on Subsidiary Indebtedness contained in Section 4.06(a) shall only apply during such time as the Securities are not rated Investment Grade by at least two of three of Moody’s, S&P or Fitch and no Default or Event of Default has occurred and is continuing under this Indenture.

SECTION 4.07.       Limitation on Sale and Lease Back Transactions.  Each of TINC and Holdings shall not enter into any Sale and Leaseback Transaction covering any Rig, nor permit any of its Subsidiaries so to do, unless either:

(a)         TINC, Holdings or such Subsidiary would be entitled to incur Indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased (without equally and ratably securing the Outstanding Securities) because such Liens would be of such character that no violation of the provisions of Section 4.04 would result, or

(b)         TINC or Holdings, as applicable, during the six months immediately following the effective date of such Sale and Leaseback Transaction causes to be applied to (A) the acquisition of any Rig or (B) the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise) an amount equal to the Value of such Sale and Leaseback Transaction;

provided that, notwithstanding the foregoing, the Collateral Rig Owner may not enter into any Sale and Leaseback Transaction covering the Collateral Rig.

SECTION 4.08.       Maintenance of Property; Insurance.

(a)         The Company shall and Holdings shall cause each of the Collateral Rig Owner and the Collateral Rig Operator to, keep all material property necessary to the proper conduct of the business of the Company, the Collateral Rig Owner and the Collateral Rig Operator in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted) with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

(b)         Holdings shall cause the Collateral Rig Owner or the Collateral Rig Operator, as applicable, to:

(1)         keep the Collateral Rig insured or cause a Subsidiary of Holdings to insure the Collateral Rig at no expense to the Trustee or the Collateral Agent with an insured value equal to or greater than 120% of the principal amount of the Outstanding Securities in regard to the risk indicated below:

(A)        hull and machinery (including hull interest insurance, increased value insurance and freight interest insurances, if any); and

(B)        war risks (including common conditions and exclusions) including terrorism, piracy, hijacking and confiscation;

(2)         keep the Collateral Rig insured or cause a Subsidiary of Holdings to insure the Collateral Rig for protection and indemnity risks covering third party liabilities (including vessel pollution risks) as is customary and that a prudent owner of similar vessels would obtain; and

(3)         keep the Collateral Rig insured or cause a Subsidiary of Holdings to insure the Collateral Rig with such other insurances as a prudent owner of similar vessels of the same age and type would obtain or would legally be required to obtain when operating in the same trade and geographic area as the Collateral Rig, as well as any insurances required to meet the requirements of the jurisdiction where the Collateral Rig is employed;

all such insurances referred to in Section 4.08(b)(1) through (b)(3) (collectively, the “Insurances”), to be maintained in a manner consistent with the applicable Insurances in place on the Issue Date and consistent with insurance obtained by similarly situated vessel owners engaged in the same or similar business;

(4)         effect the Insurances or cause or procure the same to be effected:

(A)        in such amounts and upon such terms and with such deductibles as shipowners engaged in the same or similar business and similarly situated would deem commercially prudent under the circumstances; and

(B)        through the Collateral Rig Owner’s marine insurance broker, which shall be an internationally recognized marine insurance broker such as but not limited to AON, Lockton, McGriff, JLT or Marsh (the “Owner’s Insurance Broker”), and reputable independent insurance companies and/or underwriters (including mutual insurance schemes and /or captive insurance schemes) in Europe, North America, the Far East and other established insurance markets, including TINC’s wholly-owned affiliated insurance company, except that the Insurances against protection and indemnity risks may be effected by the entry of the Collateral Rig with protection and indemnity associations which are members of the International Group of Protection and Indemnity Associations (together with any successor association or replacement body of such associations, the “IGA”) or, if the IGA has disbanded and there is no successor or replacement body of associations, other leading protection and indemnity associations and the insurances against war risks may be effected by the entry of the Collateral Rig with leading war risks associations (hereinafter called the “Insurers”);

(5)         renew or replace all such Insurances or cause or procure the same to be renewed or replaced before the relevant policies or contracts expire;

(6)         duly and punctually pay, or cause duly and punctually to be paid, all premiums, calls, contributions or other sums that are due and payable in respect of all such Insurances, and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances, except for such obligations and conditions the failure to comply with which would not result in the cancellation of such Insurances;

(7)         procure that all policies, binders, cover notes or other instruments of the Insurances referred to in Section 4.08(b)(1)(A) and (B) above shall be taken out in the name of the Collateral Rig Owner or the Collateral Rig Operator and shall incorporate a loss payable clause, which shall be in excess of $25,000,000, naming the Collateral Agent as loss payee prepared in compliance with the terms of the Assignment of Insurances along with standard letters of undertaking;

(8)         upon request of the Trustee (acting at direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities), procure that copies of all original instruments of Insurances shall be from time to time delivered to the Collateral Agent after receipt by the Collateral Rig Owner or the Collateral Rig Operator thereof;

(9)         not employ the Collateral Rig or suffer the Collateral Rig to be employed otherwise than in conformity in all material respects with the terms of all policies, bindings, cover notes or other instruments of the Insurances (including any warranties express or implied therein) without first obtaining the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Insurers may prescribe; and

(10)       cause any proceeds in respect of the Insurances referred to in paragraphs (1) through (3) above to be paid to the Collateral Rig Owner (subject to provisions as to named insureds, additional insureds and loss payees in favor of the Collateral Agent as required by this Section 4.08(b)).

SECTION 4.09.       Financial Reports and Other Information

(a)         Holdings and the other Note Parties, as applicable, will furnish to the Trustee:

(1)         not later than the earlier of (x) sixty days after the end of each of the first three fiscal quarters of each fiscal year of Holdings and (y) five days after the date Holdings is required to file (taking into account any extension of time, deemed filing date or safe harbor contemplated or provided for by Rule 12b-25, Rule 13a-11(c) and Rule 15d-11(c) under the Exchange Act) with the SEC its report on Form 10-Q with respect to each of such fiscal quarters, the consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC, and certified by the chief financial officer of Holdings, that they fairly present in all material respects the financial condition of the Consolidated Group as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated (publicly filing Holdings’ Form 10-Q with the SEC in any event will satisfy the requirements of this clause (1), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through https://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto; provided, however, the Trustee shall have no obligation whatsoever to determine whether or not such materials are available on such website));

(2)         not later than the earlier of (x) 120 days after the end of each fiscal year of Holdings and (y) five days after the date Holdings is required to file (taking into account any extension of time, deemed filing date or safe harbor contemplated or provided for by Rule 12b-25, Rule 13a-11(c) and Rule 15d-11(c) under the Exchange Act) with the SEC its report on Form 10-K with respect to such fiscal year, the consolidated balance sheet of the Consolidated Group as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm and in the form filed with the SEC (publicly filing Holdings’ Form 10-K with the SEC in any event will satisfy the requirements of this clause (2), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through https://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto; provided, however, the Trustee shall have no obligation whatsoever to determine whether or not such materials are available on such website));

(3)         not later than 75 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, the unaudited consolidated balance sheet of the Collateral Rig Owner and the Collateral Rig Operator as at the end of such fiscal quarter and the related consolidated statements of income for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, which shall be prepared in a manner consistent with Holdings’ quarterly internal reporting processes and will generally be based on GAAP principles but need not be prepared in accordance with GAAP; and

(4)         not later than 120 days after the end of each fiscal year of Holdings, the unaudited consolidated balance sheet of the Collateral Rig Owner and the Collateral Rig Operator as at the end of such fiscal year and the related consolidated statements of income for such fiscal year, which shall be prepared in a manner consistent with Holdings’ annual internal reporting processes and will generally be based on GAAP principles but need not be prepared in accordance with GAAP.

(b)         Compliance Certificates.  The Company shall deliver to the Trustee and the Collateral Agent, concurrently with each delivery of financial statements required by Section 4.09(a)(3) and (a)(4), a certificate from an Officer of the Company (in his or her capacity as such and not in his or her individual capacity) stating (i) that a review of the activities of the Company during the preceding fiscal quarter or fiscal year, as the case may be, has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the other Note Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, that the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the other Note Documents and no Default or Event of Default exists (or, if a Default or Event of Default exists, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and (ii) either (x) that all action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and all amendments, supplemental indentures, financing statements, continuation statements and other documents, as are necessary to maintain the perfected Liens created under the Security Documents under applicable law and reciting the details of such action or referring to prior such certificates in which such details are given or (y) that no such action is necessary to maintain such Liens.  In addition, such certificate shall include a reasonably detailed calculation of the Collateral Rig Leverage Ratio and the Total Leverage Ratio for such period and whether Holdings is in compliance with the covenants set forth in Sections 4.14 and 4.15.  If such certificate states that the Total Leverage Ratio as of the last day of the relevant fiscal quarter of Holdings exceeds 10.00:1.00, the Company shall notify the Collateral Agent to, and the Collateral Agent shall promptly, instruct the relevant depositary bank under the control agreements or Account and Receivables Pledge Agreement or

Account Pledge Agreement, as applicable, for the Earnings Account and Bareboat Account to institute a Blocked Period (as defined in Section 4.15) (such instruction, a “Blocking Notice”).  If such certificate states that no Default or Event of Default exists and the Total Leverage Ratio as of the last day of the relevant fiscal quarter of Holdings is equal to or less than 10.00:1.00, the Company shall notify the Collateral Agent to, and the Collateral Agent shall promptly, instruct the relevant depositary bank under the control agreements or Account and Receivables Pledge Agreement or Account Pledge Agreement, as applicable, for the Earnings Account and Bareboat Account to revoke any then existing Blocked Period and Blocking Notice.

(c)         Statement of Dayrates.  Holdings shall disclose dayrates under the Drilling Contract in the Fleet Status Report at least quarterly.

(d)         Revenue Efficiency Table.  Within the time periods required for delivery of financial statements required by Section 4.09(a)(1) and (a)(2) after the end of each fiscal quarter of each fiscal year of Holdings, the Company shall deliver to the Trustee a revenue efficiency table that includes the Collateral Rig within a category thereof unless such information has been included in the quarterly SEC filings of Holdings.

(e)         Insurance Schedule.  Within 30 days after each insurance renewal, the Company shall deliver to the Trustee an annual schedule of insurance coverage with respect to the Collateral Rig.

(f)         Maintenance of Datasite.  The Company shall maintain, or cause to be maintained, an internet accessible datasite that can be accessed by beneficial owners of the Securities or prospective purchasers of beneficial ownership of the Securities (subject to reasonable confidentiality restrictions), which shall contain all of the information required to be delivered pursuant to clauses (a), (b), (d) and (e) of this Section 4.09 (unless otherwise publicly available), the Offering Memorandum and a summary of the projections made available to the initial purchaser of the Securities, based upon the material assumptions and other projections previously provided to the initial purchaser of the Securities, which summary shall be available on such datasite until such projections no longer constitute material non-public information.  Such datasite may be password protected so long as such password is made available to beneficial owners of the Securities and bona fide prospective purchasers of beneficial ownership of the Securities.  Access to such datasite may be limited to QIBs and “non-U.S. persons” within the meaning of the rules and regulations under the Securities Act.  Holdings and the Company agree that if any information included on such datasite would constitute, within the meaning of the rules and regulations of  the Exchange Act, material non-public information with respect to any securities of Holdings or any of its Subsidiaries, other than the Securities, Holdings and the Company shall promptly publicly disclose such information such that it shall not constitute material non-public information.

(g)         Notice of Default.          So long as any of the Securities are Outstanding, the Company will deliver to the Trustee, within 30 days after any Officer of the Company becoming aware of the occurrence of any Default or Event of Default that has not been cured, a written statement specifying such Default or Event of Default and what action the Company is taking or proposing to take with respect thereto.

(h)         Delivery of reports, information and documents to the Trustee under this Section 4.09 (other than Section 4.09(b))  is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from the information contained therein, including the Company’s compliance or non-compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants described herein or to determine whether such reports, information or other documents have been filed with the SEC or EDGAR or posted on any website or datasite under this Indenture, or participate in any conference calls.

SECTION 4.10.       Trustee Inspection Rights.  Upon reasonable notice from the Trustee (acting at direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities), Holdings will cause the Company, the Collateral Rig Owner and the Collateral Rig Operator to permit the Trustee (and such Persons acting for the Trustee as the Trustee may reasonably designate) during normal business hours at the Company’s sole expense, to visit and inspect any of the properties of the Company or the Collateral Rig Owner or, in the case of the Collateral Rig Operator, the Collateral Rig, to examine all of their books and records (with respect to the Collateral Rig Operator, solely with respect to the Collateral Rig), to make copies and extracts therefrom (subject to reasonable confidentiality restrictions), and to discuss their respective affairs, finances and accounts (with respect to the Collateral Rig Operator, solely with respect to the Collateral Rig) with their respective officers and independent public accountants (and by this provision each of the Company, the Collateral Rig Owner and Holdings, on behalf of the Collateral Rig Operator, authorizes such accountants to discuss with the Trustee (and such Persons acting for the Trustee as the Trustee may reasonably designate) the affairs, finances and accounts of the Company and the Collateral Rig Owner and with respect to the Collateral Rig Operator, solely with respect to the Collateral Rig), all as often, and to such extent, as may be reasonably requested.  The chief financial officer of Holdings and/or his or her designee shall be afforded the opportunity to be present at any meeting of the Trustee and such accountants.

SECTION 4.11.       Conduct of Business.  (a) The Company shall not conduct, transact or otherwise engage in any material business or operations other than (i) actions limited to those necessary to repay the Notes Obligations; (ii) actions related to the ownership of any intercompany loans or receivables held by the Company; and (iii) payment of guarantee fees as Holdings or its Subsidiaries in their  reasonable discretion determines are required for tax purposes.

(b)         The Collateral Rig Owner shall not conduct, transact or otherwise engage in any material business or operations other than (i) actions reasonably related to ownership and/or operation of the Collateral Rig; (ii) actions reasonably related to obligations under the Bareboat Charter; (iii) actions reasonably related to the maintenance of the Bareboat Accounts and the pledge of the Bareboat Accounts to the Collateral Agent; (iv) actions reasonably related to transfers of the Collateral Rig in accordance with Section 4.29 and so long as the Collateral and Guaranty Requirements are satisfied, immediately after giving effect to such transfer; (v) making loans to Affiliates; (vi) receipt from the Company of guarantee fees as Holdings or its Subsidiaries in their reasonable discretion determines are required to be paid for tax purposes; and (vii) contributing funds to the Company.

(c)         Holdings shall not permit the Collateral Rig Operator to conduct, transact or otherwise engage in any material business or operations other than (i) actions reasonably related to the operation of the Collateral Rig; (ii) actions reasonably related to obligations under the Drilling Contract or the Bareboat Charter; (iii) actions reasonably related to the maintenance of the Earnings Accounts and the pledge of Earnings Accounts to the Collateral Agent; (iv) making loans to and borrowing loans from Affiliates in accordance with Section 4.05(c); (v) actions reasonably related to transfers of the Bareboat Charter and the Drilling Contract in accordance with Section 4.29 and so long as the Collateral and Guaranty Requirements are satisfied, immediately after giving effect to such transfer; and (vi) receipt from the Company of guarantee fees as Holdings or its Subsidiaries in their reasonable discretion determines are required to be paid for tax purposes.

SECTION 4.12.       Use of Proceeds; Margin Regulations; Company Activities.

(a)         Use of Proceeds.  The proceeds of the Securities shall be used by the Company to make one or more intercompany loans to TINC or other non-Swiss Affiliates of TINC for the purpose of partially financing the construction, acquisition, improvement, alteration or repair of the Collateral Rig and to fund the Debt Service Reserve Account to be maintained by the Trustee in accordance with the terms of Section 7.10.  No proceeds of the Securities shall be loaned to Pontus Owner, Holdings, or any other Swiss Group Company or be otherwise used in a manner which would constitute a "use of proceeds in Switzerland" (Mittelverwendung in der Schweiz), as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Withholding Tax.

(b)         Margin Stock.  Neither the Company nor Holdings shall, and Holdings shall not permit any Note Party or any other Member of the Consolidated Group to, (i) engage in the business of extending credit for the purpose of purchasing or carrying margin stock in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or (ii) use any proceeds of the Securities for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(c)         Company Activities; Limitations on Use of Proceeds.  The Company shall (i) maintain its incorporation, day-to-day management and all board of directors meetings outside of Switzerland and (ii) comply at all times with all conditions and requirements of the Swiss Federal Tax Administration so that no proceeds of the Securities will be used in a manner constituting a use of proceeds (Mittelverwendung in der Schweiz) as interpreted by the Swiss Federal Tax Administration for purposes of Swiss withholding tax unless and until either (1) use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the Securities becoming subject to withholding or deduction for Swiss Withholding Tax as a consequence of such use of proceeds in Switzerland or (2) the Swiss Federal Tax Administration has confirmed by way of a tax ruling that any such use of proceeds in Switzerland does not result in payments in respect of the Securities becoming subject to withholding or deduction for Swiss Withholding Tax.

SECTION 4.13.       Restrictions on Fundamental Changes.

(a)         Holdings will not, in any transaction or series of transactions, consolidate with or merge into or engage in a scheme of arrangement qualifying as an amalgamation with any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person (each such transaction, a “Fundamental Change”), unless:

(1)         either (x) Holdings shall be the continuing Person or (y) the Person (if other than Holdings)  formed by such consolidation or into which Holdings is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Holdings Successor”) (i) shall become a Guarantor hereunder and assume by supplemental indenture, assumption agreement or otherwise, in each case in form and substance reasonably satisfactory to the Trustee, all obligations of Holdings hereunder, (ii) the Collateral Rig Owner is the direct or indirect wholly-owned Subsidiary of the Holdings Successor and the Collateral Rig Operator is the direct or indirect Wholly-Owned Subsidiary of the Holdings Successor, in each case, immediately after giving effect to such Fundamental Change and (iii) the Collateral and Guaranty Requirements in respect of the Collateral Rig remain satisfied immediately after giving effect to such Fundamental Change;

(2)         immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)         the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental indenture, assumption agreement or other agreement (if any) required under Section 4.13(a)(1) comply with this Indenture.

(b)         TINC will not, in any transaction or series of transactions, consummate a Fundamental Change, unless:

(1)         either (x) TINC shall be the continuing Person or (y) the Person (if other than TINC)  formed by such consolidation or into which TINC is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “TINC Successor”) (i) shall become a Guarantor hereunder and assume by supplemental indenture, assumption agreement or otherwise, in each case in form and substance reasonably satisfactory to the Trustee, all obligations of TINC hereunder, (ii) the Collateral Rig Owner is the direct or indirect wholly-owned Subsidiary of the TINC Successor and the Collateral Rig Operator is the direct or indirect Wholly-Owned Subsidiary of the TINC Successor, in each case, immediately after giving effect to such Fundamental Change and (iii) the Collateral and Guaranty Requirements in respect of the Collateral Rig remain satisfied immediately after giving effect to such Fundamental Change;

(2)         immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)         the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental indenture, assumption agreement or other agreement (if any) required under Section 4.13(b)(1) comply with this Indenture.

(c)         The Collateral Rig Owner will not, in any transaction or series of transactions, consummate a Fundamental Change, unless:

(1)         either (x) Collateral Rig Owner immediately prior to consummation of such Fundamental Change shall be the continuing Person or (y) the Person (if other than the Collateral Rig Owner immediately prior to consummation of such Fundamental Change) formed by such consolidation or into which the Collateral Rig Owner immediately prior to consummation of such Fundamental Change is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Successor Collateral Rig Owner”) (i) is a Subsidiary of Holdings and TINC (or their respective successors) that is in compliance with Section 4.11(b) and Section 4.29, (ii) is organized under the laws of a Permitted Jurisdiction, (iii) shall become the Collateral Rig Owner, a Guarantor and a Collateral Grantor hereunder and assume by supplemental indenture, assumption agreement or otherwise, in each case in form and substance reasonably satisfactory to the Trustee, all obligations of the Collateral Rig Owner under the applicable Note Documents and (iv)  the Collateral and Guaranty Requirements in respect of the Collateral Rig remain satisfied immediately after giving effect to such Fundamental Change;

(2)         immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)         the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental indenture, assumption agreement or other agreement (if any) required under Section 4.13(c)(1) comply with this Indenture.

(d)         Holdings shall not permit the Collateral Rig Operator to, in any transaction or series of transactions, consummate a Fundamental Change, unless:

(1)         either (x) Collateral Rig Operator immediately prior to consummation of such Fundamental Change shall be the continuing Person or (y) the Person (if other than the Collateral Rig Operator immediately prior to consummation of such Fundamental Change) formed by such consolidation or into which the Collateral Rig Operator immediately prior to consummation of such Fundamental Change is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Successor Collateral Rig Operator” and together with the Holdings Successor, the TINC Successor and the Successor Collateral Rig Owner, each a “Note Party Successor”) (i) is a Subsidiary of Holdings and TINC (or their respective successors) that is in compliance with Section 4.29, (ii) is organized under the laws of a Permitted Jurisdiction, (iii) is a party to the Drilling Contract (including, for the avoidance of doubt, pursuant to clause (b) of the definition of “Drilling Contract”), (iv) shall become the Collateral Rig Operator and a Collateral Grantor hereunder, and assume by supplemental indenture, assumption agreement or otherwise, in each case in form and substance reasonably satisfactory to the Trustee, all obligations of the Collateral Rig Operator under the applicable Note Documents and (v) the Collateral and Guaranty Requirements in respect of the Collateral Rig remain satisfied immediately after giving effect to such Fundamental Change;

(2)         immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)         the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental indenture, assumption agreement or other agreement (if any) required under Section 4.13(d)(1) comply with this Indenture.

(e)         For the avoidance of doubt, (x) the term “merger” as used in this Section 4.13 includes an amalgamation under Cayman Islands law, and the term “all or substantially all of its assets”, as used in this Section 4.13, with respect to any Note Party, shall be computed on a consolidated basis, (y) entry into a drilling contract or bareboat charter shall not constitute a sale, lease, conveyance, transfer or other disposition subject to this Section 4.13 and (z) a reference to “series of transactions” in this Section 4.13 shall mean a series of related transactions.

(f)         Upon any Fundamental Change of any Note Party described in the preceding clauses (a) through (d) in which the applicable Note Party is not the continuing Person, or the Person to which any sale, lease, conveyance, transfer or other disposition is made in accordance with this Section 4.13, the applicable Note Party Successor shall succeed to, and be substituted for, and may exercise every right and power of the applicable predecessor Note Party under this Indenture, the Securities and the other applicable Note Documents with the same effect as if such Note Party Successor had been named as the applicable Note Party herein and therein and the predecessor Note Party, in the case of a sale, transfer, conveyance, or other disposition, shall be released from all obligations under this Indenture, the Securities and the other Note Documents, provided, that in the case of a lease of all or substantially all its assets, the predecessor Note Party will not be released from its obligations under this Indenture, the Securities or other applicable Note Documents.

SECTION 4.14.       Collateral Rig Leverage Ratio.  The Company will not permit the Collateral Rig Leverage Ratio as of the last day of any fiscal quarter of Holdings ending during the periods specified below to exceed the corresponding ratio set forth below:

Fiscal Quarter Ending	Maximum Collateral Rig Leverage Ratio
After the Issue Date through March 31, 2020	5.75:1.00
On April 1, 2020 through March 31, 2022	4.75:1.00
On April 1, 2022 through March 31, 2024	3.50:1.00
Thereafter	2.50:1.00

Neither the Trustee nor the Collateral Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this Section 4.14 (as to which the Trustee and the Collateral Agent are entitled to rely exclusively on the quarterly compliance certificate delivered by the Company pursuant to Section 4.09(b)).

SECTION 4.15.       Total Leverage Ratio.

(a)         If the Total Leverage Ratio exceeds 10.00:1.00 as of the last day of any fiscal quarter of Holdings, then all amounts on deposit in the Bareboat Account and the Earnings Account and all future amounts deposited into the Bareboat Account or the Earnings Account shall be swept and deposited into accounts established in the name of the Collateral Agent after the Collateral Agent delivers a Blocking Notice (as defined in Section 4.09(b)) and the relevant depositary bank restricts access by the Collateral Rig Owner and Collateral Rig Operator to the Bareboat Account and Earnings Account, respectively, until such Blocking Notice is revoked in accordance with Section 4.09(b) (each such period, a “Blocked Period”).  During any Blocked Period, the Company may request (not more frequently than once per week) disbursements and withdraw from such accounts of the Collateral Agent by executing and delivering a Blocked Period Withdrawal Certificate the form of which is attached hereto as Appendix O for any amounts (a) necessary to make required payments of principal and interest on the Securities, (b) necessary to maintain the Debt Service Reserve, (c) utilized in connection with the ownership and/or operation of the Collateral Rig (including overhead allocations as well as direct costs) and (d) utilized in connection with the performance of the Drilling Contract.  In addition, during any Blocked Period, the Company may request disbursements and withdraw from such accounts of the Collateral Agent by executing and delivering a Blocked Period Withdrawal Certificate requesting the disbursement of an amount such that after giving effect to such disbursement, the aggregate amount of funds held by the Collateral Agent in such accounts plus the amount in the Debt Service Reserve Account exceeds the principal amount of the Outstanding Securities.  For the avoidance of doubt, during any Blocked Period, Holdings may continue to cause the Collateral Rig Operator to pay amounts due under the Bareboat Charter into the Bareboat Account, and the Collateral Rig Owner may continue to pay amounts due under the Bareboat Charter, if any, into the Earnings Account by delivering a Blocked Period Withdrawal Certificate. At any time during which the Total Leverage Ratio is equal to or less than 10.00:1.00 as of the last day of any fiscal quarter of Holdings and no Default or Event of Default exists, the Collateral Rig Owner and the Collateral Rig Operator shall have unrestricted access to the Bareboat Account or the Earnings Account, as applicable, subject to the conditions set forth in Section 4.18 and the Collateral Agent’s revocation of the Blocking Notice as described in Section 4.09(b) if any Blocked Period had previously been in effect.  The Company shall deliver to the Trustee and the Collateral Agent written notice of the commencement and termination of a Blocked Period, which shall be included in the quarterly compliance certificate delivered by the Company pursuant to Section 4.09(b).  Neither the Trustee nor the Collateral Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this Section 4.15 (as to which the Trustee and the Collateral Agent are entitled to rely exclusively on the quarterly compliance certificate delivered by the Company pursuant to Section 4.09(b)).

(b)         Concurrently with the execution of this Indenture, the Company shall deliver to the Collateral Agent Appendix N, which contains the authorized signer designations in Part A thereof.

(c)         The Collateral Agent shall confirm each funds transfer instruction received in the name of the Company by means of the security procedure selected by the Company and communicated to the Collateral Agent through a signed certificate in the form of Appendix N attached hereto, which upon receipt by the Collateral Agent shall become a part of this Indenture. Once delivered to the Collateral Agent, Appendix N may be received or rescinded only by a writing signed by an authorized representative of the Company. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Collateral Agent a reasonable opportunity to act on it. If a revised Appendix N or a rescissions of an existing Appendix N is delivered to the Collateral Agent by an entity that is a successor-in-interest to the Company, such document shall be accompanied by additional documentation satisfactory to the Collateral Agent showing that such entity has succeeded to the rights and responsibilities of the Company under this Indenture.

(d)         The Company understands the Collateral Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedures selected by the Company may result in a delay in accomplishing such funds transfer, and agree that the Collateral Agent shall not be liable for any loss caused by any such delay.

SECTION 4.16.       [Reserved].

SECTION 4.17.       Collateral Rig Classifications; Operation of Collateral Rig; Registry, Name and Flag.

(a)         Holdings shall cause the Collateral Rig Operator to operate the Collateral Rig in a manner consistent with reasonable industry practice and to keep the Collateral Rig in a good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted) so as to ensure that the Collateral Rig is classified by an Acceptable Classification Society, at minimum at the same standard of classification as set forth in the classification certificate as in effect on the Issue Date or other highest classification as is applicable for rigs of its age and type with such classification society, free of any overdue conditions affecting the classification of the Collateral Rig for which no extension has been granted by the Acceptable Classification Society; provided that temporary lapses of such classification as may from time to time arise as a result of the normal operation of the Collateral Rig shall not be deemed to be a breach of this Section 4.17 so long the Collateral Rig Owner or the Collateral Rig Operator is using commercially reasonable efforts to remedy such lapses and actually promptly remedies such lapses.

(b)         Holdings shall cause the Collateral Rig Operator to (i) make or cause to be made all repairs to or replacement of any damaged, worn or lost parts or equipment such that the value of the Collateral Rig will not be materially impaired and (ii) except as otherwise contemplated by this Indenture, not remove any material part of, or item of, equipment owned by the Note Parties installed on the Collateral Rig except in the ordinary course of the operation and maintenance of the Collateral Rig or unless (x) the part or item so removed is forthwith replaced by a suitable part or item which is in similar condition as or better condition than the part or item removed, is free from any Lien (other than Permitted Collateral Liens) in favor of any Person other than the Collateral Agent and becomes, upon installation on such Collateral Rig, the property of the Note Parties and subject to the security constituted by the Collateral Rig Mortgage or (y) the removal, individually or in the aggregate, will not materially diminish the value of such Collateral Rig.

(c)         The Collateral Rig Owner shall, or Holdings shall cause the Collateral Rig Operator to, promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines,

penalties, debts, damages and liabilities whatsoever in respect of the Collateral Rig which have given or may give rise to maritime or possessory Liens (other than Permitted Collateral Liens) on, or claims enforceable against, the Collateral Rig other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of the Collateral Rig pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if reasonably possible, the release of the Collateral Rig from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require.

(d)         Holdings shall cause the Collateral Rig Operator to maintain, or cause to be maintained by the charterer or lessee of the Collateral Rig, a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act to the extent that such certificate may be required by applicable legal requirements for the Collateral Rig and such other similar certificates as may be required in the course of the operations of the Collateral Rig pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable legal requirements.

(e)         The Collateral Rig Owner will not, and Holdings will not permit the Collateral Rig Operator or any of its Subsidiaries to, engage in the following undertakings:

(i)          without giving prior written notice thereof to the Collateral Agent and the Trustee and otherwise in compliance with this Indenture, change the registered owner, name, or official number, as the case may be, the class of the Collateral Rig;

(ii)         bareboat charter register the Collateral Rig, other than in the Acceptable Flag Jurisdiction in which the Collateral Rig is currently flagged; or

(iii)       change the registered flag registry (except in connection with a Flag Jurisdiction Transfer) or classification society of the Collateral Rig to a classification society that is not an Acceptable Classification Society, as the case may be.

SECTION 4.18.       Deposit of Earnings.

(a)         Holdings shall cause the Collateral Rig Operator to cause all Earnings to be deposited into the Earnings Account, and subject to Section 4.15 so long as (i) there does not exist an Event of Default for which notice has been received from the Collateral Agent of its intent to exercise its remedies in accordance with this Indenture and (ii) none of Holdings or TINC or any their respective Subsidiaries have commenced or become the subject of an insolvency proceeding, the Collateral Rig Operator shall have full control of the funds within the Earnings Account.  Without limiting Holdings’ or the Collateral Rig Owner’s obligations in respect of this Section 4.18, Holdings agrees that, in the event any Note Party receives any “Earnings Collateral” (as defined in the Assignment of Earnings) or “Insurance Collateral” (as defined in the Assignment of Insurances), or any such Earnings Collateral or Insurance Collateral are deposited other than in the Earnings Account, Holdings shall, or shall cause such other Note Party to, promptly deposit all such proceeds into an Earnings Account.

(b)         The Collateral Rig Owner shall cause all earnings, hires, freights, income and other sums payable to the Collateral Rig Owner in respect of the Collateral Rig under the Bareboat Charter or otherwise derived from the Bareboat Charter to be deposited into the Bareboat Account, and subject to Section 4.15 so long as (i) there does not exist an Event of Default for which notice has been received from the Collateral Agent of its intent to exercise its remedies in accordance with this Indenture and (ii) none of Holdings or TINC or any their respective Subsidiaries have commenced or become the subject of an insolvency proceeding, the Collateral Rig Owner shall have full control of the funds within the Bareboat Account.

SECTION 4.19.       Debt Service Reserve.  The Company shall not permit the balance in the Debt Service Reserve Account to, at any time, be less than the amount of the Debt Service Reserve.  The Company shall provide written notice to the Trustee if the balance in the Debt Service Reserve Account is less than the amount of the Debt Service Reserve.

SECTION 4.20.       Limitation on Dividends.  (a) The Collateral Rig Owner shall not declare or pay any dividend or make any other similar payment or distribution on account of its Equity Interests (including, without limitation, any payment in connection with any merger, consolidation or amalgamation of the Collateral Rig Owner) or to the direct or indirect holders of its Equity Interests in their capacity as such.

(b)         Holdings shall not permit the Collateral Rig Operator to declare or pay any dividend or make any other similar payment or distribution on account of its Equity Interests (including, without limitation, any payment in connection with any merger, consolidation or amalgamation of the Collateral Rig Operator) or to the direct or indirect holders of its Equity Interests in their capacity as such, other than de minimis dividends, other similar payments or distributions required or necessary under local law.

SECTION 4.21.       Intercompany Loans.  (a) Holdings shall cause Collateral Rig Operator and its other Subsidiaries to document all transfers of funds received from the Drilling Contract, or proceeds thereof, that are transferred between the Collateral Rig Operator and any of its Affiliates (other than payments on the Bareboat Charter and ordinary course intercompany billings) as intercompany loans.

(b)         The Collateral Rig Owner shall document all transfers of funds received by it under the Bareboat Charter to any of its Affiliates (other than ordinary course intercompany billings and payments of amounts due to the Collateral Rig Operator under the Bareboat Charter) as intercompany loans.

(c)         All intercompany loans owed to the Collateral Rig Owner in accordance with clause (b) above, shall (i) be documented in the form of intercompany loan agreements or intercompany notes and (ii) shall be pledged in favor of the Collateral Agent pursuant to an Account and Receivables Pledge Agreement in accordance with clause (8) of the definition of “Collateral and Guaranty Requirements”.  All intercompany loans entered into in accordance with clause (a) or (b) above shall be senior debt obligations of the obligors under such intercompany loans and rank equal with the other senior unsecured debt of such obligors.

SECTION 4.22.       Maintenance of Accounts.  (a) Holdings shall cause the Collateral Rig Operator to at all times maintain the Earnings Account, and the Earnings Account shall at all times be in the name of Collateral Rig Operator and be subject to a springing account control agreement in form and substance reasonably satisfactory to the Collateral Agent.

(b)         The Collateral Rig Owner shall at all times maintain the Bareboat Account, and the Bareboat Account shall at all times be in the name of Collateral Rig Owner and be subject to a springing account control agreement in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.23.       Performance under Contracts; Non-Interference.

(a)         Holdings shall cause the Collateral Rig Operator to duly and punctually perform and observe in all material respects all obligations and conditions under the Bareboat Charter and the Drilling Contract.

(b)         The Collateral Rig Owner shall duly and punctually perform and observe in all material respects all obligations and conditions under the Bareboat Charter.

(c)         Each of TINC, Holdings and each Subsidiary of Holdings, shall not (i) interfere with the Collateral Rig Operator’s performance under the Drilling Contract and rights of the Collateral Rig Operator to receive the benefits thereunder, (ii) cause, directly or indirectly, the Collateral Rig Operator to breach its obligations under the Drilling Contract, or (iii) otherwise interfere with the Drilling Contract in any manner other than providing assistance to the Collateral Rig Operator to perform its obligations under the Drilling Contract.

SECTION 4.24.       Taxes.  Holdings shall cause each of the Company, the Collateral Rig Owner and the Collateral Rig Operator to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.25.       Compliance with Laws; Policies and Procedures.

(a)         Without limiting any of the other covenants in this Article 4, each of the Company, the Collateral Rig Owner and the Collateral Rig Operator shall (i) conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 4.25 shall not require the Company, the Collateral Rig Owner or the Collateral Rig Operator to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect, (ii) comply in all material respects with all obligations it might have under Anti-Corruption Laws, (iii) comply in all material respects with all applicable Sanctions, (iv) comply in all material respects with all laws and regulations applicable to the Collateral Rig and the ownership, employment, operation, management and registration of the Collateral Rig, including the applicable ISM Code, ISPS Code, Environmental Laws, and the laws of the applicable Flag Jurisdiction and (v) not employ the Collateral Rig, nor allow its employment, operation or management, in any manner contrary in any material respect to any applicable law or regulation, including, but not limited to the applicable ISM Code, ISPS Code, Environmental Laws and Sanctions.

(b)         The Company and Holdings shall maintain in effect and enforce policies and procedures intended to ensure compliance by the Company and each other Note Party and their respective officers, directors, employees and agents with Anti-Corruption Laws and Sanctions.

SECTION 4.26.       Limitation on Modifications of Certain Documents.

(a)         Neither the Company nor the Collateral Rig Owner shall, and Holdings shall not permit the Collateral Rig Operator to, amend, modify or change its Organizational Documents other than in a transaction permitted by Sections 4.13 or 5.01 or any amendments, modifications or changes which are  materially adverse to the interests of the Holders; provided that, the Collateral Rig Operator shall be permitted to convert to a Delaware limited liability company;

(b)         The Collateral Rig Owner shall not, and Holdings shall not permit the Collateral Rig Operator, to terminate the Bareboat Charter (other than in connection with a Collateral Rig Substitution, the permitted transfer of a Collateral Rig pursuant to Section 4.29 or the Collateral Rig Owner becoming the Collateral Rig Operator) or amend or otherwise modify the terms of the Bareboat Charter in a manner that is materially adverse to the interests of the Holders, provided that amendments regarding the following shall be permitted:

(1)         periodic adjustments to the amounts payable under the Bareboat Charter as negotiated between the Collateral Rig Operator and the Collateral Rig Owner in accordance with applicable transfer pricing requirements, including the timing thereof;

(2)         cash payments between the Collateral Rig Owner and the Collateral Rig Operator required as a result of a settlement of a tax dispute with a taxing authority or as a result of a transfer pricing study in connection with the filing of a tax return; and

(3)         changes allowing the Collateral Rig Owner to make payments to the Collateral Rig Operator in any period in which it is reasonably anticipated that the Collateral Rig Operator would, in the absence of such payments, incur an operating loss with respect to the Collateral Rig.

(c)         Holdings shall cause the Collateral Rig Operator not to amend or modify the Drilling Contract in any manner that, individually or taken as a whole with other amendments or modifications, would be materially adverse to the Holders; provided that any amendment or modification to the Drilling Contract that decreases the termination fees thereunder, shortens the tenor thereof or, when taken together with all facts and circumstances, materially diminishes the ability of the Company to timely pay principal and interest on the Notes shall be deemed to be materially adverse to the Holders; provided, further that any assignment described in the definition of “Drilling Contract” shall be deemed not to be materially adverse to the Holders.

SECTION 4.27.       Further Assurances.

(a)         Each Collateral Grantor party hereto agrees that it will, and Holdings agrees to cause each other Collateral Grantor to, at any time and from time to time, at the expense of such Collateral Grantor, promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, to ensure that the Collateral and Guaranty Requirements are satisfied with respect to the Collateral Rig, including to perfect and protect any Lien granted or purported to be granted by the Security Documents, or to enable the Collateral Agent to exercise and enforce its rights and remedies under the Security Documents.  Without limiting the generality of the foregoing, the Collateral Rig Owner shall, and Holdings shall cause each Equity Pledgor and the Collateral Rig Operator to, execute, if required, and file, or cause to be filed, such financing or continuation statements under the Uniform Commercial Code (or any non-U.S. equivalent thereto), or amendments thereto, such amendments or supplements to the Collateral Rig Mortgage (including any amendments required to maintain Liens granted by the Collateral Rig Mortgage), and such other instruments or notices, to protect and preserve the Liens granted or purported to be granted by the Security Documents.

(b)         Subject to Section 12.05, each Collateral Grantor party hereto hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the Uniform Commercial Code (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of such Collateral Grantor, as applicable, where permitted by law.  The Collateral Agent will promptly send the Company a copy of any financing or continuation statements which it may file without the signature of the relevant Collateral Grantor and the filing or recordation information with respect thereto.

(c)         In the event that the Collateral Rig is transferred to a Subsidiary of Holdings in accordance with Sections 4.13 and 4.29, as applicable, Holdings will cause the Subsidiary to which the Collateral Rig is transferred and any Subsidiary of Holdings which directly owns the Equity Interests of such Subsidiary, to the extent not already an Equity Pledgor, to satisfy the Collateral and Guaranty Requirements with respect to the Collateral Rig (including the requirement for the Collateral Rig Owner to execute a supplemental indenture substantially in the form of Appendix D hereto pursuant to which such Person will become a Guarantor) and the Equity Interests of the Collateral Rig Owner and take such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Indenture had such Subsidiary(ies) been the Collateral Rig Owner or an Equity Pledgor, as applicable, on the Issue Date (including the delivery of relevant opinions, officer certificates, resolutions and organizational documents) and deliver to the Collateral Agent an Officer’s Certificate confirming that the Collateral and Guaranty Requirements are satisfied and the Opinions of Counsel required as part of such Collateral and Guaranty Requirements.

(d)         In the event that the Drilling Contract is transferred to a Subsidiary of Holdings in accordance with Sections 4.13 and 4.29, as applicable, Holdings will cause the Subsidiary to which the Drilling Contract is transferred and any Subsidiary of Holdings which directly owns the Equity Interests of such Subsidiary (other than any Equity Interests of the Collateral Rig Operator owned by a Qualified Local Partner, if applicable at such time), to the extent not already an Equity Pledgor, to satisfy the Collateral and Guaranty Requirements with respect to the Drilling Contract and such Equity Interests of the Collateral Rig Operator and take such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Indenture had such Subsidiary been the Collateral Rig Operator or an Equity Pledgor, as applicable, on the Issue Date (including the delivery of relevant opinions, officer certificates, resolutions and organizational documents) and deliver to the Collateral Agent an Officer’s Certificate confirming that the Collateral and Guaranty Requirements are satisfied and the Opinions of Counsel required as part of such Collateral and Guaranty Requirements.

(e)         Notwithstanding any provision contained herein or in any other Note Document, Collateral Rig Substitutions will be permitted so long as Holdings causes the Collateral Rig Owner to satisfy the Collateral and Guaranty Requirements with respect to the Collateral Rig contemporaneously with the consummation of such Collateral Rig Substitution and take such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Indenture had the substituted Acceptable Rig been the Collateral Rig on the Issue Date (including the delivery of relevant opinions, officer certificates, resolutions and organizational documents).

(f)         Notwithstanding any provision contained herein or in any other Note Document, Drilling Contract Substitutions will be permitted so long as Holdings causes the Collateral Rig Operator to satisfy the Collateral and Guaranty Requirements with respect to the Drilling Contract contemporaneously with the consummation of such Drilling Contract Substitution and take such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Indenture had the substituted Acceptable Drilling Contract been the Drilling Contract on the Issue Date (including the delivery of relevant opinions, officer certificates, resolutions and organizational documents).

SECTION 4.28.       Master Services Agreement.  Holdings shall cause the Collateral Rig Operator to continue to be a party to the Master Services Agreement and to have access to the Services (as defined therein) and personnel provided thereunder in order to comply with the performance standards under the Drilling Contract until the stated expiration date of the Drilling Contract regardless of whether the Collateral Rig Owner or the Collateral Rig Operator remains an Affiliate of Holdings.

SECTION 4.29.       Transfer of Collateral Rig; Transfer of Drilling Contract.  The Collateral Rig Owner shall not transfer the Collateral Rig or its rights under the Bareboat Charter to any other Person and

Holdings shall not permit the Collateral Rig Operator to transfer its rights under the Drilling Contract to any other Person, in each case, other than (i) to a Subsidiary of Holdings and (ii) subject to the satisfaction of the following conditions:

(a)         such Subsidiary of Holdings has no Liens other than those permitted under the Indenture to be incurred by the Collateral Rig Owner or the Collateral Rig Operator, as applicable;

(b)         such Subsidiary of Holdings has no material contingent liabilities outside the ordinary course of business that would be reasonably likely to have a Material Adverse Effect on it or that would adversely affect the enforceability of any Lien for the benefit of the Holders or on any Securities Guarantee;

(c)         such Subsidiary of Holdings shall have provided to the Collateral Agent all relevant board resolutions and shareholder resolutions (if necessary) authorizing the consummation of the transactions contemplated by the Note Documents to which it will become a party and copies of its Organizational Documents;

(d)         such Subsidiary of Holdings shall have provided to the Trustee all necessary and customary “know your customer” information and documentation;

(e)         such Subsidiary of Holdings shall have no litigation by any entity (private or governmental) pending or threatened with respect to the Securities or any Note Document, or which has had or would reasonably be expected to have, a Material Adverse Effect;

(f)         such Subsidiary of Holdings shall have provided a solvency certificate to the Collateral Agent from the President of TINC setting forth the conclusion that such Subsidiary, on an individual basis, is not insolvent;

(g)         such Subsidiary of Holdings shall have provided to the Collateral Agent all relevant legal opinions from counsel in relevant jurisdictions;

(h)         such Subsidiary of Holdings shall have executed and delivered to the Collateral Agent all Security Documents necessary to satisfy the Collateral and Guaranty Requirements, and the Collateral Agent shall have a first-priority perfected security interest in the Collateral purported to be covered by such agreements, subject to Permitted Collateral Liens, in each case, as certified by such Subsidiary in an Officer’s Certificate;

(i)          such Subsidiary of Holdings shall provide insurance materials that satisfy the Collateral and Guaranty Requirements and the requirements set forth in Section 4.08;

(j)          such Subsidiary of Holdings shall certify that the representations and warranties set forth on Annex I hereto applicable to it as the Collateral Rig Owner or Collateral Rig Operator, as applicable, are true and correct in all material respects; and

(k)         the Company shall deliver an Officers’ Certificate to the Trustee and the Collateral Agent certifying that all of the requirements of the immediately preceding clauses (a) through (j) (other than clause (d)) are satisfied and the Collateral Agent is authorized to enter into the applicable Security Documents in connection therewith.

SECTION 4.30.       Post-Bankruptcy Restrictions.  Holdings shall, and Holdings shall cause its Subsidiaries to, not take or support any of the following actions after the occurrence of an Event of Default under Section 6.01(f) or (g): (a) reject the Drilling Contract or the Bareboat Charter; or (b) challenge any transfer made in connection with the Note Documents as a preference or fraudulent conveyance.

SECTION 4.31.       Waiver of Certain Covenants.  Holdings may and may cause any Subsidiary of Holdings to omit in any particular instance to comply with any term, provision or condition set forth in the Indenture or any applicable Note Document (other than any term, provision or condition the amendment or waiver of which would require the consent of each Holder of an Outstanding Security affected thereby, pursuant to Section 10.02), if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Holdings and the Subsidiaries of Holdings and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder.  If a record date is fixed, the Holders of such record date, or their duly appointed agents, and only such Persons shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date, provided that unless the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Article 5

Successor Company

SECTION 5.01.       Consolidation, Merger and Sale of Assets.  The Company will not, in any transaction or series of transactions, consolidate with or merge into or engage in a scheme of arrangement qualifying as an amalgamation with any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

(1)         either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Successor”) expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to all the Securities and the performance of the Company’s covenants and obligations under this Indenture and the Securities;

(2)         immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)         the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture (if any) comply with this Indenture.

For the avoidance of doubt, (x) the term “merger” includes an amalgamation under Cayman Islands law, and the term “all or substantially all of its assets”, with respect to the Company, shall be computed on a consolidated basis”, (y) entry into a drilling contract or bareboat charter shall not constitute a sale, lease, conveyance, transfer or other disposition subject to this Article 5 and (z) a reference to “series of transactions” in this Article 5 shall mean a series of related transactions.

SECTION 5.02.       Successor Company Substituted.  Upon any consolidation or merger of the Company, in which the Company is not the continuing entity, or any sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Securities with the same effect as if such Successor had been named as the Company herein and the predecessor Company, in the case of a sale, conveyance, transfer or other disposition, shall be released from all obligations under this Indenture and the Securities, provided, that in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from its obligations under this Indenture or the Securities.

Article 6

Defaults and Remedies

SECTION 6.01.       Events of Default.  Each of the following is an “Event of Default” with respect to the Securities:

(a)         failure to pay interest on any Security when such interest becomes due and payable and such default is continued for 30 days;

(b)         failure to pay principal of (or premium including the Make-Whole Premium, if any, on) any Security when it becomes due and payable;

(c)         failure by the Company to make an offer in connection with a Change of Control Repurchase Event in accordance with the provisions described under Section 4.02 of this Indenture;

(d)         failure to comply with any covenant or agreement in this Indenture in respect of the Securities, and such default or breach is continued for 90 days (or 150 days with respect to Section 4.09 of this Indenture; provided,  however, that beginning on the 91st day the Note Parties are not in compliance with Section 4.09, additional interest at a rate of 0.25% per annum shall become due and payable (in the same manner and at the same time as regular interest payments) on the Securities until such covenant is complied with) after there has been given to the Company a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal of Outstanding Securities affected thereby (other than a default in performance, or breach, of a covenant or agreement specifically dealt with in clauses (a), (b) or (c) above);

(e)         any Securities Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Securities Guarantee or pursuant to the terms of this Indenture or other applicable Note Document) or any Guarantor denies or disaffirms its obligations under its Securities Guarantee;

(f)         the Company or any other Note Party pursuant to or within the meaning of any Bankruptcy Law:

(1)         commences a voluntary case,

(2)         consents to the entry of an order for relief against it in an involuntary case,

(3)         consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(4)         makes a general assignment for the benefit of its creditors;

(g)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

(1)         is for relief against the Company or any other Note Party as debtor in an involuntary case,

(2)         appoints a Bankruptcy Custodian of the Company or any other Note Party or a Bankruptcy Custodian for all or substantially all of the property of the Company, or any other Note Party or

(3)         orders the liquidation of the Company or any other Note Party;

(h)         except as permitted by the Note Documents, the Security Documents shall for any reason cease to create a valid and perfected first-priority Lien (subject to Permitted Collateral Liens) on any portion of the Collateral having a fair market value in excess of $25,000,000 (in each case, other than in accordance with the terms of this Indenture or the terms of the Security Documents); provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 45 days after any Officer of any Collateral Grantor becomes aware of such failure, which failure has not been cured during such time period, or (ii) any Collateral Grantor asserts in writing that any Lien created under the Security Documents is invalid or unenforceable; or

(i)          if Shell (or any other entity that is the counterparty under the Drilling Contract) is more than 120 days late with respect to the making of any payment due under the Drilling Contract, the failure by the Collateral Rig Operator to actively pursue remedies under the Drilling Contract with respect to such nonpayment.

Upon the occurrence of an Event of Default pursuant to this Section 6.01 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action taken by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in any Notice of Default, which record date shall be the close of business on the day the Trustee shall have received such Notice of Default.  The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after expiration of such 90-day period, a Notice of Default contrary to or different from a Notice of Default previously given by a Holder, or from giving, after the expiration of such period, a Notice of Default identical to a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a record date in respect thereof shall be set pursuant to the provisions of this Section 6.01.

SECTION 6.02.       Acceleration of Maturity; Rescission and Annulment.  If an Event of Default described in Section 6.01 (other than Event of Default specified in Section 6.01(f) or (g)) with respect to Securities at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount, if any, of the Outstanding Securities, declare the principal amount of all of the Securities and all interest thereon to be due and payable immediately, together with the Make-Whole Premium, if any, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration such amounts shall become immediately due and payable.  Upon the occurrence of an Event of Default specified in Section 6.01(f) or (g), the principal amount of all of the Securities, all interest thereon, and the Make-Whole Premium, if any, shall automatically and immediately become due and payable.

For the avoidance of doubt, if the principal amount of the Securities is paid on or prior to August 1, 2021, the Make-Whole Premium provided under Section 3.08 hereof shall be paid, even if such payment is made following acceleration pursuant to this Section 6.02. The Company will pay the Make-Whole Premium, as compensation to the Holders for the loss of their investment opportunity and not as a penalty, whether or not an Event of Default specified in Section 6.01(f) or (g) has occurred and (if an Event of Default specified in Section 6.01(f) or (g) has occurred) without regard to whether the event causing such Event of Default is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Securities and other Notes Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means.  Any premium payable pursuant to this Section 6.02 shall be presumed to be the liquidated damages sustained by each Holder as a result of the early repayment of the Securities and the Note Parties agree that it is reasonable under the circumstances currently existing.  EACH NOTE PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE MAKE-WHOLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Make-Whole Premium is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Make-Whole Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders and the Company giving specific consideration in this transaction for such agreement to pay the Make-Whole Premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the Make-Whole Premium to the Trustee for the ratable benefit of the Holders as herein described is a material inducement to Holders to purchase the Securities.

At any time after such a declaration of acceleration with respect to Securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)         the Company has paid or deposited with the Trustee a sum sufficient to pay in U.S. dollars,

(A)        all overdue interest, if any, on all Outstanding Securities,

(B)        all unpaid principal of (and premium including the Make-Whole Premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest, if any, on such unpaid principal (and premium including the Make-Whole Premium, if any) at the rate or rates prescribed therefor in such Securities,

(C)        to the extent that payment of such interest is lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and

(D)        all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)         all Events of Default with respect to Securities other than the non-payment of amounts of principal of (or premium including the Make-Whole Premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon the Trustee providing any declaration of acceleration, or rescission and annulment thereof pursuant to this Section 6.02 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be the close of business on the date the Trustee shall have provided such declaration of acceleration, or rescission and annulment, as the case may be.  The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date (or their duly appointed agents), such declaration of acceleration, or rescission and annulment, as the case may by, shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a declaration of acceleration, or a rescission and annulment of any such declaration, contrary to or different from a declaration previously given by a Holder, or from giving, after the expiration of such period, a declaration identical to a declaration of acceleration, or rescission and annulment thereof, as the case may be, that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date shall be established pursuant to the provisions of this Section 6.02.

SECTION 6.03.       Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(1)         default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)         default is made in the payment of the principal of (or premium including the Make-Whole Premium, if any, on) any Security at the Maturity thereof and on any date required under Section 3.09, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium including the Make-Whole Premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium including the Make-Whole Premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name, as Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04.       Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium including the Make-Whole Premium, if any, or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)         to file and prove a claim for the whole amount of principal (and premium including the Make-Whole Premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)         to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05.       Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.06.       Application of Money Collected.  Any money collected by the Trustee or the Collateral Agent pursuant to this Article (including upon any realization of any Lien upon Collateral) shall, subject to the terms of the Security Documents, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium including the Make-Whole Premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee or the Collateral Agent under Section 7.06;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium including the Make-Whole Premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium including the Make-Whole Premium, if any) and interest, if any, respectively; and

THIRD: The balance, to the Person or Persons entitled thereto.

SECTION 6.07.       Limitation on Suits.  No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities, or the other Note Documents, or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless:

(1)         such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2)         the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)         such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)         the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)         no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder affects, disturbs or prejudices the rights of other Holders or obtains or seeks to obtain priority or preference over such other Holders or enforces any right under this Indenture).

SECTION 6.08.      Unconditional Contractual Right of Holders to Receive Principal, Premium and Interest.  Subject to the following sentence, notwithstanding any other provision in this Indenture, the Holder of any Security shall have the contractual right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article 8) and in such Security of the principal of (and premium including the Make-Whole Premium, if any) and interest, if any, on such Security on the Stated Maturity or any Maturities (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such contractual rights shall not be impaired without the consent of such Holder.  Notwithstanding the foregoing, no amendment to, or deletion or waiver of any of the covenants described in Article 4 of this Indenture (other than Section 4.01) or in any other Note Document or any action taken by the Company or Guarantors not prohibited hereunder (other than with respect to actions set forth in the first paragraph of Section 10.02) shall be deemed to impair or affect any rights of any Holder to receive payment of principal of, and premium, interest and Additional Amounts, if any, on, the Notes.

SECTION 6.09.       Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.10.       Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11.       Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12.       Control by Holders.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities in respect of which an Event of Default has occurred shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Outstanding Securities, provided that in each case (1) such direction shall not be in conflict with any rule of law or with this Indenture, and (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Upon receipt by the Trustee of any such direction with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any further action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such direction, which record date shall be the close of business on the day the Trustee shall have received such direction.  The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or a duly appointed agent of a Holder) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from a direction previously given by a Holder, or from giving, after the expiration of such period, a direction identical to a direction that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date in respect thereof shall be set pursuant to the provisions of this Section 6.12.

SECTION 6.13.       Waiver of Past Defaults.  Subject to Section 6.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Outstanding Securities waive any past Default or Event of Default hereunder, except a default

(1)         in the payment of the principal of (or premium including the Make-Whole Premium, if any) or interest on any Security or the payment of Additional Amounts, if any, or

(2)         in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past Default or Event of Default hereunder.  If a record date is fixed, the Holders on such record date (or their duly designated agents), and only such Persons, shall be entitled to waive any such default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the other Note Documents; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.14.       Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 25% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium including the Make-Whole Premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the redemption date).

SECTION 6.15.       Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted; provided that this Section shall not prohibit the Company from exercising any rights it may have under this Indenture to contest any actions taken by the Trustee pursuant to this Section.

Article 7

Trustee

SECTION 7.01.       Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)         Except during the continuance of an Event of Default:

(1)         the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)         The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)         this paragraph does not limit the effect of paragraph (b) of this Section;

(2)         the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

(d)         Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)         The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)         Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)         Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.02.       Rights of Trustee.  Subject to Section 7.01:

(a)         The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)         Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)         The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)         The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)         The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)         Unless otherwise specified in this Indenture, any demand, request or notice from the Company will be sufficient if signed by an Officer of the Company.

(g)         The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h)         The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i)          In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(k)         The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent and each agent, custodian and other Person employed to act hereunder.

(l)          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m)        The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n)         The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(o)         No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action would violate applicable law binding upon it.

SECTION 7.03.       Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Section 7.09.

SECTION 7.04.       Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture (or any supplement thereto), the Securities or any of the Note Documents, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture, any Note Document or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05.       Notice of Defaults.  If a Default occurs with respect to the Securities and is continuing and written notice of such Default has been received by the Trustee as specified in Section 7.02(j), the Trustee shall send to each Holder a notice of the Default within 30 days after  such written notice of it is received by a Trust Officer of the Trustee.  Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.     Compensation and Indemnity.  The Company and the Guarantors, jointly and severally, agree to: (i) pay to the Trustee from time to time reasonable compensation for its services as has been agreed to by the Company and the Trustee, which compensation shall not be limited by any law on compensation of a trustee of an express trust; (ii) reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services (such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, advisors, accountants and experts); and (iii) indemnify, defend, protect and hold harmless the Trustee (in its individual capacity and Trustee capacities) and its directors, officers and agents against any and all loss, damage, claims, liability, cost or expense (including reasonable attorneys’ fees and expenses and court costs) incurred by it in connection with the acceptance or administration of this Indenture and the trusts thereunder and the performance of its duties hereunder or any of the Note Documents (including the costs and expenses of enforcing this Indenture against the Company or any of the Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Company, any Priority Unsecured Notes Subsidiary Guarantor, or any Collateral Grantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder or any of the Note Documents.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense found by a court of competent jurisdiction in a final, non-appealable judgment to have been incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law or any similar federal, provincial, territorial or state law for the relief of debtors.

SECTION 7.07.       Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee with respect to the Securities by so notifying with 31 days prior notice to the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(1)         the Trustee fails to comply with Section 7.09;

(2)         the Trustee is adjudged bankrupt or insolvent;

(3)         a receiver or other public officer takes charge of the Trustee or its property; or

(4)         the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Securities.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense) or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08.       Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09.       Corporate Trustee Required; Eligibility.  (a) There shall at all times be a Trustee hereunder which shall be:

(1)         a corporation organized and doing business under the laws of the United States, or of any state or territory thereof, or of the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or state authority, or

(2)         a corporation or other person organized and doing business under the laws of a foreign government permitted to act as a Trustee pursuant to a rule, regulation or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees.

(b)         The Trustee shall have at all times a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

SECTION 7.10.       Debt Service Reserve Account.

(a)         The Trustee agrees to open and maintain (other than with respect to funding) the Debt Service Reserve Account at all times. All amounts contained in the Debt Service Reserve Account are to be held in trust by the Trustee.

(b)         At any time that the amount on deposit in the Debt Service Reserve Account exceeds the Debt Service Reserve, the Company may withdraw the amount of such excess by executing and delivering a DSRA Withdrawal Certificate the form of which is attached hereto as Appendix L; provided that, the Company shall not make more than two such withdrawals in any calendar year.

(c)         Concurrently with the execution of this Indenture, the Company shall deliver to the Trustee Appendix N, which contains the authorized signer designations in Part A thereof.

(d)         The Trustee shall confirm each funds transfer instruction received in the name of the Company by means of the security procedure selected by the Company and communicated to the Trustee through a signed certificate in the form of Appendix N attached hereto, which upon receipt by the Trustee shall become a part of this Indenture. Once delivered to the Trustee, Appendix N may be received or rescinded only by a writing signed by an authorized representative of the Company. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Trustee a reasonable opportunity to act on it. If a revised Appendix N or a rescissions of an existing Appendix N is delivered to the Trustee by an entity that is a successor-in-interest to the Company, such document shall be accompanied by additional documentation satisfactory to the Trustee showing that such entity has succeeded to the rights and responsibilities of the Company under this Indenture.

(e)         The Company understands the Trustee’s inability to receive or confirm funds transfer instructions pursuant to the security procedures selected by the Company may result in a delay in accomplishing such funds transfer, and agree that the Trustee shall not be liable for any loss caused by any such delay.

Article 8

Defeasance and Covenant Defeasance

SECTION 8.01.       Option to Effect Defeasance or Covenant Defeasance.  The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all Outstanding Securities and Securities Guarantees upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.       Defeasance.  Upon the Company’s exercise of the above option applicable to this Section, the Company (and each other Note Party) shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities (including the Securities Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities (including the Securities Guarantees) which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (A) and (B) below and to have satisfied all its other obligations under such Securities, the Securities Guarantees and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive solely from the trust fund described in Section 8.04 and as more fully set forth in such Section, payments in respect of the principal of and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 2.06, 2.07 and 2.09, and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 13.01, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder and (D) this Article 8.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03.       Covenant Defeasance.  Upon the Company’s exercise of the above option applicable to this Section, and unless and until the Company has exercised its option applicable to Section 8.02, the Company (and each other applicable Note Party) shall be released from its obligations under

Article 4 (other than Sections 4.01, 4.03 and 4.09(b)) with respect to the Outstanding Securities (including the Securities Guarantees), any covenant added to this Indenture subsequent to the Issue Date and the covenants contained in the other Note Documents on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”, and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration (and the consequences thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder).  For this purpose, such covenant defeasance means that with respect to such Outstanding Securities the Company (and any applicable Note Party) may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenants set out in Article 4 (other than Sections 4.01, 4.03 and 4.09(b)), any covenant added to this Indenture subsequent to the Issue Date and the covenants contained in the other Note Documents, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities shall be unaffected thereby.  In addition, upon the Company’s exercise of such covenant defeasance, subject to the conditions set forth in Section 8.04 below, Clauses (c), (d) and (f) of Section 6.01 hereof shall not constitute “Events of Default”.

SECTION 8.04.       Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to application of either Section 8.02 or Section 8.03 to the Outstanding Securities and Securities Guarantees:

(1)         the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments;

(2)         pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S. Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest, if any, in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment of principal of and premium including the Make-Whole Premium, if any, and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient in the case of (A), (B) or (C), in each case after deducting therefrom the amount contained in the Debt Service Reserve Account as of such date, in the opinion of a nationally recognized firm of financial advisors or independent chartered professional accountants (expressed in a written certification thereof delivered to the Company, as evidenced by an Officer’s Certificate delivered to the Trustee), without consideration of any reinvestment of interest, to pay and discharge, and which shall be applied by the Trustee (or other qualifying Trustee) to pay and discharge, the principal of (and premium including the Make-Whole Premium, if any) and interest, if any, on the Outstanding Securities on the Stated Maturity (or redemption date, if applicable) of such principal or interest, if any.  For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian or the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt;

(3)         no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowings);

(4)         such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company or any Guarantor is a party or by which it is bound (other than this Indenture or any other Note Document and the agreements governing any other Indebtedness being defeased, discharged or replaced);

(5)         in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(6)         in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(7)         the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 8.02 or the covenant defeasance under Section 8.03 (as the case may be) have been complied with.

The Collateral will be released from the Liens securing the Note Obligations, as provided in Section 12.02 upon defeasance or covenant defeasance in accordance with the provisions of this Section 8.04.

SECTION 8.05.     Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the Outstanding Securities (including the Securities Guarantees) shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 or the principal (and premium including the Make-Whole Premium, if any) and interest, if any received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a company request any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of financial advisors or independent public accountants (expressed in a written certification thereof delivered to the Company, together with an Officer’s Certificate delivered to the Trustee), are, including in the calculation thereof the amount contained in the Debt Service Reserve Account as of such date, in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 8.06.       Reinstatement.  If the Trustee or any paying agent is unable to apply any money in accordance with Section 8.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture, the Note Documents and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05; provided,  however, that if the Company makes any payment of principal of (or premium including the Make-Whole Premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or paying agent.

Article 9

Satisfaction and Discharge

SECTION 9.01.       Satisfaction and Discharge of Indenture.  (a)  This Indenture and the other Note Documents shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as contemplated by Article 13), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the other Note Documents, when:

(1)         either:

(A)        all Outstanding Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for which payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation, or

(B)        all Outstanding Securities and not theretofore delivered to the Trustee for cancellation:

(i)          have become due and payable by reason of the delivery of a notice of redemption or otherwise, or

(ii)         shall become due and payable at their Stated Maturity within one year, or

(iii)       are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose an amount in cash in the currency in which the Securities of such Securities are payable, sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium including the Make-Whole Premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or redemption date, as the case may be, in each case after deducting therefrom the amount contained in the Debt Service Reserve Account as of such date; or

(2)         the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities (other than contingent obligations or liabilities for which no claim or demand for payment has been made); and

(3)         the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b)         After the conditions to discharge contained in this Article 9 have been satisfied, and the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder, and delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the other Note Parties under this Indenture and the other Note Documents.

Article 10

Amendment, Supplement and Waiver

SECTION 10.01.     Without Consent of Holders.  The Company, the other Note Parties, the Trustee, and the Collateral Agent (if applicable) at any time and from time to time, may amend or supplement this Indenture and other Note Documents without notice to or consent of any Holder to:

(a)         cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or other Note Documents, provided such action shall not adversely affect the interests of the Holders of Securities in any material respect;

(b)         provide for the assumption of the Company’s, a Collateral Grantor’s or a Guarantor’s obligations in the case of a merger, amalgamation or consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the Company’s, such Collateral Grantor’s or such Guarantor’s assets in accordance with Sections 4.13 or 5.01, as applicable;

(c)         provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)         to allow any Guarantor to execute a supplemental indenture with respect to the Securities and to add any additional Guarantor;

(e)         add to the covenants of the Company or any other Note Party for the benefit of the Holders of the Securities or to surrender any right or power herein or in the other Note Documents conferred upon the Company or any other Note Party;

(f)         [intentionally omitted];

(g)         to enter into additional or supplemental Security Documents and to add additional assets as Collateral to secure the Securities and the Securities Guarantees;

(h)         to release, terminate or discharge, or to confirm and evidence the release, termination or discharge of, any Collateral or any Securities Guarantee when permitted or required by this Indenture or the Security Documents or to amend or supplement any Security Document in accordance with this Indenture or the Security Documents, including, without limitation, upon the replacement of a Collateral Rig Owner in connection with a transfer of the Collateral Rig or the replacement of a Collateral Rig Operator in connection with a transfer of the Drilling Contract, in each case, in accordance with Section 4.29;

(i)          to enter into any and all Security Documents and the transactions contemplated thereby respecting the registration and mortgaging of the Collateral Rig and to perfect the security interests and Liens granted therein;

(j)          to accept and consent to, and to take, any and all steps to perfect a security interest in the Collateral Rig and other Collateral granted pursuant to the Security Documents;

(k)         evidence and provide for the acceptance of appointment hereunder by a successor Trustee or a successor Collateral Agent and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(l)          supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Securities pursuant to Sections 8.01, 8.02, 8.03 and 9.01; provided that any such action shall not adversely affect the interests of the Holders of Securities or any other series of Securities in any material respect; or

(m)        comply with Article 5 or Section 4.13.

After an amendment under this Section 10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

SECTION 10.02.     With Consent of Holders.  Except as provided above in Section 10.01 and below in this Section 10.02, the Company, the other Note Parties, the Trustee and the Collateral Agent (if applicable) may amend this Indenture and the other Note Documents with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected.  However, without the consent of each Holder of an Outstanding Security affected thereby, an amendment or waiver may not:

(a)         change the Stated Maturity of the principal of or any installment of interest on any Security, or change the due date of the Make-Whole Premium or any other premium;

(b)         reduce the principal amount thereof (or premium including the Make-Whole Premium, if any) or the rate of interest, if any, on any Security;

(c)         change any obligation of the Company to pay Additional Amounts contemplated by Section 13.01;

(d)         reduce the amount of the principal of or premium on any Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02 or the amount thereof provable in bankruptcy pursuant to Section 6.04, or adversely affect any right of repayment at the option of any Holder (other than Section 4.02);

(e)         change the currency of payment of principal on (or premium including the Make-Whole Premium, if any) or interest, if any on any Security;

(f)         reduce the percentage in aggregate principal amount of the Outstanding Securities required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture;

(g)         change any provision of the Note Documents providing for payments or redemptions (other than provisions relating to the covenant described in Section 4.02 hereof and provisions relating to the number of days’ notice to be given in the case of redemption);

(h)         make any change in, or release other than in accordance with this Indenture, any Securities Guarantee that would adversely affect the Holders of any such Securities; or

(i)          release the Liens for the benefit of the Holders on all or substantially all of the Collateral other than in accordance with this Indenture and the Security Documents;

(j)          release any Note Party from its obligations under this Indenture or any other Note Document, other than in accordance with this Indenture and the other Note Documents; or

(k)         modify any of the provisions of this Section, Section 6.13 or Section 4.31 except to increase any percentage or to provide that certain provisions of this Indenture cannot be waived without the consent of the Holder of each Outstanding Security.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date or their duly designated agents, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the substance thereof shall be approved.

SECTION 10.03.     Execution of Supplemental Indentures.  The Trustee and the Collateral Agent (if applicable) shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if such amendment or supplemental indenture does not adversely affect the rights, duties or immunities of the Trustee or Collateral Agent, as applicable.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee and Collateral Agent (if applicable) shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of Company and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions.  The Trustee and the Collateral Agent (if applicable) may, but shall not be obligated to, enter into any such amendment or supplemental indenture which affects the Trustee’s or Collateral Agent’s, as applicable, own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.04.     Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture or the applicable Note Document shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture or the applicable Note Document for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 10.05.     Reference in Securities to Supplemental Indentures.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 10.06.     Notice of Supplemental Indentures.  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.03, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner set forth in Section 14.01, setting forth in general terms the substance of such supplemental indenture.

Article 11

Guarantees

SECTION 11.01.     Guarantees.  Each Guarantor of Securities hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Securities (all the foregoing, being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor of Securities further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any obligation.

Each Guarantor of Securities waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor of Securities waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each Guarantor hereunder of Securities shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture with respect to the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture with respect to the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 11.06, any change in the ownership of such Guarantor.

Each Guarantor of Securities further agrees that its Securities Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 9.01, 11.02 and 11.06, the obligations of each Guarantor of Securities hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor of Securities herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture with respect to the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor of Securities further agrees that its Securities Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder of Securities or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor of Securities agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Securities Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

Each Guarantor of Securities also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

SECTION 11.02.     Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor of Securities shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 11.03.    Successors and Assigns.  This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04.     No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.05.     Modification.  No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.06.    Release of Certain Guarantors.  (a) A Guarantor will be automatically released from its obligations under this Article 11:

(1)         as provided for in Section 4.13(f);

(2)         upon defeasance or covenant defeasance of the Securities pursuant to Article 8 or if the Company’s obligations under this Indenture are satisfied and discharged pursuant to Article 9; or

(3)         in the case of the Collateral Rig Owner, upon the replacement of such Collateral Rig Owner in connection with a transfer of the Collateral Rig in accordance with Section 4.29 pursuant to which another wholly-owned Subsidiary of Holdings shall become the Collateral Rig Owner and a Guarantor hereunder.

(b)         At the request of the Company and upon delivery of an Officer’s Certificate and Opinion of Counsel, if required, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Guarantor pursuant to this Section 11.06.

SECTION 11.07.     Execution and Delivery.  (a) To evidence its Securities Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an officer, director, general manager or person holding an equivalent title.

(b)         Each Guarantor hereby agrees that its Securities Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Securities Guarantee on the Securities.

(c)         If the person whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Security, the Securities Guarantees shall be valid nevertheless.

(d)         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Securities Guarantee set forth in this Indenture on behalf of the Guarantors.

Article 12

Security

SECTION 12.01.     Security Documents; Additional Collateral.

(a)         In order to secure the due and punctual payment of the Notes Obligations, (i) on the Issue Date, simultaneously with the execution and delivery of this Indenture, the Collateral Grantors have executed Security Documents granting to the Collateral Agent for the benefit (or, where applicable, as direct representative) of the Secured Creditors a first-priority perfected Lien in the Collateral, and (ii) after the Issue Date, each Subsidiary of Holdings that is required to become a Collateral Grantor pursuant to Section 4.27 shall execute and deliver the necessary Security Documents in order to grant to the Collateral Agent a first-priority perfected Lien in all assets of such Subsidiary which are required to, but do not already, constitute Collateral.

(b)         Holdings shall cause every Collateral Grantor to from time to time take the actions required by Section 4.27.

SECTION 12.02.     Releases of Collateral.  The Notes Obligations will no longer be required to be secured by Liens on Collateral and the Liens securing the Notes Obligations will be released:

(a)         in whole, upon the payment in full of all Notes Obligations (other than contingent obligations or liabilities for which no claim or demand for payment has been made);

(b)         upon defeasance or covenant defeasance of the Securities pursuant to Article 8 or if the Company’s obligations under this Indenture are satisfied and discharged pursuant to Article 9;

(c)         in part, as provided for in Section 4.13(f);

(d)         in part, upon the transfer of a Collateral Rig, the transfer of a Drilling Contract, a Flag Jurisdiction Transfer, a Collateral Rig Substitution or a Drilling Contract Substitution, in each case, in accordance with Section 4.27 and 4.29, if applicable;

(e)         in part, upon the transfer of any Equity Interests of the Collateral Rig Operator to a Qualified Local Partner, to the extent necessary under local law for the operation of the Collateral Rig in an applicable jurisdiction, and in relation only to such transferred Equity Interests; and

(f)         in whole or in part, with the consent of the requisite Holders as provided in Section 10.02.

SECTION 12.03.     Release Documentation.  Upon compliance with the conditions to release of all or any portion of the Collateral set forth in Section 12.02, the Collateral Agent and the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company, accompanied by an Officers’ Certificate and Opinion of Counsel that the conditions precedent to such release have been satisfied) to release and re-convey to the applicable Collateral Grantor the applicable portion of the Collateral that is authorized to be released pursuant to Section 12.02, and shall deliver such Collateral  in its possession to the applicable Collateral Grantor, including, without limitation, executing and delivering releases and satisfactions wherever required.

SECTION 12.04.     Possession and Use of Collateral; No Impairment of the Security Interests.

(a)         So long as no Event of Default has occurred and is continuing, and subject to the terms of this Indenture and the Security Documents, each Collateral Grantor will be entitled to freely operate the property and assets constituting the Collateral pledged by it and to receive, invest and dispose of all cash dividends, principal, interest and other payments made upon or with respect to the Collateral pledged by it and to exercise any voting and other consensual rights pertaining to the Collateral pledged by it.

(b)         No Collateral Grantor shall take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the validity, perfection or priority of the security interests in the Collateral created by the Security Documents, (except as expressly set forth in this Indenture or the Security Documents, including any action that would result in a Permitted Collateral Lien).

(c)         No Collateral Grantor shall take any action or otherwise attempt to enforce any claim or maritime lien held by it against the Collateral Rig that has priority over any claim or Lien of the Collateral Agent in respect of such Collateral Rig, including any claims or Liens arising under the Collateral Rig Mortgage.

(d)         The Collateral Agent will distribute all funds received by it in accordance with the provisions of the Security Documents, and the Trustee will distribute all funds received by it from the Collateral Agent for the benefit of the Trustee and the Holders in accordance with the provisions of this Indenture.

SECTION 12.05.     Collateral Agent.  The Trustee and each of the Holders by acceptance of the Securities hereby authorize the appointment of the Collateral Agent as the Trustee’s and the Holders’ Collateral Agent under the Security Documents and in its capacity as mortgagee and security trustee pursuant to the Collateral Rig Mortgage, and the Trustee and each of the Holders by acceptance of the Securities hereby irrevocably authorize the Collateral Agent to enter into the Security Documents and to take such action on their behalf under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or fiduciary relationship with the Trustee, any Holder, the Company, any Collateral Grantor or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

The Trustee is authorized and directed by the Holders and the Holders by acquiring the Securities are deemed to have authorized the Trustee, as applicable, to cause the Collateral Agent to enter into and perform its obligations under the Security Documents.  The Collateral Agent is authorized and directed by the Trustee and the Holders and the Holders by acquiring the Securities are deemed to have authorized the Collateral Agent, to (i) enter into the Security Documents to which it is a party, (ii) bind the Trustee and the Holders on the terms as set forth in such Security Documents and (iii) perform and observe its obligations and exercise its rights and powers under such Security Documents, including entering into amendments, supplements and other modifications permitted by the terms of this Indenture or the Security Documents.  Each Holder, by its acceptance of a Security, is deemed to have consented and agreed to the terms of each Security Document, as originally in effect and as amended, restated, replaced, supplemented or modified from time to time in accordance with its terms or the terms of this Indenture.  Each of the Holders by acquiring the Securities is hereby deemed to have directed the Trustee to appoint the Collateral Agent as its mortgagee and security trustee to receive, hold, administer and enforce the Collateral Rig Mortgage covering the Collateral Rig, as contemplated under this Indenture.

The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or unless a written notice of any event which is in fact such a Default is received by the Collateral Agent at the address specified in Section 14.01, and such notice references the Securities and this Indenture.  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Securities (subject to this Section 12.05).

The Collateral Agent shall have no obligation and makes no representation whatsoever to the Trustee or any of the Holders as to the existence, genuineness, value or protection of the Collateral or the sufficiency of any Security Documents, or that the Collateral is owned by any of the Collateral Grantors or is cared for, protected or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Collateral Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any other Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.  For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, to record any documents or instruments in any public office at any time or be responsible for perfection or maintaining the perfection of the security interests purported to be created by the Security Documents and such responsibility shall be solely that of the Company.

Each of the Collateral Agent and the Trustee, each in its capacity as such, shall not be liable or responsible for the failure of the Company or any Collateral Grantor to maintain insurance on the Collateral, nor shall it be responsible for any loss due to the insufficiency of such insurance or by reason of the failure of any insurer to pay the full amount of any loss against which it may have insured to the Company or any

Collateral Grantor, the Trustee, the Collateral Agent or any other Person.  The provisions of Article 7, mutatis mutandis, shall apply to the Collateral Agent.

SECTION 12.06.     Replacement of Collateral Agent.  The Collateral Agent may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove Collateral Agent with respect to the Securities by so notifying with 31 days prior notice to the Collateral Agent and may appoint a successor Collateral Agent.  The Company shall remove Collateral Agent if:

(1)         the Collateral Agent is adjudged bankrupt or insolvent;

(2)         a receiver or other public officer takes charge of the Collateral Agent or its property; or

(3)         the Collateral Agent otherwise becomes incapable of acting.

If the Collateral Agent resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Collateral Agent, or if a vacancy exists in the office of Collateral Agent for any reason (the Collateral Agent in such event being referred to herein as the retiring Collateral Agent), the Company shall promptly appoint a successor Collateral Agent.

A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company.  Thereupon the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Indenture.  The successor Collateral Agent shall mail a notice of its succession to Holders of the Securities.  The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent.

If a successor Collateral Agent does not take office within 30 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

SECTION 12.07.     Purchaser Protected.  No purchaser or grantee of any property or rights purporting to be released from the Liens in favor of the Collateral Agent shall be bound to ascertain the authority of the Collateral Agent or Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 12.02 have been satisfied.

SECTION 12.08.     Authorization of Receipt of Funds by the Trustee Under the Security Documents.  The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents and to apply such funds as provided in Section 6.06.

SECTION 12.09.     Powers Exercisable by Receiver or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon any Collateral Grantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of any Collateral Grantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 12.

SECTION 12.10.     Compensation and Indemnification.  The Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 7.06 (with the references to the Trustee therein being deemed to refer to and include the Collateral Agent).

SECTION 12.11.     Form of Security Documents and Opinions.  To the extent that any provision of this Indenture or any Security Document requires the execution or delivery by the Trustee or the Collateral Agent after the Issue Date of any Security Documents, agreements, certificates, opinions or other documents (including, without limitation, any such opinions or documents described in the definition of “Collateral and Guaranty Requirements”), in each case, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, or other similar discretionary approval, or in substantially in the same form as such Security Documents, agreements, certificates, opinions or other documents were delivered on the Issue Date or as attached hereto, the Holders, by acquiring the Securities, are deemed to have approved the form and substance of any such Security Documents, agreements, certificates, opinions or other documents in substantially the same form as those executed and delivered on the Issue Date, in each case, with such changes as may be appropriate to reflect the entity subject to or the subject of or the governing law of such Security Documents, agreements, certificates, opinions or other documents and the jurisdiction of organization of such entity and hereby authorize the Trustee and the Collateral Agent, as applicable, to execute such documents and accept such documents and opinions.  For the avoidance of doubt, this Section 12.11 shall not supersede any requirement contained herein regarding the delivery of an Officer’s Certificate or an Opinion of Counsel.

Article 13

Additional Amounts

SECTION 13.01.     Payment of Additional Amounts.

(a)         The Company shall pay any amounts due with respect to the Securities and the Guarantors will pay any amounts due with respect to the Securities Guarantees without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a “withholding tax”) imposed by or for the account of the Cayman Islands, Switzerland or any other jurisdiction in which either the Company or a Guarantor is a resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law.  If such deduction or withholding is at any time required, the Company or such Guarantor, as applicable, will, to the fullest extent allowed by law (subject to compliance by the holder of a Security with any relevant administrative requirements), pay additional amounts (the “Additional Amounts”) in respect of principal amount, redemption price and interest (if any), in accordance with the terms of the Securities and this Indenture, as may be necessary so that the net amounts paid to the holder or the Trustee after such deduction or withholding will equal the principal amount, redemption price and interest (if any), on the Securities.  However, neither the Company nor any Guarantor will pay any Additional Amounts in the following instances:

(1)         if any withholding would not be payable or due but for the fact that (i) the holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, the holder, if the holder is an estate, trust, partnership or corporation), is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Security or the collection of principal amount, redemption price, repurchase price and interest (if any), in accordance with the terms of the Securities and this Indenture, or the enforcement of the Security or (ii) where presentation is required, the Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

(2)         if any withholding tax is attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

(3)         if any withholding tax is attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, redemption price, repurchase price and interest (if any);

(4)         if any withholding tax would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the holder or beneficial owner of the Security, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax;

(5)         to the extent a holder of a Security is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction;

(6)         if any withholding is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation of the Swiss Federal Council of December 17, 2014, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying‑agent‑based system pursuant to which a person other than the issuer is required to withhold tax on any interest payments;

(7)         if any withholding tax or deduction is required to be made in respect of any tax, duty, assessment or other governmental charge imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version), current or future U.S. Treasury Regulations issued thereunder or any official interpretation thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code; or

(8)         any combination of the instances described in the preceding clauses.

(b)         With respect to clause (a)(5) above, in the absence of evidence satisfactory to the Company or the applicable Guarantor, it may conclusively presume that a holder of a Security is entitled to a refund or credit of all amounts required to be withheld.  The Company or the applicable Guarantor also will not pay any Additional Amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Security.

SECTION 13.02.     Swiss Minimum Interest.

(a)         When entering into this Indenture, the parties have assumed that the payments under the Indenture and the other Note Documents are not and will not become subject to any tax deduction on account of Swiss Withholding Tax.

(b)         Notwithstanding the paragraph above if a tax deduction on account of Swiss Withholding Tax should, at any time, be or become required by law in respect of any payment under the Indenture or any other Note Document and should it be unlawful for a Guarantor incorporated in

Switzerland (each, a “Swiss Guarantor”) to comply with Section 13.01 for any reason (where this would otherwise be required by the terms of Section 13.01) then:

(1)         the applicable interest rate in relation to that payment shall be the interest rate which would have applied to that payment, as provided for in the applicable Security, divided by 1 minus the rate at which the relevant tax deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant tax deduction is required to be made is for this purpose expressed as a fraction of 1); and

(2)         such Swiss Guarantor shall:

(A)        pay the relevant interest at the adjusted rate in accordance with paragraph (1) above;

(B)        make a tax deduction on the interest so recalculated; and

(C)        all references to a rate of interest under the Note Documents shall be construed accordingly.

Article 14

Miscellaneous

SECTION 14.01.     Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any other Note Party, to such Note Party:

c/o Transocean Inc.

70 Harbour Drive

P.O. Box 10342

Cayman Islands, KY-1003

Attention of: President

if to the Trustee or the Collateral Agent:

Wells Fargo Bank, National Association

1445 Ross Avenue, Suite 4300

MAC T9216-430

Dallas, TX  75202

Attention: Corporate, Municipal & Escrow Services

Facsimile: (469) 729-7638

The Company, any other Note Party or the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed (or, in the case of Global Securities, sent to the Depositary pursuant to Applicable Procedures) to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to mail or otherwise send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee and Collateral Agent agree to accept and act upon instructions or directions pursuant to this Indenture and any other Note Document sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided,  however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee and Collateral Agent, as applicable, in a timely manner, and such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give the Trustee and Collateral Agent, as applicable, e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee and Collateral Agent, as applicable, in its discretion elects to act upon such instructions, the Trustee’s and Collateral Agent’s, as applicable, understanding of such instructions shall be deemed controlling.  The Trustee and Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s and Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and Collateral Agent, including without limitation the risk of the Trustee and Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 14.02.     Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee or the Collateral Agent to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee or the Collateral Agent:

(1)         an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)         an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

SECTION 14.03.     Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)         a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)         a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)         a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of any Note Party may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any Note Party stating that the information with respect to such factual matters is in the possession of such Note Party unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 14.04.     Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 14.05.     Legal Holidays.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 14.06.     Governing Law.  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 14.07.     No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company or any other Note Party shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Note Party under its Securities Guarantee, this Indenture or other Note Document, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 14.08.     Successors.  All agreements of the Company and the other Note Parties in this Indenture and the Securities shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.09.     Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  Delivery of an executed counterpart of a signature page to this Indenture by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

SECTION 14.10.     Table of Contents: Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 14.11.     Waiver of Jury Trial.  EACH OF THE COMPANY, THE OTHER NOTE PARTIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 14.12.            U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[SIGNATURE PAGES FOLLOW]

TRANSOCEAN PONTUS LIMITED, as Company

By:	/s/ C. Stephen McFadin
	Name:	C. Stephen McFadin
	Title:	President

[Signature page to the Indenture]

TRANSOCEAN INC., as Guarantor

By:	/s/ C. Stephen McFadin
	Name:	C. Stephen McFadin
	Title:	President

TRANSOCEAN LTD, as Guarantor

By:	/s/ Stephen Hayes
	Name:	Stephen Hayes
	Title:	Senior Vice President, Tax and Asset Management

TRITON GEMINI GMBH, as Guarantor

By:	/s/ William Flance
	Name:	William Flance
	Title:	Chairman of the Managing Directors

[Signature page to the Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

[Signature page to the Indenture]

APPENDIX A

PROVISIONS RELATING TO SECURITIES

1.          Definitions

1.1        Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

Capitalized terms used and not otherwise defined in this Appendix A shall have the meanings given to them in the Indenture.

1.2        Other Definitions.

Term	Defined in Section:

“144A Global Security”	2.1(a)
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“Regulation S Global Security”	2.1(a)

2.          The Securities.

2.1        (a)  Form and Dating.  The Securities shall be issued initially in the form of one or more permanent global restricted Securities in definitive, fully registered form (the “144A Global Security”) and one or more permanent global Regulation S Global Securities in definitive, fully registered form (the “Regulation S Global Security,” and together with the 144A Global Securities, each, a “Global Security”) with the applicable legends set forth herein, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)         Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global

Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)         Certificated Securities.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2        Authentication.  The Trustee shall authenticate and deliver:  on the Issue Date, an aggregate principal amount of $600,000,000 6.125% Senior Secured Notes due 2025.

2.3        Transfer and Exchange.

(a)         Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary in accordance with the provisions hereof and the Applicable Procedures; provided that no procedures set forth herein shall apply to transfers of beneficial interests within a Global Security.  Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in Global Securities also shall require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:

(1)         Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures.  Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.3(a)(1).

(2)         All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(a)(1) above, the transferor of any such beneficial interest must deliver to the Registrar either (A)(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.3(g) hereof, (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (B)(i) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.3(g) hereof.

(3)         Transfer of Beneficial Interests in a Restricted Global Security to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A)        if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof; and

(B)        if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (2) thereof.

(4)         Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the exchange or transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A)        if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(a) thereof; or

(B)        if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this clause 4, if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.3(a)(4) at a time when an Unrestricted Global Security has not yet been issued, the Company shall execute and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Paragraph 4.

(5)         Transfer or Exchange of Beneficial Interests in Unrestricted Global Securities for Beneficial Interests in Restricted Global Securities Prohibited.  Beneficial interests in an Unrestricted Global Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(b)         Transfer or Exchange of Beneficial Interests in Global Securities for Definitive Securities.

(1)         Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities.  Subject to Section 2.4 hereof, if any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A)        if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (2)(a) thereof;

(B)        if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof;

(C)        if such beneficial interest is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof;

(D)        if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3)(a) thereof;

(E)        if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver a Restricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Restricted Definitive Securities to the Persons in whose names such Securities are so registered.  Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)         Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities.  Subject to Section 2.4 hereof, a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)        if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(b) thereof; or

(B)        if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(b)(2) the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security.

(3)         Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities.  Subject to Section 2.4 hereof, if any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, then, upon satisfaction of the applicable conditions set forth in Section 2.3(a)(2) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Unrestricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Unrestricted Definitive Security to the Persons in whose names such Security is so registered.  Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall not bear the Private Placement Legend.

(c)         Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities.

(1)         Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)        if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (2)(b) thereof;

(B)        if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof; or

(C)        if such Restricted Definitive Security is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, a 144A Global Security, and in the case of clause (C) above, a Regulation S Global Security.

(2)         Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)        if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(c) thereof; or

(B)        if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(c)(2), the Trustee shall cancel such Restricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the Unrestricted Global Security.

(3)         Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of one of the Unrestricted Global Securities.

(4)         Transfer or Exchange of Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities Prohibited.  An Unrestricted Definitive Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(5)         Issuance of Unrestricted Global Securities.  If any such exchange or transfer of a Definitive Security for a beneficial interest in an Unrestricted Global Security is effected pursuant to clause (2) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(d)         Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a holder of Definitive Securities and such holder’s compliance with the provisions of this Section 2.3(d), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(d).

(1)         Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)        if the transfer will be made pursuant to Rule 144A, a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof;

(B)        if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Appendix B hereto, including the certifications in item (2) thereof; and

(C)        if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Appendix B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)         Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security may be exchanged by the holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)        if the holder of such Restricted Definitive Security proposes to exchange such Security for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(d) thereof; or

(B)        if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(d)(2) the Trustee shall cancel the prior Restricted Definitive Security and the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such prior Restricted Definitive Security in instructions delivered to the Registrar by such holder.

(3)         Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A holder of an Unrestricted Definitive Security may transfer such Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security.  Upon receipt of a request to register such a transfer, the Registrar shall register such Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(e)         Legends.  The following legends shall appear on the face of all Global Securities and Definitive Securities issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(1)         Private Placement Legend.

(A)        Except as permitted by clause (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE  “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(B)        Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to clauses (b)(4), (c), (c)(3), (d)(2) or (d)(3) to this Section 2.3 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)         Regulation S Legend.  Each Regulation S Global Security shall bear a legend in substantially the following form:

“THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, ANY OFFER OR SALE OF THE NOTES SHALL NOT BE MADE BY IT TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902 OF REGULATION S.”

(3)        Global Security Legend.  Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f)         Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global

Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 of the Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)         General Provisions Relating to Transfers and Exchanges.

(1)         No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06 and 2.09 of the Indenture).

(2)         All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Securities duly issued hereunder.

(3)         Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 of the Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date (including a regular record date) and the next succeeding interest payment date.

(4)         Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, in each case regardless of any notice to the contrary.

(5)         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section to effect a registration of transfer or exchange may be submitted by facsimile.

(6)         The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture under applicable law with respect to any transfer of any interest in any Security (including any transfer between or among Participants or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(7)         The transferor of any Security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code.  The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.  In connection with any proposed exchange of a certificated Security for a Global Security, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(h)         Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 hereof), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(i)          No Obligation of the Trustee.

(1)         The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(2)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4        Certificated Securities.

(a)         A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b)         Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of a minimum principal amount of $2,000 and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.

(c)         Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)         In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1.1
to
APPENDIX A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, ANY OFFER OR SALE OF THE NOTES SHALL NOT BE MADE BY IT TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902 OF REGULATION S.]1

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO

1         Include for Regulation S Global Securities

Exhibit 1.1-1

SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.________	$______

CUSIP NO.
ISIN NO.

TRANSOCEAN PONTUS LIMITED

6.125% Senior Secured Notes due 2025

Transocean Pontus Limited, a Cayman Islands exempted company (herein called the “Company”, which term includes any Successor Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _____________________ UNITED STATES DOLLARS ($________), subject to adjustments listed on the Schedule of Increases or Decreases in Global Security attached hereto, on August 1, 2025.

Interest Rate: 6.125% per annum

Interest Payment Dates:  February 1 and August 1.

Record Dates: January 15 and July 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

Exhibit 1.1-2

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:

TRANSOCEAN PONTUS LIMITED

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 6.125% Senior Secured Notes due 2025 described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

Dated:

Exhibit 1.1-3

[FORM OF REVERSE SIDE SECURITY]

TRANSOCEAN PONTUS LIMITED

6.125% Senior Secured Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.          INTEREST.  Transocean Pontus Limited (the “Company”) promises to pay interest on the principal amount of this Security at 6.125% per annum.  The Company shall pay interest semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2019.  Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 20, 2018.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal, interest and other overdue amounts at a rate per annum equal to the rate which is 2.00% in excess of the rate which would have been payable if such overdue amount had, during the period of non-payment, constituted an outstanding amount of the Securities.  Such interest shall be payable in accordance with Section 2.11 of the Indenture.

2.          METHOD OF PAYMENT.  The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 and July 15 next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided,  however, that payments on a certificated Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.          PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its Affiliates incorporated or organized within The United States of America may act as Paying Agent, Registrar or co-registrar.

4.          INDENTURE.  The Company issued the Securities under an Indenture dated as of  July 20, 2018 (the “Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Agent.  This Security is one of a duly authorized issue of notes of the Company designated as its 6.125% Senior Secured Notes due 2025, initially issued in the aggregate principal amount of $600,000,000.  The terms of the Securities include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Securities provided in Appendix A to the Indenture, which is an express term of this Security).  To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Exhibit 1.1-4

5.          OPTIONAL REDEMPTION.

(a)         On or prior to August 1, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Make-Whole Premium as of, and accrued and unpaid interest, if any, to (but not including), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(b)         After August 1, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning after August 1 of the years indicated below:

Year	Percentage
2021	104.594%
2022	103.063%
2023	101.531%
2024 and thereafter	100.000%

6.          MANDATORY REDEMPTION.  The Securities are subject to mandatory redemption as described in Section 3.09 of the Indenture.

7.          CHANGE OF CONTROL REPURCHASE EVENT.  Upon the occurrence of a Change of Control Repurchase Event, unless the Company shall have exercised its option pursuant to Section 5 hereof to redeem the Securities, the Company will be required to make an offer to each Holder of the Securities, to repurchase all or any part (in denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus any accrued and unpaid interest on such Securities to, but excluding, the repurchase date.

8.          GUARANTEE.  The payment by the Company of the principal of, and premium including the Make-Whole Premium, if any, and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

9.          DENOMINATIONS; TRANSFER; EXCHANGE.  The Securities are in registered form without coupons in denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.  Transfer may be restricted as provided in the Indenture.

10.        PERSONS DEEMED OWNERS.  The registered Holder of this Security may be treated as the owner of it for all purposes.

Exhibit 1.1-5

11.        UNCLAIMED MONEY.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.        DISCHARGE AND DEFEASANCE.  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its and any other Note Parties’ obligations under the Securities, the Securities Guarantees, the Indenture and the other Note Documents with respect to the Securities (including the Securities Guarantees) if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity (after deducting therefrom the amount contained in the Debt Service Reserve Account as of such date), as the case may be.

13.        AMENDMENT; SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Securities and the other Note Documents  may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provision of the Indenture, the Securities or the other Note Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).  Without the consent of any Holder of Securities, the Indenture, the Securities or the Security Documents may be amended or supplemented to, among other things, cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture or other Note Documents, provided such action shall not adversely affect the interests of the Holders in any material respect, to release, terminate or discharge, or to confirm and evidence the release, termination or discharge of, any Collateral or any Securities Guarantee when permitted or required by this Indenture or the Security Documents or to amend or supplement any Security Document in accordance with the Indenture or the Security Document, including, without limitation, upon the replacement of a Collateral Rig Owner or in connection with a transfer of the Drilling Contract, in each case, in accordance with the Indenture.

14.        DEFAULTS AND REMEDIES.  The Events of Default relating to the Securities are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the other Note Parties, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture or other applicable Note Document.

15.        TRUSTEE DEALINGS WITH COMPANY.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

16.        NO RECOURSE AGAINST OTHERS.  A director, officer, employee or stockholder, as such, of the Company or any other Note Party shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Note Party under its Securities Guarantee, this Indenture or any other Note Document, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

Exhibit 1.1-6

17.        SECURITY DOCUMENTS. The obligations of the Company and the other Note Parties under the Indenture, the Securities and the Security Documents will be secured by a Lien granted to the Collateral Agent on the Collateral.

18.        AUTHENTICATION.  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.        ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.        CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Securities.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.        GOVERNING LAW.  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Transocean Pontus Limited

c/o Transocean Inc.

70 Harbour Drive

P.O. Box 10342

Cayman Islands, KY-1003

Attention:  President

Exhibit 1.1-7

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this

Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________________________________ as agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature
Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit 1.1-8

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

Exhibit 1.1-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.02 of the Indenture, check the box:

□ 4.02

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.03 of the Indenture, state the amount in principal amount:  $________________

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature
Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit 1.1-10

APPENDIX B

FORM OF CERTIFICATE OF TRANSFER

Transocean Pontus Limited

c/o Transocean Inc.

70 Harbour Drive

P.O. Box 10342

Cayman Islands, KY-1003

Attention:  President

Wells Fargo Bank, National Association

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:        6.125% Senior Secured Notes due 2025

Reference is hereby made to the Indenture, dated as July 20, 2018 (the “Indenture”), among Transocean Pontus Limited, as issuer (the “Company”), the Other Note Parties party thereto and Wells Fargo Bank, National Association, as Trustee and as Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________________, (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $______________ in such Security[ies] or interests (the “Transfer”), to_________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.          □           Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2.          □           Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

3.          □           Check and complete if Transferee will take delivery of a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Security and Restricted Definitive Security and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)         □           such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)         □          such Transfer is being effected to the Company or any of its Subsidiaries;

or

(c)         □           such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.          □           Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a)         □           Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

(b)         □          Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

(c)         □           Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security or Restricted Definitive Security and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.          The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)         □ a beneficial interest in the:

(i)          □ 144A Global Security (CUSIP ____________), or

(ii)         □ Regulation S Global Security (CUSIP ____________); or

(b)         □ a Restricted Definitive Security.

2.          After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)         □ a beneficial interest in the:

(i)          □ 144A Global Security (CUSIP __________), or

(ii)         □ Regulation S Global Security (CUSIP__________), or

(iii)       □ Unrestricted Global Security (CUSIP__________); or

(b)         □ a Restricted Definitive Security; or

(c)         □ an Unrestricted Definitive Security,

in accordance with the terms of the Indenture.

Annex A-1

APPENDIX C

FORM OF CERTIFICATE OF EXCHANGE

Transocean Pontus Limited

c/o Transocean Inc.

70 Harbour Drive

P.O. Box 10342

Cayman Islands, KY-1003

Attention:  President

Wells Fargo Bank, National Association

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:        6.125% Senior Secured Notes due 2025

Reference is hereby made to the Indenture, dated as July 20, 2018 (the “Indenture”), among Transocean Pontus Limited, as issuer (the “Company”), the Other Note Parties party thereto and Wells Fargo Bank, National Association, as Trustee and as Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $_________ in such Security[ies] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.          Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security evidencing the same indebtedness as the Restricted Global Security

(a)         □           Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)         □          Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)         □           Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)         □          Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a)         □           Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b)         □          Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CIRCLE ONE] 144A Global Security or Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Security and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

APPENDIX D

FORM OF SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of [__________]  (this “Supplemental Indenture”) is among Transocean Pontus Limited, (the “Company”), [                    ] (the “Additional Guarantor”), which is a subsidiary of Transocean Ltd., each of the other existing Note Parties (as defined in the Indenture referred to below) and Wells Fargo Bank, National Association, as Trustee.

RECITALS

WHEREAS, the Company, the other Note Parties and the Trustee entered into an Indenture, dated as of July 20, 2018 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 6.125% Senior Secured Notes due 2025 (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Additional Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall become a Guarantor (as defined in the Indenture); and

WHEREAS, Section 10.01(d) of the Indenture provides that the Company, the other Note Parties and the Trustee may amend or supplement the Indenture in order to add any additional Guarantor with respect to the Securities, without the consent of the Holders of the Securities;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Additional Guarantor, the other Note Parties and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Additional Guarantor, the other Note Parties and the Trustee.

Section 4. Agreement to Guarantee. The Additional Guarantor hereby agrees to, and by its execution of this Supplemental Indenture hereby does, become a party to the Indenture as a Guarantor and as such shall have all of the rights and is bound by the provisions of the Indenture applicable to Guarantors to the extent provided for and subject to the limitations therein, including Article 11 thereof.  The Additional Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture with respect to the Securities.

Section 5. Ratification of Obligations. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Appendix D-1

Section 6. The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

COMPANY:

TRANSOCEAN PONTUS LIMITED

By:
Name:
Title:

ADDITIONAL GUARANTOR:

[__________]

By:
Name:
Title:

EXISTING NOTE PARTIES:

[Insert signature blocks for each of the Note Parties existing at the time of execution of this Supplemental Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Appendix D-2

APPENDIX E-1

FORM OF FOREIGN SHARE PLEDGE AGREEMENT

Appendix E-1-1

FORM OF QUOTA PLEDGE AGREEMENT

dated as of July 20, 2018

among

TRITON NAUTILUS VAGYONKEZELÖ KORLÁTOLT FELELÖSSÉGÜ TÁRSASÁG

c/o Transocean Inc.

36c Dr. Roy’s Drive

George Town, Grand Cayman

Cayman Islands

Attention:          C. Stephen McFadin, President

Fax No.:             (345) 745-4504

E-mail:               Steve.McFadin@deepwater.com

 (the "Pledgor")

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

1445 Ross Avenue, Suite 4300

MAC T9216-430

Dallas, TX 75202
United States

(the "Collateral Agent")

acting as collateral agent for itself and as direct representative (direkter Stellvertreter)
for and on behalf of the other Secured Creditors

and

THE SECURED CREDITORS

represented for all purposes hereof by the Collateral Agent

as direct representative (direkter Stellvertreter)

in respect of ALL QUOTAS IN TRITON GEMINI GMBH

CONTENTS

1.	Definitions and Construction	1
2.	Right of Pledge	2
3.	Rights Relating to Pledged Quotas	3
4.	Representations and Warranties	3
5.	Undertakings	5
6.	Changes in Capital Structure	6
7.	Status of the Right of Pledge	6
8.	Enforcement and Foreclosure	7
9.	Assignments and Transfers / Changes to Secured Creditors	8
10.	Collateral Agent / Relationship among Secured Creditors	8
11.	Notices	9
12.	Costs and Expenses	9
13.	Miscellaneous	9
14.	Inconsistency with Indenture	11
15.	Governing Law and Jurisdiction	11
16.	Counterparts	11

Schedule 1                   Details of Pledged Quotas

Schedule 2                   List of Secured Creditors

RECITALS:

(A)        WHEREAS reference is made to the indenture, dated July 20, 2018, between Transocean Pontus Limited as Issuer, the Company as Guarantor, the other Guarantors listed therein and Wells Fargo Bank, National Association as Trustee and Collateral Agent (the "Indenture");

(B)        WHEREAS the Company has a quota capital of CHF 20,000, consisting of 200 registered quotas with a par value of CHF 100 each;

(C)        WHEREAS the Pledgor is the holder of all Quotas in the Company; and

(D)        WHEREAS the Pledgor has agreed to secure the Notes Obligations by a pledge in respect of the Pledged Quotas.

IT IS AGREED as follows:

DEFINITIONS AND CONSTRUCTION

In this Agreement:

"Additional Party" has the meaning given to it in Clause 9.2.

"Agreement" means this quota pledge agreement and its schedules.

"Company" means Triton Gemini GmbH, a Swiss limited liability company.

"Event of Default" has the meaning given to it in the Indenture.

"Indenture" has the meaning given to it in Recital (A).

"Parties" means the parties to this Agreement and "Party" means any of them.

"Pledged Quotas" means:

(A)     the Quotas which the Pledgor owns as at the date of this Agreement, as set out in Schedule 1; and

(B)     all Quotas which the Pledgor may acquire after the date of this Agreement.

"Quotas" means all quotas, profit sharing certificates (Genussscheine) and other equity interests in the Company.

"Right of Pledge" has the meaning given to it in Clause 0.

Construction

(c)           Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Indenture.

(d)           A reference to a Party includes a reference to its successors in title, permitted transferees, designees and assigns.

(e)           A reference to any agreement includes such agreement as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

(f)           Words denoting the singular shall include the plural and vice versa, unless the context requires otherwise.

(g)           The words "include" and "including" shall be deemed to be qualified by reference to "without limitation".

Quota Pledge Triton Gemini GmbH	1

(h)           Any reference in this Agreement to a "Clause", "Schedule" or "Recital" shall, subject to any contrary indication, be construed as a reference to a clause, schedule or recital of this Agreement.

(i)            Any reference to the Collateral Agent in this Agreement, unless specified otherwise, is a reference to the Collateral Agent acting as collateral agent for itself and as direct representative (direkter Stellvertreter) for and on behalf of the other Secured Creditors.

RIGHT OF PLEDGE

The Pledgor hereby agrees to grant and hereby grants to the Secured Creditors (each represented by the Collateral Agent) a first ranking right of pledge pursuant to article 899 et seq. of the Swiss Civil Code (subject only to Permitted Collateral Liens) over the Pledged Quotas in accordance with the terms of this Agreement (the "Right of Pledge") as continuing security for the Notes Obligations.

The Collateral Agent hereby accepts the Right of Pledge in its own name and on its own behalf as well as in the name and on behalf of the other Secured Creditors.

Promptly upon execution of this Agreement, the Pledgor shall deliver to the Collateral Agent:

(j)            the original quota certificates(if any) representing and evidencing title to the Pledged Quotas existing as at the date hereof, duly endorsed in blank;

(k)           a copy of a circular resolution of the managing directors of the Pledgor approving the entry as pledgor into this Agreement;

(l)            a copy of a resolution of the management board of the Company:

(a)      acknowledging and consenting to the Right of Pledge;

(b)      approving the pledge of the Pledged Quotas and the entry of the Secured Creditors (represented by the Collateral Agent) as pledgee into the register of quotaholders (Anteilbuch) of the Company; and

(c)      approving in advance the possible transfer of the Pledged Quotas to any third party acquirer (including any Secured Creditor) for the purpose of the enforcement contemplated by Clause 0 and the entry of a future owner of the Pledged Quotas as a quotaholder with voting rights in the register of quotaholders of the Company;

(m)          a copy of the register of quotaholders of the Company evidencing that the Pledgor is registered as quotaholder with respect to the Pledged Quotas existing as of the date hereof and showing the entry of the Secured Creditors (represented by the Collateral Agent) as pledgee of the Pledged Quotas existing as of the date hereof, signed by a member of the management board of the Company and confirming that the register of quotaholders reflects the state of quotaholdings in the Company as of the date of delivery; and

Quota Pledge Triton Gemini GmbH	2

(n)           a certified extract from the Commercial Register of the Canton of Zug and a certified copy of the articles of association (Statuten) of the Company, showing no restriction and no consent to be obtained to the transfer of quotas.

RIGHTS RELATING TO PLEDGED QUOTAS

The Right of Pledge extends to all ancillary rights and claims pertaining to the Pledged Quotas, including the present and future:

(o)           rights to receive dividends and other monies at any time payable in relation to the Pledged Quotas;

(p)           rights to receive liquidation proceeds, capital repayments in case of a capital reduction and any other claims associated with the Pledged Quotas;

(q)           rights to subscribe to newly issued Quotas, if any; and

(r)            other rights, benefits and proceeds in respect of or derived from the Pledged Quotas (whether by redemption, bonus, option, substitution, conversion, compensation or otherwise).

Unless an Event of Default has occurred and is continuing, the Pledgor shall have the right to exercise all rights related to the Pledged Quotas (including the rights referred to in Clause 0), to the extent that the exercise of such rights is in compliance with the Note Documents save for the voting rights, which shall be governed by Clause Error! Reference source not found..

Unless an Event of Default has occurred and is continuing and the Collateral Agent has given the Pledgor written notice of its exercise of remedies hereunder, the Pledgor shall have the right to exercise the voting rights in respect of the Pledged Quotas, to the extent that the exercise of voting rights is in compliance with the Note Documents.  After the occurrence of an Event of Default and for as long as an Event of Default is continuing, the Collateral Agent shall (acting at the discretion of Holders of not less than a majority in aggregate principal amount of Outstanding Securities) but in accordance with the Note Documents, be entitled exclusively to exercise (or to refrain from exercising) all rights related to the Pledged Quotas (including the rights referred to in Clause 0); with respect to the voting rights in respect of the Pledged Quotas, the Collateral Agent shall (acting at the discretion of Holders of not less than a majority in aggregate principal amount of Outstanding Securities in accordance with the Indenture) be entitled exclusively to exercise such voting rights only upon written notice to the Pledgor.

REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants as of the date hereof to the Collateral Agent and the other Secured Creditors that:

(s)            it is a limited liability company duly incorporated and validly existing in accordance with the laws of its jurisdiction of incorporation and it has the power to own its assets and to carry on its business as it is being conducted;

(t)            it has the corporate power to enter into, execute, perform and deliver, and has taken all necessary corporate action to authorize the entry into, execution, performance and delivery of, this Agreement;

Quota Pledge Triton Gemini GmbH	3

(u)           subject to the transfer to the Collateral Agent of the original quota certificates evidencing the Pledged Quotas, this Agreement creates the security interest it purports to create;

(v)           this Agreement constitutes the legal, valid and binding obligations of the Pledgor, enforceable against it in accordance with its terms, except as the enforceability hereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent, conveyance, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought;

(w)          all consents which are required to be obtained or effected by it have been obtained or effected and are in full force and effect:

(a)      to enable it to enter into, exercise its rights and comply with its obligations under this Agreement; and

(b)      to make this Agreement admissible in evidence in the jurisdiction of incorporation of the Pledgor and the Company;

(x)           the entry into and performance by it of this Agreement does not conflict with:

(a)      any law currently in force and applicable to it;

(b)      any court decision or material binding court order currently in force and applicable to it;

(c)      its constitutive documents or any limitation on its corporate powers or the powers of any authorized officer; or

(d)      any material consent, agreement, instrument or document which is binding on it or any of its assets and which is currently in existence;

(y)           the execution and performance of this Agreement constitute part of its commercial activities subject to private commercial law with respect thereto, and in any proceedings taken in its jurisdiction of incorporation in relation to this Agreement, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

(z)            all authorizations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect;

(aa)          the Pledgor is the sole legal and beneficial owner of the Pledged Quotas free and clear of all security interests (other than the Right of Pledge and any Permitted Collateral Lien) and the Pledged Quotas constitute all of the Quotas held by the Pledgor;

(bb)         the Pledged Quotas constitute all of the issued and outstanding quota capital of the Company and, with the exception of the Pledged Quotas, the Company has not issued any other securities and no certificates (Beweisurkunde) evidencing title to the Pledged Quotas and no quota certificates have been issued other than the quota certificate listed in Schedule 1;

Quota Pledge Triton Gemini GmbH	4

(cc)          the Pledged Quotas are registered in the name of the Pledgor in the register of quotaholders of the Company;

(dd)         the Pledgor has not assigned, transferred or otherwise disposed of the benefit of any of its rights, title and interest in the Pledged Quotas other than in accordance with this Agreement or the other Note Documents;

(ee)          the Pledged Quotas are fully paid up, duly authorized, and the Pledged Quotas are not subject to any transfer restrictions, options to purchase, pre-emption rights or similar rights of any person and no resolutions of the quotaholders approving the granting of a pledge over the Pledged Quotas is required;

(ff)           there are no moneys or liabilities outstanding in respect of the Pledged Quotas and the Company's articles of association (Statuten) do not provide for any additional liabilities (Nachschusspflichten) for the holders of Quotas;

(gg)         there are no agreements or arrangements (including any restrictions on transfer or rights of pre-emption) affecting the Pledged Quotas in any way which would or are reasonably expected to encumber or otherwise adversely affect the rights of the Collateral Agent or the Secured Creditors with respect to the Pledged Quotas (other than those giving rise to any Permitted Collateral Lien);

(hh)         no meeting of the quotaholders of the Company has been held in which resolutions were passed or approved that would reasonably be expected to adversely affect the security interest or other rights of the Collateral Agent or the Secured Creditors under this Agreement; and

(ii)           all information supplied by the Pledgor under or in connection with this Agreement is accurate and complete in all material respects.

The representations and warranties in this Clause 0 are made by the Pledgor by reference to the facts and circumstances existing on the date of this Agreement.

UNDERTAKINGS

From the date of this Agreement until the date this Agreement is terminated in accordance with Clause 0, or the Pledgor undertakes to the Collateral Agent and the other Secured Creditors that it:

(jj)           shall not create or agree to create or permit to subsist any security interest over all or part of the Quotas, other than the Right of Pledge or any Permitted Collateral Lien, or sell, transfer or otherwise dispose of the Quotas or any interest therein, unless expressly permitted by the Note Documents;

(kk)         shall not without the prior written consent of the Collateral Agent (acting at the direction of Holders of not less than a majority in aggregate principal amount of Outstanding Securities) vote in favor of a resolution which would change the articles of association (Statuten) of the Company in a way which would reasonably be expected to materially and adversely affect the Right of Pledge;

(ll)           shall procure that the Collateral Agent shall receive without delay a copy of (i) all notices given by the Company to its quotaholders and (ii) all resolutions of the management board of the Company, in each case, to the extent such notices and

Quota Pledge Triton Gemini GmbH	5

resolutions would reasonably be expected to adversely affect the security interest or other rights of the Collateral Agent or the Secured Creditors under this Agreement;

(mm)       shall, if and to the extent required by applicable law, promptly make any disclosure to the Company regarding the beneficial owner(s) of the Quotas;

(nn)         shall obtain all consents, take all actions and execute all documents and instruments (including any additional security agreements) as (i) are necessary to create and perfect the security interest created or intended to be created by this Agreement in respect of the Pledged Quotas, or for the protection and maintenance of any rights of the Collateral Agent and the other Secured Creditors and (ii) are reasonably requested by the Collateral Agent for the exercise of any rights by the Collateral Agent or another Secured Creditor under this Agreement and/or to facilitate foreclosure on the Pledged Quotas;

(oo)         shall not do, or permit to be done, anything which would reasonably be expected to prejudice the Right of Pledge; and

(pp)         shall take, or shall refrain from taking, as the case may be, any action that is necessary to be taken by it under the Indenture or not taken by it under the Indenture, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action of the Pledgor.

CHANGES IN CAPITAL STRUCTURE

The Pledgor shall, promptly upon the issuance and receipt by the Pledgor of any additional Quotas, deliver to the Collateral Agent all quota certificates representing such additional Quotas (if applicable, duly endorsed in blank) and all other documents representing and evidencing title to such additional Quotas to the Collateral Agent.  Such additional Quotas constitute Pledged Quotas.

If the Pledged Quotas are amended, classified, split, consolidated or converted through a merger or otherwise, the Right of Pledge shall automatically extend to such new quotas, profit sharing certificates or similar rights or rights attaching thereto created in connection with such change, and the Pledgor undertakes to promptly and fully comply with all reasonable requests received from the Collateral Agent necessary to perfect the Right of Pledge with respect to the Pledged Quotas resulting from any such event.

STATUS OF THE RIGHT OF PLEDGE

This Agreement and the Right of Pledge shall automatically terminate and be released upon (i) the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture and the satisfaction of any conditions precedent set forth therein, (ii) consent of the requisite Holders in accordance with Sections 10.02 and 12.02(f) of the Indenture or (iii) (x) the replacement of the Company as the "Collateral Rig Owner" in accordance with (a) a Fundamental Change of the Company not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a new Share Pledge Agreement by the Equity Pledgor as required by the Indenture.

Quota Pledge Triton Gemini GmbH	6

A partial or intermediate payment or discharge of the Notes Obligations does not entitle the Pledgor to request a release (full or partial) of the Right of Pledge.

Upon termination of the Right of Pledge pursuant to the terms hereof and of the Indenture, the Collateral Agent shall (i) release the Right of Pledge, (ii) release and return the Pledged Quotas to the Pledgor and (iii) execute any documentation necessary or advisable to evidence the release, in each case, at the sole expense of the Pledgor.

Notwithstanding Clauses 0 and 0, if any payment hereunder is avoided or reduced or otherwise set aside by virtue of any bankruptcy, insolvency, liquidation or similar laws, the liability of the Pledgor under this Agreement and the security interest constituted by this Agreement shall continue and such amount shall not be considered to have been irrevocably paid.

The Right of Pledge shall be cumulative, in addition to and independent of any other security interest now or subsequently granted to the Collateral Agent or the other Secured Creditors for any of the Notes Obligations or any rights, powers and remedies provided by law.

The Right of Pledge shall not be affected in any way by any variation, amendment, restatement, novation, assumption of debt, transfer (including by way of novation), extension, compromise or release of any or all of the Notes Obligations, the Notes, the other Note Documents or of any security interest from time to time therefor.

ENFORCEMENT AND FORECLOSURE

Upon the occurrence of an Event of Default and at any time during the continuance thereof, the Collateral Agent shall have the right (acting at the direction of Holders of not less than a majority in aggregate principal amount of Outstanding Securities), but not the obligation to enforce the Right of Pledge and to foreclose on the Pledged Quotas.

Without limiting any of the powers conferred on the Collateral Agent by this Clause 0, upon the security interest constituted by this Agreement becoming enforceable as set out in Clause 0, the Collateral Agent shall have the right (acting at the direction of Holders of not less than a majority in aggregate principal amount of Outstanding Securities) in its absolute discretion to:

(qq)         exercise (or refrain from exercising) any voting rights of the Pledged Quotas;

(rr)          apply all dividends and other distributions in respect of the Pledged Quotas to the Notes Obligations in accordance with the Note Documents;

(ss)          in order to facilitate the enforcement of the Pledged Quotas as described herein, transfer the Pledged Quotas into the name of nominee(s) of the Collateral Agent as it (acting at the direction of Holders of not less than a majority in aggregate principal amount of Outstanding Securities) shall require; and

(tt)           exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Pledged Quotas.

To the extent permitted under applicable law, the enforcement of the Right of Pledge may take place outside debt enforcement procedures, including by way of private sale (Privatverkauf) of the Pledged Quotas to a third party or by purchase of the Pledged Quotas by the Collateral Agent or another Secured Creditor (Selbsteintritt) at fair value.  The Collateral Agent shall (acting at the direction of Holders of not less than a majority in aggregate principal amount of

Quota Pledge Triton Gemini GmbH	7

Outstanding Securities) enjoy full discretion as to the manner, time and place at which such enforcement is to take place.

The Pledgor waives any right of requesting that the Right of Pledge be exercised before or after foreclosure on any of its other assets or before or after exercise of any other security interest, guarantee or indemnity that may have been granted to the Collateral Agent or the other Secured Creditors for the Notes Obligations.  This includes a waiver of Art. 41 para. 1bis of the Swiss Federal Act on Debt Enforcement and Bankruptcy or other applicable insolvency laws.

The Collateral Agent may (acting at the direction of Holders of not less than a majority in aggregate principal amount of Outstanding Securities) commence other enforcement proceedings against the Pledgor by way of special or general enforcement (Betreibung auf Pfändung oder Konkurs) pursuant to the Swiss Federal Act on Debt Enforcement and Bankruptcy.

ASSIGNMENTS AND TRANSFERS / CHANGES TO SECURED CREDITORS

The Pledgor may not assign, transfer, novate or otherwise dispose of its rights and obligations under this Agreement unless not prohibited by the terms of the Indenture or, otherwise without the prior written consent of the Collateral Agent (acting at the direction of Holders of not less than a majority in aggregate principal amount of Outstanding Securities).

Under the terms and conditions of the Indenture, a Secured Creditor (represented by the Collateral Agent) may assign or otherwise transfer all or any part of its rights and benefits to a third party (including to a Secured Creditor) and additional parties may join the Indenture.  Any such person is hereinafter referred to as an "Additional Party".

The Parties agree that any Additional Party shall immediately and automatically become a Secured Creditor bound by and entitled to this Agreement and the Right of Pledge.  Any and all references in this Agreement shall thereafter be construed as including the Additional Party as a Secured Creditor to the extent of its interest in the Notes Obligations.

The Parties agree and hereby irrevocably instruct and empower the Collateral Agent to unilaterally update Schedule 2 from time to time or to otherwise keep an updated list of the Secured Creditors or to be in a position to prepare such list if and when required for the purposes of this Agreement and any other Note Document.

COLLATERAL AGENT / RELATIONSHIP AMONG SECURED CREDITORS

With effect as of the date of this Agreement and until this Agreement is terminated in accordance with Clause 0, each Secured Creditor has and each Additional Party shall be deemed to have appointed, pursuant to the Indenture the Collateral Agent as its agent for all purposes of this Agreement and with full power and authority to act as agent for and on behalf of such Secured Creditor as a direct representative (direkter Stellvertreter) under this Agreement.

The relationship among the Secured Creditors and the relationship between the Collateral Agent and the other Secured Creditors shall be governed by this Agreement, the Indenture and the other relevant Note Documents.  The Parties agree that the Pledgor neither need nor may be concerned with such relationship but that it shall be entitled to rely on all acts of the Collateral

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Agent as being made in accordance with and on behalf of all Secured Creditors and each Secured Creditor hereby undertakes and agrees that it will act through the Collateral Agent for all purposes of this Agreement.

NOTICES

Any notices or other communication to be made under or in connection with this Agreement shall be made in writing and shall be delivered in person or by first-class mail or by e-mail to the following addresses:

If to the Pledgor:

TRITON NAUTILUS VAGYONKEZELÖ KFT.

Address:          36c Dr. Roy’s Drive

George Town, Grand Cayman

Cayman Islands

Attention:        C. Stephen McFadin, President

Fax No.:          (345) 745-4504

E-mail:            Steve.McFadin@deepwater.com

If to the Collateral Agent:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Address:         Wells Fargo Bank, National Association

1445 Ross Avenue, Suite 4300

MAC T9216-430

Dallas, TX 75202
United States

Attention:       Corporate Trust, Municipal and Escrow Solutions

Email:             Patrick.Giordano@wellsfargo.com

COSTS AND EXPENSES

The Collateral Agent shall be entitled to the compensation for its costs and expenses as set forth in Section 12.10 of the Indenture.

MISCELLANEOUS

Schedules

All Schedules to this Agreement constitute an integral part hereof.

Amendments

Any amendment to this Agreement, including this Clause 0, shall be valid only if made in writing and executed by all Parties, provided however, for the avoidance of doubt, that the Collateral Agent may update Schedule 2 unilaterally as contemplated in Clause 9.4.  Amendments may only be made in accordance with Article 10 of the Indenture.

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Benefit of Agreement

This Agreement shall be binding upon and inure to the benefit of each Party and its direct or subsequent legal successors, permitted transferees and assigns.

Severability

In the event that one or several terms or provisions of this Agreement shall be or become invalid or unenforceable in whole or in part, this shall not affect the validity or enforceability of any other terms and provisions in any way.  In such case, the invalid or unenforceable term or provision shall be replaced by such valid and enforceable term or provision agreed upon by the Parties the content of which shall reflect as closely as possible the commercial and legal purpose and intent of the provision or term replaced.

Entire Agreement

This Agreement and the documents referred to herein constitute the entire agreement between the Parties relating to the creation of the security interest contemplated by this Agreement.  Subject to the terms of the Note Documents, the provisions in this Agreement supersede with regard to the subject matter hereof all previous agreements between the Parties relating to the creation of the security interest contemplated by this Agreement.

No Waiver

No failure on the part of the Collateral Agent to exercise, or any delay on its part in exercising, any of the rights under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of a right under this Agreement preclude any further or other exercise of that or any other such right.

No Liability

None of the Collateral Agent or its nominee(s) shall be liable by reason of:

(A)     taking any action permitted by this Agreement;

(B)     any neglect or default in connection with the Pledged Quotas; or

(C)     the taking possession or realization of all or any part of the Pledged Quotas,

except, in each case, in the case of gross negligence (grobe Fahrlässigkeit) or willful (Absicht) misconduct upon the part of the Collateral Agent, as determined by a final, non-appealable judgment by a court of competent jurisdiction.

Signature by Company

The Company shall sign this Agreement to acknowledge its awareness of and agreement to the terms of this Agreement and the existence of the security interest created hereby.

Special Legal Domicile

The Pledgor elects special legal domicile within the meaning of Art. 50 para. 2 of the Swiss Debt Enforcement and Bankruptcy Act at the registered address of the Company in Switzerland, for all purposes of this Agreement, and the Company herewith accepts the taking of such special legal domicile.

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INCONSISTENCY WITH INDENTURE

If there is an inconsistency between this Agreement and the Indenture then (to the extent permitted by law) the provisions of the Indenture shall take priority over the relevant provisions of this Agreement save to the extent that it would have an adverse effect on the Right of Pledge created by or pursuant to this Agreement, in which case the provisions of this Agreement shall take priority over the relevant provisions of the Indenture.

GOVERNING LAW AND JURISDICTION

This Agreement and the Right of Pledge created hereby shall in all respects, including the creation of the Right of Pledge as a right in rem, be governed by and construed in accordance with the laws of Switzerland.

All disputes arising out of or in connection with this Agreement shall be submitted to the exclusive jurisdiction of the courts of the city of Zurich, Canton of Zurich, Switzerland; provided, however, that the submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Collateral Agent and the other Secured Creditors to bring any legal action or proceedings with respect to this Agreement in any other competent jurisdiction.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, which may be transmitted electronically (i.e. as ".pdf") and this has the same effect as if the signatures on the counterparts were on one single copy of this Agreement.

THE SIGNATURES OF THE PARTIES TO FOLLOW

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SIGNATURES

The Pledgor

TRITON NAUTILUS VAGYONKEZELÖ KORLÁTOLT FELELÖSSÉGÜ TÁRSASÁG

Name: Attila Urbanovics	Name: Trevor Alfred Tessendorf
Title: Managing Director	Title: Managing Director

The Collateral Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION

acting as collateral agent for itself and as direct representative (direkter Stellvertreter) for and on behalf of the other Secured Creditors

Name:	Name:
Title:	Title:

Acknowledged and agreed:

TRITON GEMINI GMBH

Name: William C. Flance
Title: Chairman of the Managing Directors

Quota Pledge Triton Gemini GmbH

SCHEDULE 1

LIST OF PLEDGED QUOTA

Triton Gemini GmbH

Turmstrasse 30

6312 Steinhausen

Switzerland

Attention:          Mark Mey, Executive Vice President,

Chief Financial Officer

Fax:      41-22-930-9094

Registration number CHE-160.809.460

One registered quota with a par value of CHF 20,000, certified as follows:

Quota Certificate Number	Quota Numbers
1	200 quotas with a nominal value of CHF 100 each

Quota Pledge Triton Gemini GmbH

SCHEDULE 2

LIST OF SECURED CREDITORS

Wells Fargo Bank, National Association

Quota Pledge Triton Gemini GmbH

APPENDIX E-2

FORM OF U.S. SHARE PLEDGE AGREEMENT

Appendix E-2-1

FORM OF SHARE PLEDGE AGREEMENT

THIS SHARE PLEDGE AGREEMENT, dated as of July 20, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by Triton Nautilus Asset Management LLC, a limited liability company organized and existing under the laws of Hungary (the “Pledgor”), and Wells Fargo Bank, National Association, in its capacity as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the Secured Creditors (as such term is defined in the Indenture referred to below).  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture.

PRELIMINARY STATEMENTS:

(1)         The Pledgor, as of the date hereof, is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding shares of common stock (the “Pledged Shares”) of Transocean Pontus Opco, Inc., a corporation organized and existing under the laws of Delaware (the “Company”) represented as of the date hereof by certificate No. 3, representing 1,000 common shares of the Company (the “Certificate”), which are duly authorized, issued and outstanding.

(2)         Pursuant to that certain Indenture, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among Transocean Pontus Limited, a Cayman Islands exempted company (the “Issuer”), the Guarantors (as defined therein) party thereto from time to time and Wells Fargo Bank, National Association, as trustee  and Collateral Agent, the Issuer will issue (the “Issuance”) 6.125% Senior Secured Notes due 2025 in an aggregate principal amount of $600,000,000.

(3)         It is a requirement of the Indenture that the Pledgor enter into this Agreement in order to grant to the Collateral Agent, for the ratable benefit of the Secured Creditors, a security interest in the Pledged Collateral (as hereinafter defined).

(4)         The Pledgor will receive substantial, direct and indirect, benefits from the Issuance.

(5)         The Pledgor has duly authorized the execution and delivery of this Agreement in order to secure the prompt and complete payment and performance when due of the Notes Obligations.

NOW, THEREFORE, to secure the prompt payment and performance when due of the Notes Obligations and the performance and observance of all agreements, covenants and provisions contained herein, the Pledgor hereby agrees as follows:

SECTION 1.      Pledge.  The Pledgor hereby pledges to the Collateral Agent, and grants to the Collateral Agent a security interest in, the following (the “Pledged Collateral”):

(a)         the Pledged Shares of the Company and the certificates representing such Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b)         all additional shares of stock of the Company that may from time to time be acquired by the Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares; and

(c)         any proceeds of any of the forgoing.

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Promptly upon receipt of any certificates representing any additional shares referred to in paragraph (b) above, the Pledgor will deliver such certificates to the Collateral Agent in pledge hereunder.

SECTION 2.      Security for Notes Obligations.  This Agreement secures the payment and performance when due of the Notes Obligations.

SECTION 3.      Delivery of Pledged Collateral.  The Pledgor herewith delivers to the Collateral Agent the Certificate, which represents the Pledged Shares, together with a fully completed, undated stock power, substantially in the form attached hereto as Exhibit A, executed by the Pledgor in blank.

The Pledgor agrees to take the same action with respect to any further shares of stock constituting Pledged Collateral forthwith upon the receipt thereof by the Pledgor.

SECTION 4.      Representations and Warranties of the Pledgor.  The Pledgor represents and warrants as follows:

(a)         The Pledgor is a limited liability company duly organized, validly existing and in good standing under the laws of Hungary.  The execution and delivery by the Pledgor of this Agreement and performance by the Pledgor of its obligations hereunder (i) are within the Pledgor’s limited liability company powers and have been duly authorized by all necessary limited liability company action, (ii) do not contravene the Pledgor’s constitutional documents or any applicable law or any material contractual restriction binding on or affecting the Pledgor, (iii) do not require any authorization or approval (including exchange control approval) or other action by, or any notice to or filing with, any applicable governmental authority with authority over the Company or the Pledgor that have not been obtained or made and (iv) except for the Liens created by this Agreement, do not result in or require the creation or imposition of any Lien upon or with respect to the Pledged Collateral, except for Permitted Collateral Liens.  This Agreement is the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited to equitable principles of general applicability (regardless of whether enforcement is sought in equity or at law).

(b)         The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable; the Pledgor is the legal and beneficial owner of the Pledged Shares free and clear of any Lien, except Permitted Collateral Liens.  The pledge of the Pledged Shares pursuant to this Agreement creates a valid security interest in the Pledged Shares (subject only to Permitted Collateral Liens), securing the payment and performance when due of the Notes Obligations, and, upon the Collateral Agent taking possession or control of the Certificate, which represents the Pledged Shares, the security interest granted to the Collateral Agent in the Pledged Shares constitutes a valid and perfected first priority security interest with respect to the Pledged Shares.

(c)         As of the date hereof, the Pledged Shares represented by the Certificate constitute the only issued and outstanding shares of stock of the Company, are common stock, are legally and beneficially owned and registered on the books of the Company as owned by the Pledgor, and evidenced by the Certificate delivered to the Collateral Agent herewith.

SECTION 5.      Further Assurances.  The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and

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enforce its rights (including, without limitation, the registration of the Pledged Collateral in the name of the Collateral Agent or its nominee) and remedies hereunder with respect to any Pledged Collateral, such exercise to be subject to Section 9(a) hereof.  If an Event of Default shall have occurred and be continuing, at the written request of the Collateral Agent, the Pledgor agrees to cause its Pledged Shares to be duly registered on the books of the Company in the name of the Collateral Agent or as otherwise directed in writing by the Collateral Agent.

SECTION 6.      Voting Rights; Dividends; Etc.

(a)         Irrevocable Proxy.  The Pledgor hereby agrees to grant, and does hereby grant, to the Collateral Agent for the benefit of the Collateral Agent, an irrevocable proxy in the form attached hereto as Exhibit B to (i) vote or cause to be voted any and all of the Pledged Shares and (ii) give or cause to be given consents, waivers and ratifications in respect thereof.  Such proxy shall be valid until the earlier of (x) payment and performance in full of the Notes Obligations and (y) the termination of this Agreement in accordance with Section 15.  The Collateral Agent hereby agrees that until and unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the Pledgor of the Collateral Agent’s intention to exercise remedies, the Collateral Agent shall not exercise such proxy and, subject always to the provisions of Section 7 hereof, the Pledgor shall be entitled to (i) vote or cause to be voted any and all of the Pledged Shares, (ii) give, or cause to be given, consents, waivers and ratifications in respect thereof, provided,  however, that the Pledgor shall not vote for or give any consent, waiver or ratification that would be inconsistent with any provisions of the Note Documents or that would have a material adverse effect on the value of the Pledged Collateral or any part thereof and (iii) receive and retain any and all dividends, interest and other distributions paid in respect of the Pledged Collateral.  All such rights of the Pledgor to vote, or cause to be voted and to give, or cause to be given, consent, waivers and ratifications shall cease automatically in case each of (i) an Event of Default shall occur and so long as it is continuing and (ii) the Collateral Agent shall have given written notice to the Pledgor of the Collateral Agent’s intention to exercise remedies.  The Pledgor further agrees to execute the irrevocable proxy in the form attached hereto in Exhibit B.

(b)         So long as an Event of Default shall have occurred and be continuing, the Pledgor shall deliver, or permit to be delivered, and shall instruct the Company to deliver, to the Collateral Agent to such account as the Collateral Agent may from time to time designate in writing, any and all dividends paid in respect of the Pledged Collateral, provided,  further, that so long as an Event of Default shall have occurred and be continuing, any and all

(i)          dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

(ii)         dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

(iii)       cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary

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endorsement), to be applied as provided in and pursuant to this Agreement and the Indenture.  All dividends which are received by the Pledgor contrary to the provisions of this Section 6(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 7.      Transfers and Other Liens; Additional Shares.  (a) The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, except as permitted under the Indenture, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Collateral Liens.

(a)         The Pledgor agrees that it will cause the Company not to issue any stock or other securities whatsoever, whether in addition to or in substitution for the Pledged Shares, or any other issued or authorized shares of the Company, except for (i) Pledged Shares in favor of the Pledgor that will be pledged hereunder in accordance with the terms of this Agreement or (ii) any issuance that is not otherwise prohibited by the Indenture.

SECTION 8.      Collateral Agent May Perform.  (a) If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and such performance shall not relieve the Pledgor of any default in respect of the Pledgor’s failure and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 10 hereof.

(a)         The Collateral Agent shall hold the Pledged Collateral in accordance with its standard practices for holding such property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve the rights against any parties with respect to any Pledged Collateral.

SECTION 9.      Events of Default and Remedies.  (a) Notwithstanding anything to the contrary stated herein, the Collateral Agent shall not exercise any of the remedies set forth in this Agreement unless and until an Event of Default has occurred and is continuing.

(a)         If an Event of Default shall have occurred and be continuing:

(i)          The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or in the Note Documents, as the case may be or otherwise available to it, all the rights and remedies of a secured party on default under the law of the State of New York or any other applicable law in effect at that time.  The Collateral Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable, provided that at least ten (10) days’ prior written notice of the time and place of any such sale shall be given to the Pledgor.  The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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(ii)         Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10) in whole or in part by the Collateral Agent against, all or any part of the Notes Obligations in accordance with the terms of the Indenture.  Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment and performance in full of the Notes Obligations shall be paid over to the Pledgor or its order.

SECTION 10.    Expenses.  The Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may reasonably incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral or (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, in each case to the extent provided for in Section 12.10 of the Indenture.

SECTION 11.    Security Interest Absolute.  All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any Note Document or any other agreement or instrument delivered pursuant or relating thereto, (ii) any amendment to any Note Document or any other agreement or instrument delivered pursuant or relating thereto, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Notes Obligations or this Agreement.

SECTION 12.    Amendments, Etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be (x) in writing and signed by the Collateral Agent and (y) made in accordance with Article 10 of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 13.    Addresses for Notices.  All notices, requests, demands or other communications pursuant hereto shall be given in accordance with Section 14.01 of the Indenture. Notices shall be deemed to have been given as set forth in Section 14.01 of the Indenture. All notices and other communications shall be in writing and addressed to such party as provided in the Indenture.

SECTION 14.    Continuing Security Interest.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the termination of this Agreement in accordance with Section 15 below, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Creditors and their respective successors, transferees and assigns as may be permitted pursuant to the Indenture.

SECTION 15.    Releases; Termination.

(a)         Pursuant to Section 12.02(e) of the Indenture, upon the transfer of any Pledged Shares to a Qualified Local Partner, to the extent necessary under local law for the operation of the Collateral Rig in an applicable jurisdiction, the Liens granted pursuant to this Agreement with respect to such transferred Pledged Shares shall automatically be released; provided that, concurrently with the release of such transferred Pledged Shares, the Pledgor shall, if necessary, enter into an amendment to this Agreement or a new Share Pledge Agreement (or equivalent pledge agreement), pursuant to which all of the Equity Interests of the Company owned by the Pledgor (after giving effect

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to the transfer of any Pledged Shares to a Qualified Local Partner) shall be pledged in favor of the Collateral Agent.

(b)         This Agreement shall automatically terminate and be released upon (i) the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture and the satisfaction of any conditions precedent set forth therein, (ii) consent of the requisite Holders in accordance with Sections 10.02 and 12.02(f) of the Indenture, (iii)(x) the replacement of the Company as the “Collateral Rig Operator” in accordance with (a) a Fundamental Change of the Company not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a new Share Pledge Agreement by the Equity Pledgor as required by the Indenture.  Upon any such termination, the Collateral Agent will, at the written request of the Pledgor and at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

SECTION 16.    Governing Law; Submission to Jurisdiction.

(a)         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN ACCORDANCE WITH SECTION 1.04 OF THE INDENTURE. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS DESCRIBED IN SECTION 1.04 OF THE INDENTURE.

(b)         THE PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR ANY APPELLATE COURT WITH RESPECT THERETO AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c)         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 17.    Counterparts.  This Agreement may be executed by the parties hereto on separate counterparts, each of which shall constitute one and the same instrument.

SECTION 18.    Severability.  Invalidity, unenforceability, or invalidation of any one or more of the provisions of this Agreement for any reason shall in no way affect any other provisions hereof, which other provisions shall remain in full force and effect.

SECTION 19.    Entire Agreement.  This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

SECTION 20.    Conflict.  In the event of a direct conflict between this Agreement and the Indenture, the Indenture shall control; provided, however, the parties understand and agree that this Agreement sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Agreement as not being in direct conflict with the Indenture.  The Collateral Agent shall have all the benefits, indemnities, powers, privileges, protections and rights contained in the

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Indenture (including for the avoidance of any doubt Article 12 of the Indenture) in connection with acting in its capacity as Collateral Agent hereunder.

[The remainder of this page has been left intentionally blank.]

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IN WITNESS WHEREOF each of the parties hereto has caused this Share Pledge Agreement to be duly executed and delivered by its officer or attorney-in-fact thereunto duly authorized as of the date first above written.

PLEDGOR

TRITON NAUTILUS ASSET MANAGEMENT LLC

By:
Name:
Title:

[Signature Page to Share Pledge Agreement]

COLLATERAL AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Share Pledge Agreement]

EXHIBIT A2

FORM OF STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________, the number of shares of common stock of Transocean Pontus Opco, Inc., a  Delaware corporation (the “Company”), standing in the name of the undersigned on the books of said Company represented by the certificate having the certificate number ____ and to which this Stock Power is attached, and does hereby irrevocably constitute and appoint  _______________, as attorney-in-fact of the undersigned to transfer said shares on the books of the Company with full power of substitution in the premises.

Dated:

TRITON NAUTILUS ASSET MANAGEMENT LLC

By:
Name:
Title:

2        Original Counterparts of this Stock Power to be executed will equal the number of Stock Certificates pledged (e.g., one Stock Power per Certificate).

Exhibit A-1

EXHIBIT B

FORM OF IRREVOCABLE PROXY3

The undersigned hereby constitutes and appoints WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as the Collateral Agent for the Secured Creditors, under the Share Pledge Agreement hereinafter referred to, its attorney and proxy to appear, vote and otherwise act, all in the name, place and stead of the undersigned in the same manner that the undersigned might do and with the same powers, with respect to all of the shares of stock of Transocean Pontus Opco, Inc., a  Delaware corporation (the “Company”), owned or hereafter acquired by the undersigned, at any and all meetings of shareholders of the Company, on any and all matters, questions and resolutions that may come before such meetings, including, but not limited to, the election of directors, or at any adjournment or adjournments thereof, or to consent on behalf of the undersigned in the absence of a meeting to anything that might have been voted on at such a meeting.

This irrevocable proxy is coupled with an interest, is given in connection with a pledge pursuant to a Share Pledge Agreement dated July 20, 2018 (as amended, modified or supplemented, the “Pledge Agreement”), is subject to the rights of the undersigned as a Pledgor set forth in Section 6(a) of the Pledge Agreement and is irrevocable.  It shall continue in effect so long as the debt for which the pledge is granted as security remains unpaid.

The attorney and proxy named herein is hereby given full power of substitution and revocation and may act through such agents, nominees or substitute attorneys as it may from time to time appoint.

The powers of such attorney and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of each of the undersigned.

TRITON NAUTILUS ASSET MANAGEMENT LLC

By:
Name:
Title:

3 Original counterparts of this Irrevocable Proxy to be executed will equal the number of Stock Certificates pledged (e.g. one Irrevocable Proxy per Certificate).

Exhibit B-1

APPENDIX F

FORM OF ASSIGNMENT OF EARNINGS

Appendix F-1

FORM OF ASSIGNMENT OF EARNINGS

given by

TRANSOCEAN PONTUS OPCO, INC.

as the Assignor

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Assignee

July 20, 2018

DEEPWATER PONTUS

THIS ASSIGNMENT OF EARNINGS (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Assignment”) is made by TRANSOCEAN PONTUS OPCO, INC., a Delaware corporation (the “Assignor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Creditors (as defined in the Indenture referred to below) (together with its successors and assigns in such capacity, the “Assignee”).

W I T N E S S E T H   T H A T:

WHEREAS:

(A)       Triton Gemini GmbH, a Swiss limited liability company (“Triton Gemini GmbH”), is the sole owner of the whole of the Marshall Islands registered drillship Deepwater Pontus, IMO No. 9675183 and Official No. 5125 (the “Collateral Rig”);

(B)       The Assignor charters the Collateral Rig from Triton Gemini GmbH pursuant to that certain Bareboat Charter, dated as of August 23, 2017 (as amended, restated, amended and restated, supplemented, replaced, assigned, renewed, extended or otherwise modified from time to time, the “Bareboat Charter”) between Assignor and Triton Gemini GmbH;

(C)       With respect to the Collateral Rig, the Assignor is party to a drilling contract (Contract No. SEP-C-12-004), dated as of September 28, 2012 (as amended, restated, amended and restated, supplemented, assigned or otherwise modified from time to time, the “Shell Contract”) with Shell Offshore Inc., a subsidiary of Royal Dutch Shell plc;

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(D)       The Assignor has agreed to grant security interests on certain of its assets as collateral security for the payment and performance of its Notes Obligations (as defined in the Indenture) in connection with that certain Indenture dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Indenture”), by and among Transocean Pontus Limited, a Cayman Islands exempted company, as issuer, the Guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trustee and as Collateral Agent; and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Assignor, the Assignor hereby agrees as follows:

SECTION 1.    Defined Terms.  Except as otherwise defined herein, terms defined in the Indenture shall have the same meanings when used herein.

“Earnings” shall mean (i) all earnings, including without limitation all freight, hire, income and passage moneys or claims for money now or hereafter earned or to be earned or payable or to be paid to the Assignor as a consequence of the operation of the Collateral Rig, including without limitation, all payments earned or to be earned and payable or to be paid under or in connection with the Shell Contract or any other Drilling Contract of any kind to which the Assignor is a party, including any termination payments or settlement payments in respect thereof and all other rights under the Shell Contract or any other Drilling Contract to receive such earnings, (ii) any claim under any guarantee in respect of the Shell Contract or any other Drilling Contract to which the Assignor is a party or otherwise related to earnings, freight, hire, income or passage moneys, in each case payable or to be paid to the Assignor as a consequence of the operation of the Collateral Rig, (iii) any other money whatsoever now or hereafter due or to become due to the Assignor in relation to or attributable to the Shell Contract or any other Drilling Contract to which the Assignor is a party and (iv) any other money received directly or indirectly by the Assignor under the Shell Contract or any other Drilling Contract to which Assignor is a party.

“Earnings Account” means any Earnings Account (as defined in the Indenture) pledged by the Assignor in favor of the Collateral Agent pursuant to the Note Documents.

“Indenture” has the meaning ascribed to it in Whereas Clause D of this Assignment.

SECTION 2.   Grant of Security. As collateral security for the prompt and complete payment and performance when due or to become due (whether at the stated maturity, by acceleration or otherwise) of the Notes Obligations, the Assignor, as legal and beneficial owner, does hereby collaterally assign, transfer and set over unto the Assignee, for the ratable benefit of the Secured Creditors, and does hereby grant the Assignee, for the ratable benefit of the Secured Creditors, a continuing lien and security interest in, all of the Assignor’s right, title and interest in, to and under all Earnings and all proceeds thereof, in each case, now or hereafter arising or in which the Assignor now has or in the future may acquire any right, title or interest (collectively, the “Earnings Collateral”).

SECTION 3.   Notice of Assignment.  Within 7 Business Days of the date of this Assignment, in connection with the Shell Contract, and promptly upon its entry into any new

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Drilling Contract, the Assignor shall give notice, substantially in the form attached hereto as Exhibit 1, of this Assignment to the counterparty to such contract, as applicable.

SECTION 4.   Performance under the Shell Contract or any Other Drilling Contract; No Duty of Inquiry.  The Assignor hereby covenants and undertakes that, notwithstanding the assignment herein contained, it shall punctually perform all its material obligations under the Shell Contract or any other Drilling Contract to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under the Shell Contract or any other Drilling Contract to which it is a party and shall perform its obligations thereunder, and the Assignee shall have no obligation or liability under the Shell Contract or such other Drilling Contract by reason of or arising out of the assignment contained herein, nor shall the Assignee be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to the Shell Contract or such other Drilling Contract to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Assignee, or to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

SECTION 5.   Power of Attorney.  The Assignor does hereby irrevocably appoint and constitute the Assignee as the Assignor’s true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Assignee or its legal counsel may deem to be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the Earnings Collateral. Anything in this Section 5 to the contrary notwithstanding, (a) the Assignee agrees that it will not exercise any rights under the power of attorney provided for in this Section 5 unless an Event of Default shall have occurred and be continuing, and (b) the parties agree that the grant of the power of attorney set forth in this Section 5 shall not be deemed to create an obligation on the part of the Assignee to take any one or more of the actions described herein.

SECTION 6.    UCC Filings.  The Assignor does hereby authorize the Assignee to do all things the Assignee may deem to be necessary or advisable in order to perfect or maintain the security interest granted by this Assignment including, but not limited to, filing any and all Uniform Commercial Code financing statements or renewals thereof in any applicable jurisdictions. For the avoidance of doubt, nothing herein shall require the Assignee to file any such financing statements or any continuation statements, or be responsible for maintaining the security interests purported to be created by this Assignment (except for the custody of any Earnings Collateral in its possession and the accounting for moneys actually received by it under this Assignment in accordance with the Indenture) and such responsibility shall be solely that of the Assignor.

SECTION 7.    Application of Proceeds. All moneys collected or received from time to time by the Assignee pursuant to this Assignment shall be immediately deposited into the Earnings Account and applied in accordance with the terms of the Indenture.

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SECTION 8.   Earnings Account. The Assignor shall procure that all Earnings are promptly credited to the Earnings Account.

SECTION 9.   Miscellaneous.

9.1       Further Assurances. The Assignor agrees that if the Collateral Agent determines this Assignment is insufficient in whole or in part to create a valid security interest in the Earnings Collateral or if such security interest ceases to be a first priority security interest in the Earnings Collateral (subject to Permitted Collateral Liens), it shall, as reasonably requested by the Collateral Agent, execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as may be necessary in order to create a valid security interest in the Earnings Collateral or to maintain the security interest granted hereunder as a first priority security interest in the Earnings Collateral (subject to Permitted Collateral Liens).

9.2       Remedies Cumulative and Not Exclusive; No Waiver. No failure on the part of the Assignee or any other Secured Creditor to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Assignment shall in any manner impair or affect other security for the Notes Obligations. The rights and remedies of the Assignee provided herein and in the other Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise.

9.3       Successors and Assigns. This Assignment and all obligations of the Assignor hereunder shall be binding upon the successors and assigns of the Assignor and shall, together with the rights and remedies of the Assignee hereunder, inure to the benefit of the Assignee, its respective successors and assigns.

9.4       Waiver; Amendment. No amendment, modification or waiver of any provision of this Assignment, and no consent to any departure by the Assignor herefrom, shall be effective unless the same is in writing and conforms to the requirements set forth in Article 10 of the Indenture.

9.5       Invalidity. Any provision of this Assignment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.6       Notices. All notices, requests, demands or other communications pursuant hereto shall be given in accordance with Section 14.01 of the Indenture.  Notices shall be deemed to have been given as set forth in Section 14.01 of the Indenture.  All notices and other communications shall be in writing and addressed to such party as provided in the Indenture or in any case at such other address as such party may hereafter notify the other party hereto in writing.

9.7       Electronic Delivery. Delivery of an executed copy of this Assignment by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy. In the event that the Assignor delivers an executed copy of this Assignment by

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facsimile or electronic transmission, the Assignor shall also deliver an originally executed copy as soon as practicable, but the failure of the Assignor to deliver an originally executed copy of this Assignment shall not affect the validity or effectiveness of this Assignment.

9.8       References. References herein to Sections and Exhibits are to be construed as references to sections of, and exhibits to, this Assignment, unless the context otherwise requires.

9.9       Headings. In this Assignment, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Assignment.

9.10     Termination. Upon (i) the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture and subject to the satisfaction of any conditions precedent set forth therein, (ii) consent of the requisite Holders in accordance with Sections 10.02 and 12.02(f) of the Indenture, or (iii) (x) the replacement of Assignor as the “Collateral Rig Operator” in accordance with (a) a Fundamental Change of Assignor not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a new Assignment of Earnings by any replacement Collateral Rig Operator as required by the Indenture, the assignment and continuing security interest granted hereby shall automatically terminate and be released and all rights to the Earnings Collateral shall revert to the Assignor. Upon any such termination, the Assignee will, at the Assignor’s sole expense, execute and deliver to the Assignor such documents as the Assignor shall reasonably request to evidence such termination.

9.11     Discretion of the Assignee. Notwithstanding anything else to the contrary herein, the Assignee shall not have any duty to take any discretionary action or exercise any discretionary powers; provided,  however, that if the taking or exercise of any such discretionary action could reasonably be expected to expose the Assignee to any loss, liability or expense, the Assignee shall have received, upon request therefor, from the Holders indemnity or security (or both) satisfactory to it against such loss, liability or expense that might be incurred in connection therewith. Whenever reference is made herein to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Assignee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Assignee, it is understood that in all cases the Assignee shall have no duty and shall be fully justified in failing or refusing to take any such action under unless it shall have received written instructions from the Holders of at least a majority in principal amount of the Outstanding Securities.

SECTION 10. Governing Law, Jurisdiction and Waivers.

(a)        THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT SHALL BE BROUGHT IN ACCORDANCE WITH SECTION 1.04 OF THE INDENTURE. THE ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS AND SUBMITS TO THE

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NON-EXCLUSIVE JURISDICTION OF THE COURTS DESCRIBED IN SECTION 1.04 OF THE INDENTURE AS THOUGH EACH REFERENCE THEREIN TO THE “COMPANY” IS A REFERENCE TO THE ASSIGNOR.

(b)        THE ASSIGNOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR ANY APPELLATE COURT WITH RESPECT THERETO AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c)        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.2     Conflict.  In the event of a direct conflict between this Assignment and the Indenture, the Indenture shall control; provided,  however, the parties understand and agree that this Assignment sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Assignment as not being in direct conflict with the Indenture.

[Signature page follows]

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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed and delivered on the day and year first above written.

TRANSOCEAN PONTUS OPCO, INC.
as the Assignor

By:
Name:
Title:

[Signature Page to Assignment of Earnings]

Acknowledged and Agreed to on the day and year first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Assignee

By:
Name:
Title:

[Signature Page to Assignment of Earnings]

EXHIBIT 1

FORM OF EARNINGS ASSIGNMENT NOTICE

TO:      [Counterparty to the Shell Contract or any other Drilling Contract]

TAKE NOTICE:

(a)        that by an Assignment of Earnings dated as of July 20, 2018 (the “Assignment”) made by us (the “Assignor”) to Wells Fargo Bank, National Association, as the Collateral Agent (as defined in the Assignment) for the benefit of the Secured Creditors (as defined in the Assignment) (together with its successors and assigns in such capacity, the “Assignee”), we, the operator of the Marshall Islands registered drillship Deepwater Pontus, IMO No. 9675183 and Official No. 5125 (the “Collateral Rig”) have assigned to the Assignee a security interest in all our right, title and interest in and to:

(i)         all earnings, including without limitation, all freight, hire, income and passage moneys or claims for money now or hereafter earned or to be earned payable to the Assignor as a consequence of the operation of the Collateral Rig, including without limitation all payments earned or to be earned and payable or to be paid under or in connection with [describe applicable Drilling Contract], of every kind, including any termination payments or settlement payments in respect thereof and all other rights under [describe applicable Drilling Contract] to receive such earnings;

(ii)       any claim under any guarantee in respect of the [describe applicable Drilling Contract] or otherwise related to earnings, freight, hire, income or passage moneys, in each case payable to the Assignor as a consequence of the operation of the Collateral Rig;

(iii)      any other money whatsoever now or hereafter due or to become due to the Assignor in relation to or attributable to the [describe applicable Drilling Contract, including termination payments or settlement payments in respect thereof]; and

(iv)       any other money received directly or indirectly under the [describe applicable Drilling Contract] by the Assignor.

(b)        that you are hereby irrevocably authorized and instructed to pay as from the date hereof all of such aforesaid moneys as follows (or, after the occurrence of an Event of Default, to such other account as the Assignee may direct from time to time by written notice):

Bank Name:  [        ]1

Address: [          ]

1 Add information for Earnings Account.

Account Name: [           ]

Account Number: [            ]

ABA/Routing: [          ]

Swift: [           ]

DATED: [—], 20[—]

TRANSOCEAN PONTUS OPCO, INC.

By:
Name:
Title:

APPENDIX G

FORM OF ASSIGNMENT OF INSURANCES

Appendix G-1

FORM OF ASSIGNMENT OF INSURANCES

given by

TRITON GEMINI GMBH,

TRANSOCEAN INC.

and

TRANSOCEAN PONTUS OPCO, INC.

as the Assignors

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

as the Assignee

JULY 20, 2018

DEEPWATER PONTUS

THIS ASSIGNMENT OF INSURANCES (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Assignment”) is made by TRITON GEMINI GMBH, a Swiss limited liability company (“OwnCo”), TRANSOCEAN INC., a Cayman Islands exempted company (“TINC”), and Transocean Pontus Opco, Inc. a Delaware corporation (“OpCo” and, together with OwnCo and TINC, collectively, the “Assignors” and each, individually, an “Assignor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as the collateral agent (in such capacity, the “Collateral Agent”) for the Secured Creditors (as defined in the Indenture referred to below) (together with its successors and assigns in such capacity, the “Assignee”).

W I T N E S S E T H   T H A T :

WHEREAS:

(A)        Triton Gemini GmbH is the sole owner of the whole of the Marshall Islands registered drillship Deepwater Pontus, IMO No. 9675183 and Official No. 5125 (the “Collateral Rig”) and each Assignor has an interest in the Insurances (as defined below);

(B)        Pursuant to the Indenture dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Indenture”), by and among Transocean Pontus Limited, a Cayman Islands exempted company (together with its successors and permitted assigns, the “Company”), the Guarantors (as defined therein) party thereto from time to time (including the Assignor, other than OpCo.) and Wells Fargo Bank, National Association, as trustee and the Collateral Agent, the Company will issue 6.125% Senior Secured Notes due 2025 in an aggregate principal amount of $600,000,000 on the date hereof;  and

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(C)        Pursuant to the Indenture, each Assignor is required to execute this Assignment to give security for all of the Notes Obligations (as defined in the Indenture under the Note Documents (as defined in the Indenture).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Assignor, the Assignor hereby agrees as follows:

SECTION 1.     Defined Terms.  Except as otherwise defined herein, terms defined in the Indenture shall have the same meanings when used herein.

“Indenture” has the meaning ascribed to it in Whereas Clause B of this Assignment.

“Insurances” means policies and contracts of insurance from time to time taken out by or on behalf of any Assignor (as further identified in any notice sent hereunder) insuring physical damage to the Collateral Rig, including but not limited to (i) hull and machinery (including hull interest insurance, increased value insurance and freight interest insurances, if any) and (ii) war risk.

“Insurance Proceeds” means all monies payable to any Assignor under or in connection with (i) the Insurances, whether heretofore, now or hereafter effected, and all renewals or replacements for same, and (ii) all claims, returns of premium or other amounts and other moneys due and to become due under or in respect of Insurances, other than returns of premium not related to physical damage to the Collateral Rig.

“Requisition Compensation” means, in relation to the Collateral Rig, any compensation paid or payable by a government entity for the requisition for title, confiscation or compulsory acquisition of the Collateral Rig.

“Triton Gemini GmbH Account” means any Bareboat Account pledged by Triton Gemini GmbH in favor of the Collateral Agent pursuant to the Note Documents.

“Transocean Pontus Opco, Inc. Account” means any Earnings Account pledged by OpCo in favor of the Collateral Agent pursuant to the Note Documents.

SECTION 2.     Grant of Security.  As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Notes Obligations, each Assignor, as legal and beneficial owner, does hereby collaterally assign, transfer and set over unto the Assignee, for the benefit of the Secured Creditors, and does hereby grant the Assignee, for the benefit of the Secured Creditors, a continuing security interest in, all of such Assignor’s right, title and interest in, to and under the following (collectively, the “Insurance Collateral”): (a) all Insurances, (b) all Insurance Proceeds, (c) all Requisition Compensation and (d) all proceeds of the foregoing, other than returns of premium not related to physical damage to the Collateral Rig.

SECTION 3.      Loss Payable Clauses.  Each Assignor shall ensure that: all Insurances, as such Insurances relate to the Collateral Rig, in respect of hull and machinery (including hull interest insurance, increased value insurance, freight interest insurances, if any and war risk) shall contain a loss payable clause in substantially the form attached hereto as Exhibit 1.  Insurances for the Collateral Rig in respect of:

(a)         an Event of Loss or any loss that results in Insurance Proceeds greater than $25,000,000, shall be payable to the Assignee in accordance with the loss payable clause as

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described in Exhibit 1;  provided that, other than in the case of an Event of Loss, such Insurance Proceeds shall be paid by the Assignee to the applicable Assignor designated by OwnCo upon the delivery to Assignee of an Officer’s Certificate certifying that (i) no Event of Default has occurred and is continuing, (ii) no Event of Loss has occurred, and (iii) such Insurance Proceeds shall be applied to the reimbursement for repair and/or replacement of damaged property of the Collateral Rig and for other covered expenses under the Insurances; and

(b)         any loss that results in Insurance Proceeds of equal to or less than $25,000,000, shall be payable to the applicable Assignor as designated by OwnCo for reimbursement for repair and/or replacement of damaged property of the Collateral Rig and for other covered expenses under the Insurances in accordance with the loss payable clause until any time at which an Event of Default has occurred and is continuing, at which time the Assignee may direct the insurers to pay such moneys to the Assignee.

SECTION 4.      Covenants and Undertakings; Notices.  Each Assignor hereby covenants with the Assignee and undertakes that:

(a)         it shall do or permit to be done each and every act or thing which the Assignee may from time to time require to be done for the purpose of enforcing the Assignee’s rights under this Assignment and shall allow its name to be used as and when required by the Assignee for that purpose;

(b)         it shall forthwith give notice substantially in the form annexed hereto as Exhibit 2, or cause its insurance brokers to give notice, of this Assignment to all insurers, underwriters, clubs and associations providing the Insurances and request that such notice be endorsed on all the policies and entries of Insurances; and

(c)         as an inducement to the Assignee to accept this Assignment, that (i) the Insurances are in full force and effect and are enforceable in accordance with their respective terms, (ii) such Assignor is not in default under the Insurances such that the Insurances could be or are cancelled, terminated, discharged, suspended, avoided or materially modified, (iii) no entity other than the signatories hereto has any interest in any of the Insurances (except any entity which has previously assigned such interest to the Assignee), and (iv) it has not assigned, pledged or in any way created or suffered to be created any security interest in the whole or any part of the right, title and interest in the Insurance Collateral, except for Permitted Collateral Liens.

SECTION 5.      No Duty of Inquiry.  The Assignee shall not be obliged to make any inquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or take any other action to collect any moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may at any time be entitled hereunder. The Assignors shall remain liable to perform all of their obligations in relation to the Insurance Collateral and the Assignee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever (including, without limitation, any obligation or liability with respect to the payment of premiums, calls, assessments or any other sums at any time due and owing in respect of the Insurances) in the event of any failure by the Assignors to perform such obligations.

SECTION 6.     Power of Attorney.  Each Assignor does hereby irrevocably appoint and constitute the Assignee as such Assignor’s true and lawful attorney-in-fact with full power (in the name of such Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Assignee

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may deem to be necessary or advisable and otherwise to do any and all things which such Assignor itself could do in relation to the Insurance Collateral. Anything in this Section 6 to the contrary notwithstanding, (a) the Assignee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6 unless an Event of Default shall have occurred and be continuing, and (b) the parties agree that the grant of the power of attorney set forth in this Section 6 shall not be deemed to create an obligation on the part of the Assignee to take any one or more of the actions described herein.

SECTION 7.     UCC Filings.  Each Assignor does hereby authorize the Assignee to do all things the Assignee may deem to be necessary or advisable in order to perfect or maintain the security interest granted by this Assignment including, but not limited to, filing any and all Uniform Commercial Code financing statements or renewals thereof in any applicable jurisdictions. For the avoidance of doubt, nothing herein shall require the Assignee to file any such financing statements or any continuation statements, or be responsible for maintaining the security interests purported to be created by this Assignment (except for the safe custody of any Insurance Collateral in its possession and the accounting for moneys actually received by it under this Assignment) and such responsibility shall be solely that of each Assignor.

SECTION 8.      Application of Proceeds.

(a)         All Requisition Compensation received by an Assignor shall be immediately deposited into either the Triton Gemini GmbH Account or the Transocean Pontus Opco, Inc. Account and shall be applied in accordance with the terms of the Indenture.

(b)         Absent an Event of Loss, all moneys collected or received from time to time by an Assignor pursuant to this Assignment (other than Requisition Compensation) shall be immediately deposited as designated by OwnCo into either the Triton Gemini GmbH Account or the Transocean Pontus Opco, Inc. Account and shall be applied to the reimbursement for repair and/or replacement of damaged property of the Collateral Rig and for other covered expenses under the Insurances.

(c)         All Insurance Proceeds received by the Assignee as a result of an Event of Loss shall be held by the Assignee to be applied to a mandatory redemption if and when required pursuant to Section 3.09(b) of the Indenture, or as otherwise described in this Section 8(c).  Upon receipt of such Insurance Proceeds, the Assignee will give written notice of such receipt to the Company.  Following receipt of such notice, the Company will give the notices required by Section 3.09(d) of the Indenture as if the Company had received such Insurance Proceeds on the date of receipt of such notice, and on or prior to the redemption date designated by the Company in the applicable notice, the Assignee will deposit such Insurance Proceeds with the Paying Agent to be applied to the redemption price, in accordance with Sections 3.05 and 3.09(b) of the Indenture.  To the extent that such Insurance Proceeds exceed the redemption price, the Assignee will remit to the applicable Assignor such excess, and such excess shall be immediately deposited into either the Triton Gemini GmbH Account or the Transocean Pontus Opco, Inc. Account as designated by OpCo.  Notwithstanding the foregoing, if pursuant to the proviso in Section 3.09(b) of the Indenture, no redemption is required under Section 3.09(b) thereof, the Company will deliver an Officer’s Certificate certifying that no such redemption is required pursuant to such provision, and the Assignee will pay such Insurance Proceeds to the applicable Assignor designated by the Company in such Officer’s Certificate.

SECTION 9.      Miscellaneous.

9.1        Further Assurances.  Each Assignor agrees that if this Assignment shall at any time be insufficient in whole or in part to create a valid security interest in the Insurance Collateral pledged by

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it, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as may be necessary in order to create a valid security interest in such Insurance Collateral.

9.2        Remedies Cumulative and Not Exclusive; No Waiver.  No failure on the part of the Assignee or any Secured Creditor to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Assignment shall in any manner impair or affect other security for the Notes Obligations. The rights and remedies of the Assignee provided herein and in the other Security Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise.

9.3        Successors and Assigns.  This Assignment and all obligations of the Assignors hereunder shall be binding upon the successors and assigns of the Assignors and shall, together with the rights and remedies of the Assignee hereunder, inure to the benefit of the Assignee and its successors and assigns.

9.4        Waiver; Amendment.  No amendment, modification or waiver of any provision of this Assignment, and no consent to any departure by the Assignors herefrom, shall be effective unless the same is in writing and conforms to the requirements set forth in Article 10 of the Indenture.

9.5        Invalidity.  Any provision of this Assignment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.6        Notices.  All notices, requests, demands or other communications pursuant hereto shall be given in accordance with Section 14.01 of the Indenture.  Notices shall be deemed to have been given as set forth in Section 14.01 of the Indenture.  All notices and other communications shall be in writing and addressed to such party as provided in the Indenture or in any case at such other address as such party may hereafter notify the other party hereto in writing.

9.7        Electronic Delivery.  Delivery of an executed copy of this Assignment by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy. In the event that any Assignor delivers an executed copy of this Assignment by facsimile or electronic transmission, such Assignor shall also deliver an originally executed copy as soon as practicable, but the failure of such Assignor to deliver an originally executed copy of this Assignment shall not affect the validity or effectiveness of this Assignment.

9.8        References.  References herein to Sections and Exhibits are to be construed as references to sections of, and exhibits to, this Assignment, unless the context otherwise requires.

9.9        Headings.  In this Assignment, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Assignment.

9.10      Termination.  Upon the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture, the continuing security interest granted hereby shall automatically terminate and be released and all rights to the Insurance Collateral shall automatically revert to the Assignors.  The security interest granted hereby shall, in whole or in part, automatically terminate and be released and all rights to the Insurance Collateral so released shall automatically revert to the Assignors, upon consent of the requisite Holders in accordance with Sections 10.02 and 12.02(f) of the Indenture.

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Upon (x) the replacement of OwnCo as the “Collateral Rig Owner” or the replacement of the Collateral Rig, in each case in accordance with (a) a Fundamental Change of OwnCo not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a new Assignment of Insurances by any replacement Collateral Rig Owner and/or any other Member of the Consolidated Group, as required by the Indenture, the continuing security interest granted by OwnCo hereunder shall automatically terminate and be released and all rights to OwnCo’s Insurance Collateral shall automatically revert to OwnCo.  Upon (x) the replacement of OpCo. as the “Collateral Rig Operator” or the replacement of the Drilling Contract, in each case in accordance with (a) a Fundamental Change of OpCo not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a new Assignment of Insurances by the Collateral Rig Operator and/or any other Member of the Consolidated Group, as required by the Indenture, the continuing security interest granted by OpCo hereunder shall automatically terminate and be released and all rights to OpCo’s Insurance Collateral shall automatically revert to OpCo. Upon (x) the merger, consolidation, replacement or a sale of assets of TINC in accordance with a Fundamental Change of TINC not prohibited by Section 4.13 of the Indenture and (y) the entry into a new Assignment of Insurances by TINC or its successor as required by the Indenture, the continuing security interest granted by TINC hereunder shall automatically terminate and be released and all rights to TINC’s Insurance Collateral shall automatically revert to TINC.  Upon any such termination, the Assignee will, at the Assignor’s sole expense, execute and deliver to the applicable Assignor such documents as such Assignor shall reasonably request to evidence such termination.

9.11      Discretion of the Assignee.  Notwithstanding anything else to the contrary herein, the Assignee shall not have any duty to take any discretionary action or exercise any discretionary powers; provided, however, that if, the taking or exercise of any such discretionary action could reasonably be expected to expose the Assignee to any loss, liability or expense, the Assignee shall have received, upon request therefor, from the Holders indemnity or security (or both) satisfactory to it against such loss, liability or expense that might be incurred in connection therewith.  Whenever reference is made herein to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Assignee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Assignee, it is understood that in all cases the Assignee shall have no duty and shall be fully justified in failing or refusing to take any such action unless it shall have received written instructions from the Holders of at least a majority in principal amount of the Outstanding Securities.

9.12      Governing Law, Jurisdiction and Waivers.

(a)         THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT SHALL BE BROUGHT IN ACCORDANCE WITH SECTION 1.04 OF THE INDENTURE. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS DESCRIBED IN SECTION 1.04 OF THE INDENTURE.

(b)         EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR ANY APPELLATE COURT WITH RESPECT THERETO AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

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(c)         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.13      Conflict.  In the event of a direct conflict between this Assignment and the Indenture, the Indenture shall control; provided,  however, the parties understand and agree that this Assignment sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Assignment as not being in direct conflict with the Indenture.

9.14      OwnCo Limitation.  Notwithstanding anything to the contrary herein, the Notes Obligations secured by OwnCo’s grant of security herein shall be limited to the Notes Obligations of OwnCo and its Subsidiaries.

[Signature page follows]

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IN WITNESS WHEREOF, each Assignor has caused this Assignment to be executed and delivered as of the day and year first above written.

TRITON GEMINI GMBH, as an Assignor

By:
Name:
Title:

TRANSOCEAN INC., as an Assignor

By:
Name:
Title:

TRANSOCEAN PONTUS OPCO, INC., as an Assignor

By:
Name:
Title:

[Signature Page to Assignment of Insurances]

Acknowledged and Agreed to on the day and year first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent, as the Assignee

By:
Name:
Title:

[Signature Page to Assignment of Insurances]

EXHIBIT 1

FORM OF LOSS PAYABLE CLAUSE

Hull and Machinery (Marine and War Risks)

Loss with respect to Marshall Islands registered drillship Deepwater Pontus, IMO No. 9675183 and Official No. 5125 (the “Collateral Rig”), if any, shall be payable to the order of Wells Fargo Bank, National Association, as the Collateral Agent for itself and certain other Secured Creditors (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) to such account and/or bank as the Collateral Agent may notify to the insurer from time to time in writing; provided, that if there has been any such loss that results in Insurance Proceeds of U.S. $25,000,000 or less, such proceeds will be made as designated by Triton Gemini GmbH, a Swiss limited liability company (the “OwnCo”), to either the Owner, Transocean Inc., a Cayman Islands exempted company (“OwnCo”), or Transocean Pontus Opco, Inc. a Delaware corporation (the “OpCo”).

A payment to the Collateral Agent in accordance with this loss payable clause, to the extent of that payment, shall discharge the liability of the insurer to pay the OwnCo, TINC, the OpCo or any other claimant insured party.

Exhibit 2-1

EXHIBIT 2

FORM OF NOTICE OF ASSIGNMENT OF INSURANCE PROCEEDS

TO:

TAKE NOTICE:

(a)         that by an Assignment of Insurances dated as of July 20, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified to date, the “Assignment of Insurances”) made by Triton Gemini GmbH, a Swiss limited liability company, TRANSOCEAN INC., a Cayman Islands exempted company, and Transocean Pontus Opco, Inc., a Delaware corporation (collectively, the “Assignors”, “we” or “us”), to WELLS FARGO BANK, NATIONAL ASSOCIATION, as the collateral agent (the “Collateral Agent”) for the Secured Creditors (as defined in the Indenture referred to in the Assignment of Insurances) (in such capacity, together with its successors and assigns in such capacity, the “Assignee”), a copy of which is attached hereto, we have assigned to the Assignee, inter alia, all our right, title and interest in, to and under all Insurances from time to time taken out by or on behalf of the Assignors in respect of the Marshall Islands flag vessel Deepwater Pontus, IMO No. 9675183 and Official No. 5125 (the “Collateral Rig”), all Insurance Proceeds and all proceeds of the foregoing, other than returns of premium not related to physical damage to the Collateral Rig.  Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Assignment of Insurances;

(b)         that you are hereby irrevocably authorized and instructed to pay as from the date hereof all payments under all Insurances in accordance with the loss payable clause attached hereto as Exhibit 1 of the Assignment of Insurances; and

(c)         that you are hereby requested and instructed to endorse the assignment, notice of which is given to you herein, on all policies or entries in respect of the Insurances.

DATED: [         ], 20[   ]

[Signature Page Follows]

Exhibit 2-1

TRITON GEMINI GMBH

By:
Name:
Title:

TRANSOCEAN INC.

By:
Name:
Title:

TRANSOCEAN PONTUS OPCO, INC.

By:
Name:
Title:

APPENDIX H

FORM OF COLLATERAL RIG MORTGAGE

Appendix H-1

FIRST PREFERRED SHIP MORTGAGE

ON MARSHALL ISLANDS FLAG RIG

DEEPWATER PONTUS

OFFICIAL NO. 5125

granted by

TRITON GEMINI GMBH,

as Shipowner

in favor of

Wells Fargo Bank, National Association

as Collateral Agent, Security Trustee and Mortgagee

July 20, 2018

FORM OF FIRST PREFERRED SHIP MORTGAGE

DEEPWATER PONTUS

This First Preferred Ship Mortgage dated July 20, 2018 (this “Mortgage”), granted by TRITON GEMINI GMBH, a Swiss limited liability company registered as a foreign maritime entity in the Republic of the Marshall Islands (the “Shipowner”), in favor of Wells Fargo Bank, National Association, as collateral agent, security trustee and mortgagee for the Secured Creditors (together with its successors in trust and assigns, the “Mortgagee”), pursuant to the Indenture referred to below.

W I T N E S S E T H

WHEREAS:

A.        The Shipowner is the sole owner of the whole of the Marshall Islands flag rig DEEPWATER PONTUS, Official Number 5125 of 70,095 gross tons and 21,029 net tons built in 2017 at Daewoo Shipbuilding & Marine Engineering Company in Seoul, Korea with her home port at Majuro, Marshall Islands (including any share or interest in it and its engines, machinery, boats, tackle, outfit, equipment, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or later acquired by the Shipowner and also any and all additions, improvements and replacements made in or to such rig or any part of it or in or to its equipment and appurtenances) (the “Rig”).

B.         Pursuant to an Indenture dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Indenture”), made among Transocean Pontus Limited, a Cayman Islands exempted company (the “Company”), the Shipowner, the other Guarantors (as defined therein) party thereto and Wells Fargo Bank, National Association, as trustee and as collateral agent, the Company shall issue senior secured notes of Six Hundred Million United States Dollars ($600,000,000) aggregate principal amount of 6.125% Senior Secured Notes due 2025.  A copy of the form of the Indenture (without attachments) is attached hereto as Exhibit A and shall be read together herewith.  Except as otherwise defined herein, capitalized terms used herein and defined in the Indenture shall be used herein as so defined.  Section 1.03 (Rules of Construction) of the Indenture and any other provision of the Indenture which, by its terms, purports to apply to all of the Note Documents and/or any Note Party shall apply to this Mortgage as if set out in it but with all necessary changes and as if references in the provision to Note Documents referred to this Mortgage.

C.         The Company is a wholly owned direct subsidiary of the Shipowner, and pursuant to the terms of the Indenture, the Shipowner has agreed to guarantee the Notes Obligations under the Indenture, including any Make-Whole Premium owed by the Company pursuant to Section 6.02 of the Indenture.  The parties to the Indenture estimate that the aggregate amount of any Make-Whole Premium that may be payable by the Company under the Indenture will not exceed Seventy Five Million United States Dollars ($75,000,000).

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D.        In order to secure its Guaranteed Obligations under the Indenture according to the terms thereof, and all other such sums that may hereinafter be secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with all the agreements, covenants and conditions contained herein, the Shipowner has duly authorized the execution and delivery of this Mortgage under Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands, as amended.

E.         Pursuant to the Indenture, the Mortgagee has agreed to act as collateral agent and security trustee and mortgagee for the Secured Creditors.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure its Guaranteed Obligations under the Indenture according to the terms thereof, and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof (all such obligations and other sums hereinafter called the “Indebtedness hereby secured”) and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions contained in this Mortgage and the Indenture on its part to be observed, performed or complied with, the Shipowner covenants and agrees with the Mortgagee as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE SHIPOWNER

Section 1.        Existence; Authorization. The Shipowner is a limited liability company duly organized and validly existing under the laws of Switzerland and, except as permitted by Section 4.03 of the Indenture, shall so remain during the life of this Mortgage.  The Shipowner has full power and authority to own and mortgage the Rig; has full right and entitlement to register the Rig in its name under the flag of the Republic of the Marshall Islands and all action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken; and each of the Indebtedness hereby secured and the Mortgage is and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 2.        Title to Rig. The Shipowner lawfully owns and is lawfully possessed of the Rig free from any lien or encumbrance whatsoever other than this Mortgage and other Permitted Collateral Liens, and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

ARTICLE II

COVENANTS OF THE SHIPOWNER

Section 1.        Payment of Indebtedness. The Shipowner will pay or cause to be paid the Indebtedness hereby secured and will observe, perform and comply with the covenants, terms and

2

conditions herein and in the Indenture, express or implied, on its part to be observed, performed or complied with.  In the event of inconsistency between this Mortgage and the Indenture, the provisions of this Mortgage shall prevail but only to the extent required by Marshall Islands law.

The obligation of the Indebtedness hereby secured is an obligation in United States Dollars and the term “$” when used herein shall mean such United States Dollars.  Notwithstanding fluctuations in the value or rate of United States Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be payable in terms of United States Dollars when due, in United States Dollars when paid, whether such payment is made before or after the due date.

Section 2.        Mortgage Granting, Recording, Perfection. 5.  This Mortgage secures the payment and discharge of the Indebtedness hereby secured. For good and valuable consideration, (receipt of which is hereby acknowledged by the Shipowner) and, pursuant to the Indenture and in order to secure the repayment and discharge of the Indebtedness hereby secured and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage and the Indenture, express or implied, on its part to be observed, performed or complied with, the Shipowner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage unto the Mortgagee, the whole of the Rig TO HAVE AND TO HOLD the same for the Mortgagee forever, upon the terms set out in this Mortgage, for the enforcement of the payment and discharge of the Indebtedness hereby secured and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage and the Indenture on the part of the Shipowner to be observed. The Shipowner hereby agrees that the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Indebtedness hereby secured and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.

(a)        IT IS NOT INTENDED that this Mortgage shall cover, and this Mortgage shall not cover, property other than the Rig as the term “Vessel” is used in Section 308 (2) of Chapter 3 of the Maritime Act 1990 of the Republic of Marshall Islands as amended. Notwithstanding the foregoing, for property other than the Rig, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

(b)        The Shipowner will cause this Mortgage to be duly recorded in the Office of the Marshall Islands Maritime Administrator, in accordance with the provisions of Chapter 3 of the Maritime Act of 1990 of the Republic of the Marshall Islands, as amended, and will otherwise comply with and satisfy all of the provisions of applicable laws of the Republic of the Marshall Islands in order to establish and maintain this Mortgage as a first preferred mortgage thereunder upon the Rig and upon all renewals, replacements and improvements made in or to the same for the amount of the Indebtedness hereby secured. The Shipowner shall give the Mortgagee proof of such recording as soon as reasonably practicable following such recording.

(c)        For purposes of recording this Mortgage as required by Chapter 3 of the Maritime Act of 1990 Republic of the Marshall Islands, as amended, the total maximum amount of the obligations secured by this Mortgage is Six Hundred Seventy Five Million United States Dollars ($675,000,000), plus interest, costs, expenses and performance of mortgage

3

covenants.  The maturity date of this Mortgage is on demand.  There is no separate discharge amount.  Notwithstanding the foregoing, for property other than the Rig, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

Section 3.        Lawful Operation.  The Shipowner will not cause or permit the Rig to be operated in any manner contrary to applicable law, and the Shipowner will not engage in any unlawful trade or violate any applicable law or carry any cargo, in the case of any of the foregoing that will unreasonably expose the Rig to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Rig under the laws and regulations of the Republic of the Marshall Islands and will at all times keep the Rig duly documented thereunder (except in connection with a Flag Jurisdiction Transfer).

Section 4.        Payment of Taxes.  The Shipowner will pay and discharge, or cause to be paid and discharged, prior to delinquency, all material taxes, assessments and governmental levies imposed on the Rig or any income earned by the Shipowner therefrom; provided that the Shipowner shall not be required to pay or discharge any such tax, assessment or governmental levy (i) that is being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP or (ii) which the failure to effect such payment is not adverse in any material respect to the Secured Creditors, provided that the Rig shall not have been arrested, detained or requisitioned therefor.

Section 5.        Prohibition of Liens.  Neither the Shipowner, any charterer, the Master of the Rig nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Rig, its freights, profits or hire any lien whatsoever other than this Mortgage and other Permitted Collateral Liens.

Section 6.        Notice of Mortgage.  The Shipowner will place, and at all times and places will retain a properly certified copy of this Mortgage on board the Rig with her papers and will cause such certified copy and the Rig’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon (other than liens for crew’s wages and salvage and other Permitted Collateral Liens), and to any representative of the Mortgagee.

The Shipowner will place and keep prominently displayed in the chart room and in the Master’s cabin on the Rig a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS RIG IS OWNED BY TRITON GEMINI GMBH, AND IS SUBJECT TO A FIRST PREFERRED MORTGAGE IN FAVOR OF WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL AGENT, SECURITY TRUSTEE AND MORTGAGEE UNDER AUTHORITY OF CHAPTER 3 OF THE MARITIME ACT 1990 OF THE REPUBLIC OF THE MARSHALL ISLANDS, AS AMENDED.  UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE RIG, NOR ANY OTHER

4

PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THE RIG, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES, SALVAGE AND OTHER PERMITTED COLLATERAL LIENS (AS DEFINED IN SAID MORTGAGE).

Section 7.        Removal of Liens.   Except for the lien of this Mortgage, the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Rig, and in due course the Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, and will cause the Rig to be released or discharged from any lien, encumbrance or charge therefor, other than Permitted Collateral Liens.

Section 8.        Release from Arrest.  If a libel, complaint or similar process be filed against the Rig or the Rig be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by telex or telefax, or telephone confirmed by letter, at the address, as specified in this Mortgage, and will cause the Rig to be released and all liens thereon other than this Mortgage and other Permitted Collateral Liens to be discharged, will cause a certificate of discharge to be recorded in the case of any recording of a notice of claim of lien, and will promptly notify the Mortgagee thereof in the manner aforesaid.  The Shipowner will promptly notify the Mortgagee after it has become known to a senior officer of the Shipowner of any average or salvage incurred by the Rig.

Section 9.        Maintenance.  13. The Shipowner will at all times and without cost or expense to the Mortgagee, maintain and preserve, or cause to be maintained and preserved, the Rig and all its material equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair (ordinary wear and tear and loss or damage by casualty or condemnation excepted) and in all material respects seaworthy and fit for its intended service, and will keep the Rig, or cause her to be kept, in such condition as will entitle her to be classified by an Acceptable Classification Society at minimum at the same standard of classification as set forth in the classification certificate as in effect on the date hereof or other highest classification as is applicable for rigs of its age and type with such classification society, free of any overdue conditions affecting the classification of such Rig for which no extension has been granted by the Acceptable Classification Society, and will at the time of execution of this Mortgage, furnish to the Mortgagee a certificate by such classification society that such classification is maintained; provided that temporary lapses of such classification as may from time to time arise as a result of the normal operation of the Rig shall not be deemed to be a breach of this Section 9 of Article II so long as the Shipowner or the Collateral Rig Operator is using commercially reasonable efforts to remedy such lapses and actually promptly remedies such lapses.

(a)        The Rig shall, and the Shipowner covenants that she will, at all times comply with all applicable laws, treaties and conventions to which the Republic of the Marshall Islands is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith, except where the failure to comply or have such certificates (i) has not resulted in the loss of a material permit relating to the Rig and (ii) could not reasonably be expected to have a Material Adverse Effect or a material

5

adverse effect on (x) the rights and remedies of the Collateral Agent or the Secured Creditors under the Note Documents as to the Rig or (y) the value of the Rig.

(b)        Upon written request of the Mortgagee (acting at the direction of Holders of not less than a majority in aggregate principal amount of Outstanding Securities), the Shipowner agrees to promptly notify the Mortgagee of the actual date and place of any survey or drydocking, in order that the Mortgagee may have representatives present if desired.  The Shipowner agrees that at the Mortgagee’s request (acting at the direction of Holders of not less than a majority in aggregate principal amount of Outstanding Securities) it will satisfy the Mortgagee that the expense of such survey or drydocking or work to be done thereat is within Shipowner’s financial capability and will not result in a claim or lien against the Rig in violation of the provisions of this Mortgage, the Indenture or any other Note Document.

(c)        The Shipowner shall promptly notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding (i) any accident or damage to the Rig involving repairs where the aggregate cost of repair is likely to exceed Twenty Five Million Dollars ($25,000,000) (or its equivalent in another currency), (ii) any event resulting in a violation of Section 9(a) of Article II hereof, and (iii) any occurrence in consequence whereof the Rig has become or is likely to suffer an Event of Loss.

(d)        The Mortgagee (acting at the direction of Holders of not less than a majority in aggregate principal amount of Outstanding Securities) shall have the right at any time, on reasonable notice, to have its surveyor conduct inspections and surveys of the Rig to ascertain the condition of the Rig and to satisfy itself that the Rig is being properly repaired and maintained, provided that such inspections and surveys shall be at the expense of the Holders unless an Event of Default then exists.  Such inspections and surveys shall be conducted at such times and in such manner as will not interfere with the Shipowner’s normal business operations and schedule.

Section 10.        Flag.  Except as pursuant to a Flag Jurisdiction Transfer and satisfaction of all requirements under the Indenture, the Shipowner will not change the flag of the Rig without the written consent of the Mortgagee (acting at the direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities) and any such written consent to any one change of flag shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of flag.

Section 11.        No Sales, Transfers or Mortgages.  Except as permitted by and in compliance with the Indenture, the Shipowner will not sell, mortgage or transfer (it being understood that a charter is not a transfer) the Rig.

Section 12.        Insurance.  The Shipowner will at all times maintain or cause to be maintained insurance in accordance with the requirements set forth in Section 4.08 (Maintenance of Property; Insurance) of the Indenture.

Section 13.        Reimbursement for Expenses.  The Shipowner will reimburse the Mortgagee promptly for any and all expenditures which the Mortgagee may from time to time make, layout or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, tolls, assessments, governmental charges, fines and penalties lawfully

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imposed, repairs, attorney’s fees, necessary translation fees for documents made in a language other than English, and other matters, in each case, as the Shipowner is obligated herein to provide, but fails to provide or which, in the sole judgment of the Mortgagee, are necessary or appropriate for the protection of the security granted by this Mortgage.  Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, shall bear interest at an interest rate of 8.125% from the date of payment by the Mortgagee to and including the date of reimbursement by the Shipowner, shall be secured by this Mortgage, and shall be payable by the Shipowner on demand.  The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditure, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 14.        Performance of Charters.  The Shipowner will use commercially reasonable efforts to perform any and all charter parties which may be entered into with respect to the Rig.

Section 15.        Change in Ownership.  The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Rig or any of the shares of the Shipowner without the prior written consent of the Mortgagee (acting at the direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities), in each case except as permitted by, or not prohibited by, and in compliance with the Indenture.

ARTICLE III

EVENTS OF DEFAULT AND REMEDIES

Section 1.          Events of Default; Remedies.  The Mortgagee may enforce this Mortgage in any way it may decide at any time (in each case, acting at the direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities) at which an Event of Default has occurred and is continuing by exercising any powers conferred on it by law or by this Mortgage and, in addition, may (in each case, acting at the direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities):

(a)        demand payment by written notice of the Indebtedness hereby secured, whereupon such payment shall be immediately due and payable, anything contained in the Note Documents or this Mortgage to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee under the Note Documents or this Mortgage, provided, however, that if, before any sale of the Rig, all defaults shall have been remedied in a manner satisfactory to the Mortgagee (acting at the direction of the requisite Holders in accordance with the Indenture), the Mortgagee (acting at the direction of the requisite Holders in accordance with the Indenture) may waive such defaults by written notice to the Shipowner; but no such waiver shall extend to or affect any subsequent or other default or impair any rights and remedies consequent thereon;

(b)        at any time and as often as may be necessary, take any such action as may be necessary or advisable for the purpose of protecting the security created by this Mortgage and each and every expense or liability (including reasonable fees of counsel) so incurred by the Mortgagee in or about the protection of such security shall be repayable to it by the Shipowner

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promptly after demand.  The Shipowner shall promptly execute and deliver to the Mortgagee such documents or cause promptly to be executed and delivered to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as may be necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;

(c)         exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands as amended and all applicable laws of any other jurisdiction;

(d)        take possession of the Rig, wherever the same may be, without prior demand and without legal process (when permissible under applicable law) and cause the Shipowner or other Person in possession thereof forthwith upon demand of the Mortgagee to surrender to the Mortgagee possession thereof as demanded by the Mortgagee;

(e)         require that all documents and records relating to the insurance with respect to the Rig, including, but not limited to, those described in Section 12 of Article II (Insurance) hereof (the “Insurances”) (including details of and correspondence concerning outstanding claims) be forthwith delivered to the Mortgagee or its nominee;

(f)         collect, recover and give a good discharge for any moneys or claims in respect of the Rig and to take over or institute (if necessary using the name of the Shipowner) all such proceedings in connection therewith as may be necessary or advisable and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage for doing so;

(g)        settle, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person relating to the Rig;

(h)        bring, prosecute, defend or abandon any action, suit or proceedings in relation to the Rig;

(i)         sell the Rig or any share or interest in it (with or without prior notice to the Shipowner or the benefit of any charter commitment), free from any claim by the Shipowner, by public auction or private contract, at such place and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from its postponement and with power to purchase the Rig itself and set off the sale price against all or any part of the Indebtedness hereby secured;

(j)         manage, charter, lease, insure, maintain and repair the Rig, and employ, sail or lay up the Rig upon such terms, in such manner and for such period as the Mortgagee, in its absolute discretion, deems expedient or advisable and enter into such arrangements in all respects as if the Mortgagee was the owner of the Rig and without being responsible for any loss thereby incurred;

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(k)        do anything incidental or conducive to the exercise of its rights as mortgagee of the Rig including discharging any cargo or equipment belonging to any person on board the Rig.

(l)         to the extent permitted by the Indenture and/or this Mortgage, recover from the Shipowner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the powers vested in the Mortgagee under Section 1(j) above; and

(m)       to the extent permitted by the Indenture and/or this Mortgage, recover from the Shipowner on demand all expenses, payments and disbursements (including fees and expenses of counsel) incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers vested in it hereunder.

Section 2.        Power of Sale.  Any sale of the Rig made pursuant to this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.  In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured.  At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.        Power of Attorney-Sale.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner, upon the occurrence and during the continuation of an Event of Default, to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Rig so sold.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable.  In the event of any sale of the Rig, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Rig as the Mortgagee (acting at the direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities) may direct or approve.

Section 4.        Power of Attorney-Collection.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner upon the occurrence and during the continuance of any Event of Default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Rig and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the occurrence of any

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Event of Default hereof in respect of the Rig, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquaintances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.  The exercise of such power shall be conclusive evidence of the Mortgagee’s right to exercise it and no person dealing with the Mortgagee shall need to enquire whether the Power of Attorney contained herein has become exercisable.  The Shipowner ratifies and confirms whatever the attorney does or purports to do under this Section.

Section 5.         Delivery of Rig.  Upon the security constituted by this Mortgage becoming immediately enforceable pursuant to Section 1 of Article III (Events of Default; Remedies), the Mortgagee shall (in addition to the powers described in Section 1 of Article III (Events of Default; Remedies)) become forthwith entitled (but not bound) to appoint, by an instrument in writing under its seal or under the hand of any director or officer or authorized signatory, a receiver and/or manager of the Rig upon such terms as to remuneration and otherwise as the Mortgagee (acting at the direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities) shall deem fit with power from time to time to remove any receiver and appoint another in his stead and any receiver shall be the agent of the Shipowner (who shall be solely responsible for his remuneration) and shall have all the powers conferred by law by way of addition to, but without limiting, those powers any receiver shall have all the powers and entitlements conferred on the Mortgagee by this Mortgage and generally shall be entitled to the same protection and to exercise the same powers and discretions as are granted to the Mortgagee under this Mortgage.

Section 6.        Mortgagee to Discharge Liens.  The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Rig because of or on account of any alleged lien (except for Permitted Collateral Liens) against the Rig from which the Rig has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 7.        Payment of Expenses.  The Shipowner covenants that upon the occurrence and during the continuance of any one or more of the Events of Default, then, upon written demand of the Mortgagee (acting at the direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities), the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation of the Mortgagee or its agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or them or the Mortgagee hereunder.  All moneys collected by the Mortgagee under this Section 7 shall be

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applied by the Mortgagee in accordance with the provisions of Section 11 of this Article III (Application of Proceeds).

Section 8.         Remedies Cumulative.  Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.  The Mortgagee shall not be required or bound to enforce any of its rights under any of the other Note Documents, prior to enforcing its rights under this Mortgage.  No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to exercise its remedies due to any future Event of Default or of any past Event of Default not completely cured thereby.  No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee in accordance with the Indenture; any waiver by the Mortgagee of any of the terms of this Mortgage or any consent given under this Mortgage shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 9.         Intentionally Omitted.

Section 10.       Discontinuance of Proceedings.  In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to its former position and right hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 11.      Application of Proceeds.  After an Event of Default shall have occurred and be continuing, the proceeds of any sale of the Rig and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied in the manner set forth in Section 6.06 of the Indenture (Application of Money Collected).

Section 12.      Possession until Default.  Unless one or more Events of Default shall have occurred and be continuing, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Rig and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, capstans, outfit, tools, pumps and pumping equipment,

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apparel, furniture, drilling equipment, fittings, equipment, spare parts or any other appurtenances of the Rig that are no longer useful, necessary, profitable or advantageous in the operation of the Rig, promptly replacing the same (except to the extent that, individually or in the aggregate, any removal shall not materially diminish the value of the Rig) by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts or other appurtenances of substantially equal value to the Shipowner and free from any Lien (other than Permitted Collateral Liens) in favor of an Person other than the Mortgagee, which shall forthwith become subject to the lien of this Mortgage.

Section 13.        Severability of Provisions, etc.  33. If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

(a)        In the event that the Indenture, this Mortgage, any of the other Note Documents or any of the documents or instruments which may from time to time be delivered thereunder or hereunder or any provision thereof or hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of the Indenture, this Mortgage, any of the other Note Documents or such documents or instruments and, in any such case, the Shipowner covenants and agrees that it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as are reasonably necessary to carry out the true intent of this Mortgage, the Indenture and the other Note Documents.

(b)        In the event that the title, or ownership of the Rig shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall apply it as provided in Section 11 of this Article III (Application of Proceeds); provided that if the Rig is replaced pursuant to a Collateral Rig Substitution before the applicable date specified in subclauses (x) and (y) of Section 3.09(b) of the Indenture, such proceeds shall be paid over upon receipt by the Mortgagee to the Shipowner.  In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

(c)        Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the priority status of this Mortgage, and if any provision of this Mortgage or portion thereof shall be construed to waive the priority status of this Mortgage, then such provision to such extent shall be void and of no effect.

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ARTICLE IV

SUNDRY PROVISIONS

Section 1.         Successors and Assigns.  All of the covenants, promises, stipulations, obligations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and assigns and shall, together with the rights and remedies of the Mortgagee hereunder, inure to the benefit of the Mortgagee and its successors and assigns.  In the event of any assignment or transfer of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee or transferee.

Section 2.         Power of Substitution.  Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 3.         Notices.  Except as otherwise expressly provided herein, any notice or communication shall be in writing and delivered in person or mailed by first-class mail as set forth in Section 14.01 (Notices) of the Indenture, addressed as follows:

If to the Shipowner:

Triton Gemini GmbH
c/o Transocean Inc.
Turmstrasse 30

CH 6300 ZUG, Switzerland

Attention of: President

If to the Mortgagee:

Wells Fargo Bank, National Association

1445 Ross Avenue, Suite 4300

MAC T9216-430

Dallas, TX  75202

Attention: Corporate Trust, Municipal and Escrow Solutions

Section 4.        Further Assurances.  The Shipowner shall execute and deliver such other and further agreements and/or documents and/or instruments and do all such assurances, acts and things as the Mortgagee (acting at the direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities), or any receiver in its absolute discretion may require for:

(a)        perfecting or protecting the security created (or intended to be created) by this Mortgage; or

(b)        preserving or protecting any of the rights of the Mortgagee under this Mortgage (or any of them); or

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(c)        ensuring that the security constituted by this Mortgage and the covenants and obligations of the Shipowner under this Mortgage shall enure to the benefit of assignees of the Mortgagee (or any of them); or

(d)        facilitating the appropriation or realization of the Rig or any part thereof and enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

(e)        the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon demand by the Mortgagee (acting at the direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities) and at the expense of the Shipowner.

Section 5.          Release of Mortgage.

(a)        Upon (i) the occurrence of any of the events described clause (a) or (b) in Section 12.02 of the Indenture and subject to the satisfaction of any conditions precedent set forth therein, (ii) consent of the requisite Holders in accordance with Sections 10.02 and 12.02(f) of the Indenture or (iii) (x) the replacement of Shipowner as the “Collateral Rig Owner” or the replacement of the Rig as the “Collateral Rig”, in each case in accordance with (A) a Fundamental Change of the Shipowner not prohibited by Section 4.13 of the Indenture and/or (B) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a Collateral Rig Mortgage by the Collateral Rig Owner, as required by the Indenture, (1) the Rig and any other property subject to this Mortgage shall be automatically discharged and released from the security interest, lien and mortgage granted to or held by the Mortgagee, for the benefit of the Secured Creditors, hereunder and all rights to the Rig or such other property shall revert to the Shipowner in all respects and (2) this Mortgage and all obligations (other than those expressly stated to survive such termination) of the Mortgagee, each Secured Creditor and the Shipowner hereunder shall automatically terminate, be discharged and released, in each case, without any further action by any Person.

(b)        In each case specified in clause (a) of this Section 5 of this Article IV, the Mortgagee shall forthwith take all necessary action (at the request of and the expense of the Shipowner, accompanied by an Officers’ Certificate and Opinion of Counsel that the conditions precedent to such release have been satisfied) to release and re-convey to the Shipowner the Rig and any other property subject to this Mortgage, including, without limitation, executing and delivering releases and satisfactions wherever required.

Section 6.          Governing Law.  This Mortgage is governed solely and exclusively by, and shall be construed and enforceable in accordance with, the laws of the Republic of the Marshall Islands.

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Section 7.          Choice of Forum.

The Mortgagee reserves the rights:

(a)        to commence proceedings in relation to any matter which arises out of or in connection with this Mortgage in the courts of any country which have or claim jurisdiction to that matter; and

(b)        to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in the Marshall Islands or without commencing proceedings in the Marshall Islands.

Section 8.          Service of Process.  Without prejudice to any other mode of service allowed under any relevant law, the Shipowner:

(a)        irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process;

(b)        consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Note Document by the mailing thereof (by registered or certified mail, postage prepaid) to the physical address of the Shipowner specified in Section 3 of this Article IV (Notices) (and shall be effective when such mailing shall be effective, as provided therein); and

(c)        irrevocably appoints the person named as such in Section 1.04 (Agent for Service; Submission to Jurisdiction; Waiver of Immunities) of the Indenture as its agent for service of process in relation to any proceedings brought in the United States of America in connection with this Mortgage.

Section 9.          Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall be original, but such counterparts shall together constitute but one and the same instrument.

Section 10.        Additional Rights of the Mortgagee.  In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall (acting at the direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities) have the right to arrest and take action against the Rig at whatever place the Rig shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Rig, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Rig (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes. The Mortgagee shall be entitled (i) to receive all of the Collateral Agent’s benefits, indemnities, powers, privileges, protections and rights contained in the Indenture, (ii) to receive an Officer’s Certificate and an Opinion of Counsel in accordance with Section 14.02 of the Indenture, and (iii) to act with the consent of the requisite Holders as provided in the Indenture, in each case in connection with acting in its capacity as Mortgagee hereunder.

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[Signature page follows]

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IN WITNESS WHEREOF, the Shipowner has caused this First Preferred Mortgage over the DEEPWATER PONTUS to be duly executed by its authorized representative the day and year first above written.

TRITON GEMINI GMBH

By:
Name:
Title:	Attorney-in Fact

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ACKNOWLEDGMENT

STATE OF NEW YORK )
: SS:
COUNTY OF NEW YORK )

On this           day of                    , 2018, before me personally appeared                                                                    known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he/she resides at                                                                                                                            ; that he/she is an Attorney-in-Fact of TRITON GEMINI GMBH, the Swiss limited liability company described in and which executed the foregoing instrument;  that he/she signed his/her name pursuant to authority granted to him/her by TRITON GEMINI GMBH; and that he/she further acknowledged that said instrument is the act and deed of TRITON GEMINI GMBH.

Marshall Islands Special Agent/Notary Public

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EXHIBIT A:

THE INDENTURE

-  1  -

APPENDIX I

FORM OF ASSIGNMENT OF BAREBOAT CHARTER

Appendix I-1

FORM OF ASSIGNMENT OF BAREBOAT CHARTER

DEEPWATER PONTUS

By this Assignment of Bareboat Charter, dated as of July 20, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Assignment”), the undersigned TRITON GEMINI GMBH, a Swiss limited liability company (the “Assignor”), in consideration of One Dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, the receipt of which is hereby acknowledged, has collaterally assigned, transferred and set over, and does hereby collaterally assign, transfer and set over unto WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Creditors (as defined in the Indenture referred to below) (together with its successors and assigns in such capacity, the “Assignee”), in accordance with the terms of that certain Indenture, dated as of the date hereof (as amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Indenture”), by and among Transocean Pontus Limited, a Cayman Islands exempted company (together with its successors and permitted assigns, the “Company”), as issuer, the Guarantors party thereto from time to time (including the Assignor) and Wells Fargo Bank, National Association, as trustee and as Collateral Agent, as security for all of the Assignor’s Guaranteed Obligations (as defined in the Indenture), and unto the Assignee’s successors and assigns, to its and its successors’ and assigns’ own proper use and benefit, and does hereby grant to the Assignee a security interest in all the right, title interest, claim and demand of the Assignor in and to:

(i)        that certain Bareboat Charter, dated as of August 23, 2017 (as amended, restated, amended and restated, supplemented, replaced, assigned, renewed, extended or otherwise modified from time to time, the “Charter”) between Assignor and Transocean Pontus Opco, Inc., a company duly organized under the laws of Delaware, with respect to the Assignor’s Marshall Islands flag vessel Deepwater Pontus, IMO No. 9675183 and Official No. 5125 (the “Collateral Rig”), including, without limitation, within such assignment, the right to receive all moneys due and to become due to the Assignor under the Charter and all rights arising out of the owner’s lien on cargoes and subfreights thereunder, all claims for damages arising out of the breach by the Charterer thereof and the right of the Assignor to terminate the Charter in accordance with the terms thereof, to perform thereunder and to compel performance of the terms thereof;

(ii)       all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages arising out of the Charter; and

(iii)      any proceeds of any of the foregoing.

Capitalized terms used herein and not otherwise defined are used herein as defined in the Indenture.

For purposes of this Assignment, “Bareboat Account” means any Bareboat Account (as defined in the Indenture) pledged by the Assignor pursuant to the Note Documents.

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It is expressly agreed that anything herein contained to the contrary notwithstanding, (i) the Assignor shall remain liable under the Charter to perform all the obligations assumed by it thereunder, (ii) if an Event of Default shall have occurred and be continuing, the obligations of the Assignor under the Charter may be performed by the Assignee or its nominee or other assignee from the Assignee without releasing the Assignor therefrom, and (iii) the Assignee shall have no obligation or liability under the Charter by reason of, or arising out of, this Assignment and shall not be obligated to perform any of the obligations of the Assignor under the Charter, or to make any payment or any inquiry of the sufficiency of any payment received by it, or to present or file any claim or to take any other action to collect or enforce any payment assigned hereunder. The Assignor shall not amend or terminate the Charter except in accordance with Section 4.26(b) of the Indenture and shall provide the Assignee with a copy of any amendment to the Charter in due course.

The Assignor does hereby constitute the Assignee as the Assignor’s true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for money due and to become due under, or arising out of, the Charter or otherwise assigned hereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith. The Assignee agrees not to take any action permitted in the preceding sentence unless an Event of Default shall have occurred and be continuing.  The parties agree that the grant of the power of attorney set forth in this paragraph shall not be deemed to create an obligation on the part of the Assignee to take any one or more of the actions described herein.

Notwithstanding anything to the contrary, so long as no Event of Default shall have occurred and be continuing, the Assignor shall be entitled to receive into the Bareboat Account and retain therein any and all moneys otherwise assigned hereunder as set forth in the Indenture.  If an Event of Default shall have occurred and be continuing at the request of the Assignee, the Assignor shall specifically authorize and direct the Charterer or other obligor to make payment of all of the moneys hereby assigned directly to the Assignee in accordance with instructions of the Assignee, and shall deliver to the Assignee the written acknowledgement of the Charterer or obligor of such instructions.

The Assignor hereby irrevocably authorizes the Assignee, at such Assignor’s expense, to file, at any time and from time to time, such financing and continuation statements or papers of similar purpose or effect relating to this Assignment, without such Assignor’s signature, as the Assignee at its option may deem appropriate, and hereby appoints the Assignee as such Assignor’s attorney-in-fact to execute any such statement in such Assignor’s name and to perform all other acts which the Assignee or its legal counsel may deem appropriate to perfect and continue the security interests conferred hereby; provided,  however, such right and assignment of power shall not constitute a duty of the Assignee, and the Assignor shall have the duty to file all necessary financing and continuation statements to perfect the security interest granted herein.

The Assignor does hereby represent and warrant that, to the best of its knowledge, the Charterer has no claims against the Assignor under the Charter as of the date hereof.  The Assignor does hereby further represent and warrant that there is not now in effect any assignment or pledge of, and hereby covenants that the Assignor will not, so long as this instrument of Assignment shall

3

remain in effect, assign, pledge, or suffer to exist any lien, charge, security interest, or encumbrances, or any other type of preferential arrangement, upon or with respect to the whole or any part of the rights hereby assigned, to anyone other than the Assignee, its successors or assigns, other than any Permitted Collateral Lien.

Upon (i) the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture and subject to the satisfaction of any conditions precedent set forth therein, (ii) consent of the requisite Holders in accordance with Sections 10.02 and 12.02(f) of the Indenture, or (iii) (x) the replacement of Assignor as the “Collateral Rig Owner” or the replacement of the Collateral Rig, in each case in accordance with (a) a Fundamental Change of the Assignor not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a new Assignment of Bareboat Charter by any replacement Collateral Rig Owner as required by the Indenture, the collateral assignment and continuing security interest granted hereby shall automatically terminate and be released and all rights to the Charter and any other rights assigned to the Assignee hereunder shall automatically revert to the Assignor.  Upon any such termination, the Assignee will, at the Assignor’s sole expense, execute and deliver to the Assignor such documents as the Assignor shall reasonably request to evidence such termination.

All notices, requests, demands or other communications pursuant hereto shall be given in accordance with Section 14.01 of the Indenture.  Notices shall be deemed to have been given as set forth in Section 14.01 of the Indenture.  All notices and other communications shall be in writing and addressed to such party as provided in the Indenture or in any case at such other address as such party may hereafter notify the other party hereto in writing.

Notwithstanding anything else to the contrary herein, the Assignee shall not have any duty to take any discretionary action or exercise any discretionary powers; provided,  however, that if the taking or exercise of any such discretionary action could reasonably be expected to expose the Assignee to any loss, liability or expense, the Assignee shall have received, upon request therefor, indemnity or security (or both) satisfactory to it against such loss, liability or expense that might be incurred in connection therewith.  Whenever reference is made herein to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Assignee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Assignee, it is understood that in all cases the Assignee shall have no duty and shall be fully justified in failing or refusing to take any such action hereunder unless it shall have received written instructions from the Holders of at least a majority in principal amount of the Outstanding Securities in accordance with the Indenture.

THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT SHALL BE BROUGHT IN ACCORDANCE WITH SECTION 1.04 OF THE INDENTURE. THE ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS DESCRIBED IN SECTION 1.04 OF THE INDENTURE.

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THE ASSIGNOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR ANY APPELLATE COURT WITH RESPECT THERETO AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Invalidity, unenforceability, or invalidation of any one or more of the provisions of this Assignment for any reason shall in no way affect any other provisions hereof, which other provisions shall remain in full force and effect.

This Assignment, the other Note Documents and the documents herein and therein mentioned contain, or expressly incorporate, the entire agreement of the parties with respect to the subject matter hereof. This Assignment may not be altered or amended except by an agreement in writing signed by the Assignee and the Assignor in accordance with Article 10 of the Indenture.

This Assignment and the Agreement and Consent to Assignment attached hereto as Exhibit A may be executed by the Assignee, the Assignor and the Charterer in separate counterparts without in any way adversely affecting the validity of said Agreement and Consent to Assignment.  Delivery of an executed copy of this Assignment or the Agreement and Consent to Assignment attached hereto as Exhibit A by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy.

In the event of a direct conflict between this Assignment and the Indenture, the Indenture shall control; provided,  however, the parties understand and agree that this Assignment sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Assignment as not being in direct conflict with the Indenture.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

5

IN WITNESS WHEREOF, the Assignor has caused this instrument of Assignment to be duly executed as of the day and year first above written.

TRITON GEMINI GMBH, as the Assignor

By:
Name:
Title:

[Signature Page to Assignment of Bareboat Charter]

The terms and conditions of this Assignment are hereby

ACCEPTED BY:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Collateral Agent, as the Assignee

By:
Name:
Title:

[Signature Page to Assignment of Bareboat Charter]

Exhibit A

FORM OF NOTICE OF ASSIGNMENT OF BAREBOAT CHARTER

and

FORM OF AGREEMENT AND CONSENT TO ASSIGNMENT

Dated: [        ]

To:  Transocean Pontus Opco, Inc.

Re: Deepwater Pontus

We refer to the Bareboat Charter, dated as of August 23, 2017 (as amended, restated, amended and restated, supplemented, replaced, assigned, renewed, extended or otherwise modified from time to time, the “Charter”) between Assignor and Transocean Pontus Opco, Inc., a company duly organized under the laws of Delaware by which we agree to let, and you agree to take on charter the Marshall Islands flag vessel Deepwater Pontus, IMO No. 9675183, Official No. 5125 (the “Collateral Rig”) for the period and on the terms and conditions set out in the Charter.

We hereby give you notice of the following, and you by your execution and delivery of this Agreement and Consent to Assignment (this “Consent”) hereby agree to the following:

1.         By an Assignment of Bareboat Charter (the “Assignment”, the defined terms therein being used herein and not otherwise defined shall be used herein as therein defined), dated as of July 20, 2018, (a copy of which is attached hereto) made between us and the Assignee referred to therein, we have collaterally assigned, transferred and set over unto the Assignee all our right, title and interest in and to (but not any of our obligations or liabilities under) the Charter and in and to moneys and claims for moneys due and to become due to us under the Charter (all as more fully described in the Assignment).

2.         You are hereby irrevocably authorized and instructed to make all payments due by you in accordance with the terms of the Charter to: [insert Bareboat Account instructions].

3.         Upon your receipt of written notice of the occurrence of an Event of Default, from the Assignee, you are hereby irrevocably authorized and instructed to pay, and agree that you will make payment of all such moneys payable by you under the Charter to such place as the Assignee may from time to time direct.

4.         We shall remain liable to perform all our obligations under the Charter and the Assignee shall not be under any obligation under the Charter, but should the Assignee exercise its right to perform, or cause performance by its nominee or designee of, our obligations under the

Exhibit 1-1

Charter, you agree, without thereby releasing us from our obligations under the Charter, to accept such performance.

5.         You consent to the Assignment, and agree that you will make payment of all moneys due and to become due under the Charter, without setoff or deduction for any claim not arising under the Charter, direct to the account set forth in paragraph 2 hereof, and otherwise if the Assignee has given you a written notice of the occurrence of an Event of Default, to such account from time to time specified by the Assignee at such address as the Assignee shall from time to time request the undersigned in writing, in each case until receipt of written notice from the Assignee that all obligations of the Assignor to it have been paid in full. You agree that you shall not seek the recovery of any payment actually made by you to the Assignee pursuant to this Charterer’s Consent once such payment has been made. You hereby waive the right to assert against the Assignee, as assignee of the Assignor, any claim, defense, counterclaim or setoff other than a claim, defense, counterclaim or setoff that you could assert against the Assignor under the Charter. These provisions shall not be construed to relieve the Assignor of any liability to the Charterer.

6.         You agree that if the Assignee gives you written notice that an Event of Default has occurred and is continuing, the Assignee shall be entitled to exercise any and all rights and remedies of the Assignor under the Charter in accordance with the terms of the Assignment, and you shall comply in all respects with such exercise.

7.         You agree that you will not, until the termination of the Assignment, acknowledge and consent to any other assignment by us of any of the whole or any part of our right, title and interest in and to the Charter and in and to moneys and claims for moneys due and to become due to us under the Charter without the written consent of the Assignee.

8.         You may rely on any written notice given by the Assignee to you as being properly given under the terms of the Assignment and this Consent, even if we notify you that such written notice is not validly given.

9.         You covenant and agree with the Assignee that you will (i) clearly record on your books and records notations of the Assignment, and (ii) provide the Assignee with a copy of any amendment to the Charter in due course.

10.       Your acknowledgement and consent hereunder, and your agreements herein contained, are for the benefit of the Assignee and shall be enforceable by the Assignee.

11.       This Consent shall terminate, and be of no further force and effect, at the earlier of the termination of (i) the Assignment or (ii) the Charter.

The authorizations and instructions by us in this Consent cannot be revoked or varied by us without the Assignee’s prior written consent.

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Exhibit 1-2

For and on behalf of

TRITON GEMINI GMBH

By:
Name:
Title:

Dated:

Exhibit 1-3

Dated:  [           ]

To: TRITON GEMINI GMBH, as the Assignor

To: WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent and as the Assignee

In consideration of the Charter, and for other good and valuable consideration, the receipt of which is hereby acknowledged, we hereby agree to the terms set out above and hereby consent to, and agree to be bound by, the Agreement and Consent to Assignment attached hereto (capitalized terms used herein have the meanings given such terms in such Agreement and Consent to Assignment).

For the benefit of the Assignee, until the security interest granted under the Assignment is terminated in accordance with the terms thereof, the Charterer subordinates any lien that it may have on the Collateral Rig, howsoever and whensoever arising, and irrevocably agrees that any claim against the Collateral Rig that the Charterer may or could have is subject and subordinate to the claims of the Assignee and the other Secured Creditors under any Note Document including, but not limited to, the Mortgagee under the Collateral Rig Mortgage (as defined below) on the Collateral Rig, provided further that the creation or enforcement by the Charterer of any maritime lien (other than Permitted Collateral Liens) on the Collateral Rig arising from or related to the Charter (or any other sub-charter or similar contract of or related to the Collateral Rig) is expressly prohibited.  “Collateral Rig Mortgage” means that certain First Preferred Ship Mortgage, dated July 20, 2018 by the Assignor, as Shipowner in favor of the Assignee, as Collateral Agent, as Mortgagee over the Collateral Rig, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

The undersigned confirms that the Charter has been duly assigned to it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

For and on behalf of

TRANSOCEAN PONTUS OPCO, INC.

By:
Name:
Title:

Exhibit 1-4

APPENDIX J-1

FORM OF RECEIVABLES PLEDGE AGREEMENT

Appendix J-1-1

FORM OF RECEIVABLES PLEDGE AGREEMENT

MADE BY

TRITON GEMINI GMBH

IN FAVOR OF

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS THE COLLATERAL AGENT

DATED AS OF

JULY 20, 2018

This RECEIVABLES PLEDGE AGREEMENT dated as of July 20, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by TRITON GEMINI GMBH, a Swiss limited liability company (the “Pledgor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the Secured Creditors (as such term is defined in the Indenture referred to below).

RECITALS

A.        Pursuant to that certain Indenture, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among Transocean Pontus Limited, a Cayman Islands exempted company (the “Company”), the Pledgor, the other Guarantors (as defined therein) party thereto from time to time and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and Collateral Agent, the Company will issue (the “Issuance”) 6.125% Senior Secured Notes due 2025 in an aggregate principal amount of $600,000,000 (the “Securities”).

B.         It is a requirement of the Indenture that the Pledgor enter into this Agreement in order to grant to the Collateral Agent, for the ratable benefit of the Secured Creditors, a security interest in the Collateral (as hereinafter defined).

C.         The Pledgor will receive substantial, direct and indirect, benefits from the Issuance.

D.        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.01    Definitions.

(a)        Unless otherwise defined herein, capitalized terms defined in the Indenture and used herein have the meanings given to them in the Indenture, and all terms which are defined in Article 8 or 9 of the UCC (as hereinafter defined) are used herein as so defined. The parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.

(b)        The following terms have the following meanings:

“Bareboat Charter” shall mean any Bareboat Charter to which the Pledgor, as owner of the Collateral Rig, is a party.

“Collateral” has the meaning assigned to such term in Section 2.01.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided,  however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s or any other Secured Creditor’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02    Rules of Interpretation. Unless the context otherwise requires, (i) the term “or” is not exclusive, (ii) words in the singular include the plural, and in the plural include the singular, (iii) “will” shall be interpreted to express a command, (iv) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (v) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (vi) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement unless otherwise stated.

ARTICLE II

Grant of Security Interest

Section 2.01    Grant of Security Interest. The Pledgor hereby pledges, collaterally assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Creditors, a continuing security interest in and to all of the Pledgor’s right, title and interest in and to all of the following personal property, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Notes Obligations, whether now existing or hereafter incurred or arising:

(i)         (A) all dividends, other similar payments and distributions received from the Collateral Rig Operator and (B) all earnings, hires, freights, income and other sums received by the Pledgor under the Bareboat Charter or otherwise derived from the Bareboat Charter;

(ii)        all intercompany Indebtedness from time to time owed to the Pledgor by Holdings or any Subsidiary thereof (all such indebtedness being the “Pledged Receivables”);

(iii)       any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

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(iv)       to the extent not otherwise described above, all Proceeds, products, accessions, rents and profits of, or in respect of, any and all of the foregoing.

Section 2.02    Pledgor Remains Liable. Notwithstanding anything to the contrary contained herein, (i) the Pledgor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Creditor, (ii) the Pledgor shall remain liable under each of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Agent nor any other Secured Creditor have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 2.03     Pledgor Limitation. Notwithstanding anything to the contrary herein, the Notes Obligations secured by Pledgor’s grant of security herein shall be limited to the Notes Obligations of the Pledgor and its Subsidiaries.

ARTICLE III

Representations and Warranties

The Pledgor hereby represents and warrants to the Collateral Agent and each other Secured Creditor as follows:

Section 3.01    Pledgor Ownership. The Pledgor is the legal and beneficial owner of the Collateral free and clear of any security interest except for Permitted Collateral Liens.

Section 3.02    Valid Security Interest. The pledge and collateral assignment of the Collateral pursuant to this Agreement creates a valid security interest in the Collateral, securing the Notes Obligations, and is enforceable in accordance with its terms, and, upon (x) the filing of a UCC financing statement with the District of Columbia Recorder of Deeds naming the Pledgor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral and (y) the Collateral Agent taking possession or control of all Collateral with respect to which a security interest may be perfected only by possession or control, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority security interests with respect to all of the Collateral (subject to Permitted Collateral Liens).

Section 3.03    No Consent, Approval or Authorization. Except for any consent, authorization or approval which has been obtained or notice of filing that has been made, no consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for:

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(i)         the pledge and assignment by the Pledgor of the Collateral pursuant to this Agreement, or for the execution, delivery or performance of this Agreement by the Pledgor;

(ii)        the perfection or maintenance of the security interest created hereby (including the first priority (subject to Permitted Collateral Liens) nature of such security interest), other than recordings and filings required by Section 4.01; or

(iii)       the exercise by the Collateral Agent of its rights and remedies hereunder.

Section 3.04    Pledgor Information. On the date hereof, the correct legal name of the Pledgor, all names and trade names that the Pledgor has used in the last five years, the Pledgor’s jurisdiction of organization and each jurisdiction of organization of the Pledgor over the last five years and the location(s) of the Pledgor’s chief executive office or sole place of business over the last five years are specified on Schedule 3.04.

Section 3.05    Pledged Receivables. The Pledgor has delivered to the Collateral Agent all Instruments representing any Pledged Receivables, accompanied by duly executed instruments of transfer or assignment in blank.

ARTICLE IV

Covenants

The Pledgor covenants and agrees with the Collateral  Agent, for the benefit of the Secured Creditors, that, from and after the date of this Agreement until this Agreement is terminated in accordance with Section 7.10:

Section 4.01    Maintenance of the Collateral; Further Assurances. The Pledgor agrees that:

(a)        to the extent that a security interest in the Collateral may be perfected by the filing of a financing statement or, in the case of the Pledged Receivables represented by an Instrument, by possession thereof, pursuant to the UCC, the Pledgor shall maintain the security interest created by this Agreement as a perfected first priority security interest (subject to Permitted Collateral Liens) and shall defend such security interest against the claims and demands of all Persons whomsoever;

(b)        it will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; and

(c)        to the extent that a security interest in the Collateral is to be perfected by a filing pursuant to the UCC, it will file any required UCC continuation statements from time to time in order to maintain the Collateral Agent’s first priority status in such security interest (subject to Permitted Collateral Liens).

Section 4.02    Changes in Locations, Name, Etc. Without limitation of any other covenant herein, the Pledgor will give notice to the Collateral Agent within 30 days after any change in

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(a) its legal name, (b) the location of its chief executive office or principal place of business, (c) its identity or corporate structure or (d) its jurisdiction of organization, and the Pledgor shall promptly take all action necessary to maintain the perfection and priority of the Collateral Agent’s security interests in the Collateral under this Agreement. In any notice furnished pursuant to this Section 4.02, the Pledgor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection and maintaining the priority of the Collateral Agent’s security interest in the Collateral.

Section 4.03    Pledged Receivables.  All Instruments representing or evidencing the Pledged Receivables shall promptly be delivered to and held by the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.

ARTICLE V

Remedial Provisions

Section 5.01    Remedies.

If any Event of Default shall have occurred and be continuing:

(a)        The Collateral Agent shall have the right, subject to and in accordance with the terms of the Indenture, to exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or under any other Note Document or otherwise available to it at law, in equity or under any statute or other agreement, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law or otherwise available at law or equity and also may: (i) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; and (ii) exercise any and all rights and remedies of the Pledgor under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent and any other Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. If applicable to any particular item of Collateral, the Pledgor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall instruct, whether at the Pledgor’s premises or elsewhere. Any

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such sale or transfer by the Collateral Agent, either to itself or to any other Person, shall be absolutely free from any claim of right by the Pledgor, including any equity or right of redemption, stay or appraisal which the Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and the Pledgor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.

(b)        Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may at any time thereafter be applied in whole or in part by the Collateral Agent, for the ratable benefit of the Secured Creditors, against, all or any part of the Notes Obligations, in the manner set forth in the Indenture.

(c)        All payments received by the Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(d)        The Collateral Agent is authorized, in connection with any sale of the Collateral pursuant to this Section 5.01, to deliver or otherwise disclose to any prospective purchaser of the Collateral any information in its possession relating to such Collateral.

(e)        The Collateral Agent may appoint any Person as agent to perform any act or acts necessary or incident to appropriate or realize upon any Collateral or to any sale or transfer of the Collateral.

(f)        To the extent permitted by applicable law, the Pledgor hereby waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights under this Agreement, other than with respect to the Collateral Agent’s actions constituting gross negligence or willful misconduct.

Section 5.02    Application of Proceeds; Waiver; Deficiency. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as payment for the Notes Obligations in accordance with the terms of the Indenture.

Section 5.03    Non-Judicial Enforcement. The Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, the Pledgor expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its rights by judicial process.

ARTICLE VI

The Collateral Agent

Section 6.01    Collateral Agent’s Appointment as Attorney-in-Fact, Etc.

(a)        The Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of

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the Pledgor, as appropriate, or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Collateral Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do any or all of the following:

(i)         unless being disputed in accordance with the terms of the Indenture, pay or discharge taxes and liens (other than liens for taxes not yet delinquent, or which can thereafter be paid without penalty, in each case such that the lien cannot be enforced) levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement, the Indenture or any other Note Document and pay all or any part of the premiums therefor and the costs thereof;

(ii)        execute, in connection with any sale provided for in Section 5.01, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)       (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent (for the benefit of the Secured Creditors) or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of the Pledgor, as appropriate, or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (F) sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Pledgor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

Anything in this Section 6.01(a) to the contrary notwithstanding, (x) the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.01(a)

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unless an Event of Default shall have occurred and be continuing, and (y) the parties agree that the grant of the power of attorney set forth in this Section 6.01(a) shall not be deemed to create an obligation on the part of the Collateral Agent to take any one or more of the actions described herein.

(b)        If the Pledgor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)        The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in and in accordance with this Section 6.01 shall constitute the Notes Obligations and shall be payable by the Pledgor to the Collateral Agent on demand.

(d)        The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released as set forth in Section 7.10.

Section 6.02    Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any other Secured Creditor nor any of their respective agents, employees, stockholders, directors and officers shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and the other Secured Creditors’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Creditor to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its agents, employees, stockholders, directors and officers shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non–appealable decision. To the fullest extent permitted by applicable law, the Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Notes Obligations, or to take any steps necessary to preserve any rights against the Pledgor or any other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. The Pledgor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Agent or any other Secured Creditor to proceed against the Pledgor or any other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent or any other Secured Creditor now has or may hereafter have against the Pledgor and any other Person.

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Section 6.03    Authority of Collateral Agent. The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or in connection with the Notes Obligations shall, as between the Collateral Agent and the other Secured Creditors, be governed by the terms of the Indenture (including, without limitation, the rights and protections set forth therein) and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 6.04    Limitation on Duty of Collateral Agent in Respect of Collateral. Notwithstanding anything to the contrary set forth in this Agreement, the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss, damage or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee appointed by the Collateral Agent in good faith.

Notwithstanding anything to the contrary set forth in this Agreement, the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral, or for the validity, perfection, priority or enforceability of the liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent shall have no duty to ascertain, monitor, investigate or inquire as to the performance or observance of any of the terms of this Agreement by the Pledgor or any other party to such documents.

Section 6.05    Indemnity and Expenses.

(a)        Without prejudice to any other rights or remedies of the Collateral Agent under any of the other Note Documents, the Pledgor agrees to indemnify, defend, protect and hold harmless the Collateral Agent (in its individual capacity and as Collateral Agent for the Secured Creditors) and each of its officers, directors and agents (each, an “Indemnified Party”) from and against any and all loss, damage, claims, liability, cost or expense (including, without limitation, the reasonable fees and expenses) incurred by any Indemnified Party, in each case in connection with this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from an Indemnified Party’s gross negligence or willful misconduct.

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(b)        Without prejudice to any other rights or remedies of the Collateral Agent under any of the other Note Documents, the Pledgor will, upon demand, reimburse the Collateral Agent for all reasonable out-of-pocket expenses incurred or made by it, its agents, counsel, accountants and experts (including, without limitation, the reasonable fees and expenses) in connection with (i) the transactions which give rise to this Agreement, the preparation of this Agreement and the administration of this Agreement, (ii) the custody or preservation of, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of the Pledgor, or (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Creditors hereunder.

ARTICLE VII

Miscellaneous

Section 7.01    Amendments; Waivers.

(a)        No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall be effective unless the same is in writing and conforms to the requirements set forth in Article 10 of the Indenture.

(b)        No failure on the part of the Collateral Agent or any other Secured Creditor to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect other security for the Notes Obligations. The rights and remedies of the Collateral Agent provided herein and in the other Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise.

Section 7.02    Notices, etc.

(a)        All notices, requests, demands or other communications pursuant hereto shall be given in accordance with Section 14.01 of the Indenture. Notices shall be deemed to have been given as set forth in Section 14.01 of the Indenture. All notices and other communications shall be in writing and addressed to such party as provided in the Indenture.

Section 7.03    Continuing Security Interest; Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the termination of this Agreement in accordance with Section 7.10, (b) be binding upon the Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Creditors and their respective successors, transferees and assigns.

Section 7.04    Survival; Reinstatement; Security Interest Absolute.

(a)        All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document to which it is a party shall be considered to have been relied upon by the Collateral Agent and shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Collateral Agent or on its behalf and notwithstanding

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that the Collateral Agent may have had notice or knowledge of any default or incorrect representation or warranty at the time any credit is extended hereunder or under any other Note Document, and shall continue in full force and effect as long as any of the Notes Obligations is outstanding and unpaid. The provisions of Section 6.05 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes Obligations, or the termination of this Agreement or any other Note Document or any provision hereof or thereof or the resignation or removal of the Collateral Agent in accordance with Article 12.06 of the Indenture.

(b)        To the extent that any payments on the Notes Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Notes Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Agent’s and the Secured Creditors’ liens, security interests, rights, powers and remedies under this Agreement shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated and the Pledgor shall take such action as may be reasonably requested by the Collateral Agent to effect such reinstatement.

(c)        The obligations of the Pledgor under this Agreement are independent of the Notes Obligations or any other obligations of any other pledgor under or in respect of the other Note Documents, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Pledgor or whether the Pledgor is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Creditors and the pledge, assignment and security interest hereunder, and all obligations of the Pledgor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Pledgor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(i)         any lack of validity or enforceability of any Note Document or any other agreement or instrument relating thereto;

(ii)        any change in the time, manner or place of payment of, or in any other term of, all or any of the Notes Obligations or any other obligations of the Company or any other Note Party under or in respect of any Note Document or any other amendment or waiver of or any consent to any departure from any Note Document, including, without limitation, any increase in the Notes Obligations;

(iii)       any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Notes Obligations;

(iv)       any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Notes Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or

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any of the Notes Obligations or any other obligations of the Company or any other Note Party under or in respect of the Note Documents or any other assets of the Company or any other Note Party;

(v)        any change, restructuring or termination of the corporate structure or existence of the Company or any other Note Party;

(vi)       any failure of any Secured Creditor to disclose to the Pledgor any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of the Company or any other Note Party now or hereafter known to such Secured Creditor (the Pledgor waiving any duty on the part of the Secured Creditors to disclose such information); or

(vii)     any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Creditor that might otherwise constitute a defense available to, or a discharge of, the Pledgor.

Section 7.05    Counterparts; Integration; Effectiveness.

(a)        This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

(b)        This Agreement and the other Note Documents to which the Pledgor is a party constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Note Documents to which the Pledgor is a party represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between or among the parties.

(c)        This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 7.06    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.07    Governing Law; Submission to Jurisdiction.

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(a)        THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN ACCORDANCE WITH SECTION 1.04 OF THE INDENTURE. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS DESCRIBED IN SECTION 1.04 OF THE INDENTURE.

(b)        THE PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR ANY APPELLATE COURT WITH RESPECT THERETO AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c)        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.08    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.09    Acknowledgments. The Pledgor hereby acknowledges that:

(a)        neither the Collateral Agent nor any other Secured Creditor has any fiduciary relationship with or duty to the Pledgor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Company and the other Note Parties, on the one hand, and the Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(b)        no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Pledgor and the Secured Creditors; and

(c)        it has a duty to read this Agreement and the other Note Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Note Documents; that it has in fact read this Agreement and the other Note Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement; and has received the advice of its attorney in entering into this

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Agreement. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

Section 7.10    Releases, Termination. This Agreement shall automatically terminate and be released upon (i) the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture and the satisfaction of any conditions precedent set forth therein, (ii) consent of the requisite Holders in accordance with Section 10.02 and 12.02 of the Indenture or (iii) (x) the replacement of the Pledgor as the “Collateral Rig Owner” in accordance with (a) a Fundamental Change of the Pledgor not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a new Receivables Pledge Agreement by the Collateral Rig Owner as required by the Indenture.  Upon any such termination, the Collateral Agent will, at the written request of the Pledgor and at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

Section 7.11    Acceptance. The Pledgor expressly waives notice of acceptance of this Agreement, acceptance on the part of the Secured Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Collateral Agent.

Section 7.12    General Limitation of Liability. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss, lost profits or damage of any kind whatsoever (including, but not limited to, loss of profit and diminution in the value thereof) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.13    Resignation or Removal of Collateral Agent. If the Collateral Agent resigns or is removed in accordance with the Indenture, such retiring Collateral Agent shall cease to be a party to this Agreement and all obligations imposed upon such retiring Collateral Agent pursuant to this Agreement shall be terminated as to such retiring Collateral Agent and deemed to be imposed upon the successor Collateral Agent appointed pursuant to the terms of the Indenture, provided, however, the retiring Collateral Agent’s indemnification rights contained in this Agreement, the Indenture or otherwise shall continue in favor of the retiring Collateral Agent.

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Section 7.14    U.S.A. Patriot Act. The Pledgor acknowledges that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act), all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The Pledgor agrees that it will provide to the Collateral Agent such information as it may request, from time to time, in order for the Collateral Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 7.15    Conflict. In the event of a direct conflict between this Agreement and the Indenture, the Indenture shall control; provided, however, the parties understand and agree that this Agreement sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Agreement as not being in direct conflict with the Indenture.

The Collateral Agent shall have all the benefits, indemnities, powers, privileges, protections and rights contained in the Indenture (including for the avoidance of any doubt Article 12 of the Indenture) in connection with acting in its capacity as Collateral Agent hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

TRITON GEMINI GMBH,
as the Pledgor

By:
Name:
Title:

[Signature Page to Receivables Pledge Agreement]

Acknowledged and Agreed to as of the date hereof by:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[Signature Page to Receivables Pledge Agreement]

SCHEDULE 3.04

Names/Trade Names, Jurisdiction of Organization and Chief Executive Office

Pledgor	Jurisdiction of Organization	Location of Pledgor’s Chief Executive Office or Sole Place of Business
Triton Gemini GmbH	Switzerland	Turmstrasse 30 CH-6312 Steinhausen Switzerland

APPENDIX J-2

FORM OF BAREBOAT ACCOUNT PLEDGE AGREEMENT

Form of Bank Account Pledge Agreement

dated as of July 20, 2018

by and between

Triton Gemini GmbH Turmstrasse 30, CH-6312 Steinhausen, Switzerland	(hereinafter the Pledgor)

and

The Secured Creditors (as defined in the Indenture (as defined below) and represented for all purposes hereof by the Collateral Agent as direct representative (direkter Stellvertreter))	(hereinafter the Pledgees)

represented by

Wells Fargo Bank, National Association

1445 Ross Avenue, Suite 4300,
MAC T9216-430, Dallas, TX 75202, United States of America in its capacity as Collateral Agent under the Indenture (as defined below), and acting in the name and on behalf of each of the Pledgees as their direct representative (direkter Stellvertreter)

(hereinafter the Collateral Agent)

regarding the pledge of the Bank Account (as defined below)

Table of Contents

1.		Definitions and References	4

	1.1	Definitions	4

	1.2	References	6

2.		Pledge of Bank Account	6

	2.1	Object of Pledge	6

	2.2	Use of Bank Account	6

	2.3	Notification and Waiver	7

3.		Delivery of Additional Documents	7

4.		Representations and Warranties	8

5.		Undertakings	9

6.		Enforcement of Pledge	9

7.		Application of Proceeds	10

8.		Release of Pledge | Termination	10

9.		Role of Collateral Agent	11

10.		Reinstatement	11

11.		Indemnity	11

12.		Duration; Independence	12

13.		Banking Secrecy Waiver	12

14.		General Provisions	12

	14.1	No Waiver	12

	14.2	Taxes, Costs and Expenses	12

	14.3	Notices	13

	14.4	Entire Agreement	13

	14.5	Amendments and Waivers	13

	14.6	Transfer of Rights and Obligations	13

	14.7	Severability	13

15.		Amount of Obligations Secured	14

16.		Governing Law and Jurisdiction	14

	16.1	Governing Law	14

	16.2	Place of Jurisdiction	14

Annexes
Annex 1	Bank Account
Annex 2	Form of Notification Letter for Bank Account
Annex 3	Form of Acknowledgement and Waiver

This bank account pledge agreement (the Agreement) is made as of the date hereof, by and between:

—        Triton Gemini GmbH, a limited liability company incorporated and organized under the laws of Switzerland, registered with the commercial register of the Canton of Zug under registration number CHE-160.809.460 with registered office at Steinhausen, Canton of Zug, Switzerland, as pledgor (the Pledgor); and

—        the Secured Creditors (as defined in the Indenture (as defined below)) as pledgees (the Pledgees), represented by:

Wells Fargo Bank, National Association, acting in the name and on behalf of each of the Pledgees as their direct representative (direkter Stellvertreter) (the Collateral Agent, and together with the Pledgor and the Pledgees, the Parties, and each individually a Party).

Whereas

A.       Pursuant to that certain indenture, dated as of the date hereof (as the same may be amended and restated, supplemented or otherwise modified from time to time, the Indenture), by and among Transocean Pontus Limited, a Cayman Islands exempted company (the Company), the Guarantors (as defined therein) party thereto from time to time and Wells Fargo Bank, National Association, as trustee (the Trustee) and Collateral Agent, the Company will issue (the Issuance) 6.125% Senior Secured Notes due 2025 in an aggregate principal amount of USD 600,000,000 (the Securities).

B.       It is a requirement of the Indenture that the Pledgor enter into this Agreement in order to grant the Collateral Agent, for the ratable benefit of the Pledgees, a security interest in the Bank Account (as hereinafter defined).

C.       The Pledgor will receive substantial, direct and indirect, benefits from the Issuance.

Now, therefore, in consideration of the premises and the mutual agreements herein, the Parties hereby agree as follows:

1.        Definitions and References

1.1       Definitions

Unless defined otherwise herein and except to the extent that the context requires otherwise, capitalized terms used in this Agreement shall have the meanings assigned to them in the Indenture.

Agreement means this bank account pledge agreement.

Article means any Article of this Agreement.

Bank means (i) Credit Suisse Switzerland Ltd. as the account bank with respect to the Bank Account or (ii) or any other depositary bank in Switzerland as the account bank with respect to a bank account designated as the "Bank Account" after the date hereof.

Bank Account means the account specified in Annex 1 and any other bank account the Pledgor designates in writing to the Collateral Agent from time to time as the "Bareboat Charter Account" and "Bank Account" referred to herein.

Bank's Security Interests means any prior security interests in a Bank Account in favor of the Bank created either by law or pursuant to the standard terms and conditions of the Bank.

CC means the Swiss Civil Code (Schweizerisches Zivilgesetzbuch, ZGB)  of December 10, 1907, as amended from time to time (SR 210).

Collateral Agent has the meaning set forth in the introductory paragraph of this Agreement.

Company has the meaning set forth in Recital A.

DEBA means the Swiss Federal Debt Enforcement and Bankruptcy Act (Bundesgesetz über Schuldbetreibung und Konkurs, SchKG) of April 11, 1889, as amended from time to time (SR 281.1).

Indenture has the meaning set forth in Recital A.

Issuance has the meaning set forth in Recital A.

Notification has the meaning set forth in Article 2.3(a).

Parties or Party has the meaning set forth in the introductory paragraph of this Agreement.

Pledge has the meaning set forth in Article 2.1(a).

Pledged Assets has the meaning set forth in Article 2.1(a).

Pledgees has the meaning set forth on the cover page of this Agreement.

Pledgor has the meaning set forth in the introductory paragraph of this Agreement.

Securities has the meaning set forth in Recital A.

Trustee has the meaning set forth in Recital A.

1.2       References

References to any agreement or document shall be construed as references to such agreements or documents as amended, novated, supplemented, extended or restated from time to time.

2.        Pledge of Bank Account

2.1       Object of Pledge

(a)      The Pledgor hereby agrees to pledge and hereby unconditionally pledges pursuant to articles 899 et seq. CC, effective as of the date hereof, to each of the Pledgees (each of them individually represented by the Collateral Agent, acting in the name and on behalf of the Pledgees) all of its current and future rights, claims, benefits and interest in and to the Bank Account, including, without limitation, the balances standing to the credit of the Pledgor from time to time (collectively the Pledged Assets) as a first ranking continuing pledge (i.e., each of the Pledgees' pledge being equally in the first rank) as security for the prompt and complete payment, discharge and performance of any and all Notes Obligations in accordance with the terms of the Indenture, (the Pledge), subject to any Permitted Collateral Liens, including the Bank's Security Interests, it being understood that with respect to the Bank's Security Interests, insofar and for as long as the Bank has not waived such Bank's Security Interests, the bank account pledge effected hereunder shall serve as a second ranking continuing pledge.

(b)      The Collateral Agent hereby accepts the Pledge in the name and on behalf of the Pledgees.

2.2      Use of Bank Account

(a)      Subject to and in accordance with the terms and conditions of the Indenture and for as long as no Event of Default has occurred and is continuing or a Blocked Period is in effect, the Collateral Agent (acting in the name and on behalf of the Pledgees) hereby authorizes the Pledgor to operate the Bank Account, in particular to draw any of the balances standing to the credit of any of the Bank Account, freely in the ordinary course of its business.

(b)      The Pledgor shall be free to close the Bank Account at any time without any prior consent or notification of the Collateral Agent; provided that, to the extent required by the Indenture, any amounts standing to the credit of the Bank Account are transferred to another bank account encumbered in favor of the Pledgees.

(c)      Upon the occurrence and during the continuation of an Event of Default for which the Pledgor has received written notice from the Collateral Agent of its intent to exercise remedies hereunder or during a Blocked Period, the Pledgor shall no longer be entitled to operate the Bank Account (including disposing of any of the Pledged Assets) unless permitted pursuant to the Indenture, in which case the Pledgees, represented by the Collateral Agent, may inform the Bank about the expiry of the authorization granted under this Article 2.2. Upon the termination of a Blocked Period, the Collateral Agent shall deliver a notice to the Bank reinstating the authorization granted under this Article 2.2.

2.3      Notification and Waiver

(a)      On the date hereof, (i) the Pledgor shall send to the Bank a notification letter in relation to the Bank Account, substantially in the form of Annex 2 and duly executed by the Pledgor and countersigned by the Collateral Agent (the Notification), and (ii) the Pledgor shall furnish to the Collateral Agent copies thereof, including sufficient evidence of dispatch.

(b)      Further, the Pledgor shall undertake commercially reasonable endeavors to obtain from the Bank within a reasonable period of time after receipt of a Notification a letter duly countersigned by the Bank wherein the Bank (i) acknowledges the Notification and (ii) waives the Bank's Security Interests it may have in relation to the Pledged Assets, substantially in the form of Annex 3 (the Acknowledgement and Waiver), provided that the Bank's Security Interest shall remain in full force and effect as a second ranking security interest and shall be automatically reinstated as a first ranking security upon release of the Pledged Assets in accordance with Article 8, and promptly furnish to the Collateral Agent copies thereof. If the Bank does not waive the Bank's Security Interest but proposes the entry into a tripartite agreement or the like, the Pledgor shall use its commercially reasonable endeavors that such tripartite agreement will be put in place in form and substance reasonably acceptable to the Pledgor and the Collateral Agent.

(c)      The Collateral Agent is authorized to inform at any time the Bank of the existence of the Pledge and the terms of this Agreement.

3.        Delivery of Additional Documents

On the date of this Agreement, the Pledgor shall deliver to the Collateral Agent, in the name and on behalf of each of the Pledgees, to the extent that such documents have not been delivered under the Indenture, the following documents:

(a)       a copy of a resolution of the managing directors of the Pledgor pursuant to which the entry into this Agreement and the granting of the security interest and the Pledge as provided for hereunder has been duly approved; and

(b)      a copy of the resolution of the sole quotaholder of the Pledgor pursuant to which the entry into this Agreement and the granting of the Pledge as provided for herein has been duly approved.

4.        Representations and Warranties

The Pledgor hereby represents and warrants to each of the Pledgees that as of the date of this Agreement:

(a)       the Pledgor is duly incorporated and organized and validly existing under the laws of Switzerland;

(b)      the Pledgor has the necessary power and authority to enable it to enter into, and perform its obligations under, this Agreement;

(c)       the Pledgor is neither insolvent nor subject to any composition, bankruptcy or other insolvency proceedings;

(d)      the Pledgor is the sole legal and beneficial owner of the Pledged Assets, free and clear of any security interest except for Permitted Collateral Liens (including the Bank's Security Interests, if applicable);

(e)      all consents, approvals and authorizations which are required to be obtained or effected by it have been obtained or effected and are in full force and effect (i) to enable the Pledgor to enter into, exercise its rights and comply with its obligations under this Agreement, and (ii) to make this Agreement admissible in evidence in the jurisdiction of incorporation of the Pledgor;

(f)       no agreements relating to the Pledged Assets have been entered into, and no quotaholders' meeting or managing directors' meeting of the Pledgor has been held, is called for or planned, in which resolutions were or are proposed to be passed or approved that could materially and negatively affect the Pledge or any other right of the Pledgees or the Collateral Agent under this Agreement;

(g)      this Agreement (i) constitutes legal and valid obligations binding on the Pledgor, enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors' rights and public policy and subject to the discretion of the court before which any proceeding may be brought and (ii) creates an effective and perfected first ranking Pledge (subject to Permitted Collateral Liens, including the Bank's Security Interests, if applicable);

(h)      the resolutions referred to in Article 3(a) and Article 3(b) have been duly passed in meetings duly convened or otherwise in the manner set forth therein, accurately reflect the resolutions and other matters reflected therein and are in full force and effect and have not been revoked or amended.

5.        Undertakings

Except as not prohibited by the terms of the Indenture, the Pledgor hereby undertakes until this Agreement is terminated and the Pledge released in accordance with Article 8:

(a)      not to cause or approve the resolutions referred to in Article 3(a) and Article 3(b) above to be revoked or amended in a manner that would adversely affect the Pledge;

(b)     unless not prohibited under the terms of the Indenture, not to take any action with respect to the Bank Account and the Pledged Assets that would jeopardize (i) any rights of the Pledgees under this Agreement or (ii) the validity and enforceability of the Pledge;

(c)      upon occurrence and during the continuance of an Event of Default to do all acts and things as are necessary, and procure that any and all such acts and things be done, including to properly effect the realization of the Pledged Assets; and

(d)     to promptly execute and deliver at its own expense all further instruments and documents, and take all further action that the Collateral Agent may reasonably request, to (i) create, perfect, protect and maintain the Pledge, (ii) enable the Pledgees and the Collateral Agent to exercise and enforce their respective rights, discretions and remedies granted under this Agreement or by law and (iii) during the existence of an Event of Default, enable the Collateral Agent to enforce the Pledge and assess the value of the Pledge and the Pledged Assets.

6.       Enforcement of Pledge

(a)      In the event that an Event of Default has occurred which is continuing, the Collateral Agent, acting in the name and on behalf of the Pledgees in accordance with the Indenture, shall have the right, but not the obligation, after having given written notice to the Pledgor, to enforce the Pledge, at its respective discretion, by:

(i)       notifying the Bank of the occurrence of such an Event of Default;

(ii)      realizing the Pledge by a forced sale pursuant to the DEBA;

(iii)     realizing the Pledge without regard to the provisions of the DEBA by way of a private sale (private Verwertung) or, to the extent legally permitted, acquiring the Pledged Assets on the Pledgees behalf and on their own account (Selbsteintritt);

(iv)     disposing freely of the Pledged Assets and give to the Bank respective instructions without any restrictions; or

(v)      enforcement proceedings pursuant to other applicable laws.

(b)      In the course of private enforcement (private Verwertung), the Collateral Agent, acting in the name and on behalf of the Pledgees, may either sell the Pledged Assets to a third party or acquire any and all or part of the Pledged Assets on the Pledgees behalf at fair market value (Selbsteintritt). The Collateral Agent, acting in the name and on behalf of the Pledgees, shall render an account to the Pledgor regarding the private enforcement.

(c)      With regard to private enforcement (private Verwertung), the Pledgor hereby authorizes and appoints the Collateral Agent to be its attorney-in-fact and, in the Pledgor's name and on its behalf, if an Event of Default has occurred and is continuing, to execute, deliver and perfect all documents that are reasonably necessary and required and to take any and all reasonably appropriate action for purposes of carrying out a private enforcement (private Verwertung).

(d)      The Parties agree in advance that a sale according to article 130 DEBA (Freihandverkauf) shall be permissible.

(e)       Notwithstanding the foregoing and notwithstanding the provision of article 41 DEBA, the Collateral Agent, acting in the name and on behalf of the Pledgees, is at liberty to institute or pursue the enforcement of the Notes Obligations pursuant to regular debt enforcement proceedings without having first realized the Pledge (waiver of the beneficium excussionis realis).

7.        Application of Proceeds

Any proceeds received by the Collateral Agent or any Pledgee under this Agreement, in particular in connection with the enforcement of the Pledge, shall be applied as payments for the Notes Obligations in accordance with the terms of the Indenture.

8.        Release of Pledge | Termination

(a)      Upon (i) the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture and the satisfaction of any conditions precedent set forth therein, or (ii) the replacement of the Pledgor as the “Collateral Rig Owner” in accordance with (a) a Fundamental Change of the Pledgor not prohibited by Section 4.13 of the Indenture and|or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, the Pledge granted hereby shall terminate and all rights to the Pledged Assets shall revert to the Pledgor. The Pledge and security interest granted hereby shall, in whole or in part, automatically terminate and be released and all rights to the Pledged Assets so released shall automatically revert to the Pledgor, upon consent of the requisite Holders in accordance with Sections 10.02 and 12.02(f) of the Indenture. Upon any such termination, the Collateral Agent will, at the written request of the Pledgor and at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

(b)      Neither of the Collateral Agent nor the Pledgees will make, and neither of them shall be deemed to have made, any representation or warranty, whether express or implied, with respect to any Pledged Assets released from the Pledge and returned to the Pledgor under this Article 8, except that at the date of such release of the Pledged Assets from the Pledge, such Pledged Assets are free and clear, on such date, of any third-party rights arising from the Collateral Agent's acts.

9.        Role of Collateral Agent

(a)      Under the Indenture, each of the Pledgees has appointed the Collateral Agent to act as its representative under and in connection with this Agreement. In particular, each of the Pledgees has authorized the Collateral Agent to exercise the rights, powers, authorities and discretions specifically given to the Collateral Agent under or in connection with this Agreement together with any other incidental rights, powers, authorities and discretions. The Pledgor acknowledges such rights and powers.

(b)      The Collateral Agent performs its rights and obligations under this Agreement and exercises the rights and obligations of the Pledgees hereunder in the name of and on behalf of the Pledgees as direct representative (direkter Stellvertreter) and any action with respect to this Agreement taken by the Collateral Agent shall be construed as binding upon the Collateral Agent and each of the Pledgees.

(c)      The Collateral Agent shall be entitled (i) to receive all benefits, indemnities, powers, privileges, protections and rights contained in the Indenture, (ii) to receive an Officer’s Certificate and an Opinion of Counsel in accordance with Section 14.02 of the Indenture, and (iii) to act with the consent of the requisite Holders as provided in the Indenture, in each case in connection with acting in its capacity as Collateral Agent hereunder.

10.      Reinstatement

Where any discharge in respect of the Notes Obligations is made, in whole or in part, and any amount paid pursuant to any such discharge must be repaid, by the Pledgees or any of them, the respective Pledgees will have or continue to have a Notes Obligation and, in case the Pledged Assets have been released from the Pledge, the Pledgor shall undertake all actions that are necessary for the reinstatement of the Pledge. Such reinstatement shall, to the extent required, include a reinstatement of this Agreement and the Pledge shall continue as if there had been no discharge.

11.      Indemnity

(a)      The Pledgor shall hold the Collateral Agent and the Pledgees harmless from, and indemnify the Collateral Agent and the Pledgees against, any losses, damages, claims, reasonable costs or reasonable and documented expenses (including legal fees) to the extent required by Section 6.05 of the Indenture.

(b)      The Collateral Agent shall not be liable for any loss or damage suffered by the Pledgor by reason of (i) the Collateral Agent taking any action permitted by this Agreement or (ii) any neglect or default in connection with the Pledged Assets or (iii) the enforcement of all or any part of the Pledged Assets, except in case of wilful misconduct (Absicht) or gross negligence (grobe Fahrlässigkeit) on the part of the Collateral Agent, as determined in a final, non-appealable judgment from a court of competent jurisdiction.

12.      Duration; Independence

(a)      The Pledge shall not cease to exist if the Notes Obligations have been discharged only partially or temporarily.

(b)     This Agreement shall create a continuing Pledge and no change, amendment, restatement or supplement whatsoever in the Note Documents or in any document or agreement related to any of the other Note Documents shall affect the validity or the scope of this Agreement and the Pledge nor the obligations which are imposed on the Pledgor pursuant to it.

(c)      This Agreement and the Pledge are independent from any other security or guarantee which may have been or will be entered into for the benefit of the Collateral Agent or any Pledgee. None of such other security or guarantee shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement or the Pledge.

13.      Banking Secrecy Waiver

The Collateral Agent is hereby authorized vis-à-vis the Bank to obtain at any time from the Bank all requested information regarding the Bank Account held with the Bank.

14.      General Provisions

14.1     No Waiver

No failure or delay by any Party in exercising any right, power or privilege granted under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.2     Taxes, Costs and Expenses

All taxes, costs and expenses (including but not limited to legal, audit, valuation and notarial fees, stamp duties, registration fees and translation costs) arising out of or in connection with (i) the negotiation, preparation and execution of this Agreement and any related documents (including any amendments thereof and any release of security) and (ii) the perfection, maintenance, protection and enforcement of the Pledge or the exercise of any of the Pledgees' rights granted under this Agreement, or any related document shall be borne by the Pledgor, to the extent required by Section 6.05 of the Indenture.

14.3     Notices

All notices or other communications to be given under or in connection with this Agreement shall be made in accordance with Section 14.01 of the Indenture. Notices shall be deemed to have been given as set forth in Section 14.01 of the Indenture. All notices and other communications shall be in writing and addressed to such party as provided in the Indenture.

14.4     Entire Agreement

This Agreement, including the annexes and any other documents referred to herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written agreements or understandings of the Parties relating hereto. All references to this Agreement shall be deemed to include the annexes hereto.

14.5     Amendments and Waivers

This Agreement (including this Article 14.5) may only be modified or amended by a document signed by the Collateral Agent (acting in accordance with the Indenture) and the Pledgor. Any waiver by the Collateral Agent of any terms of this Pledge or any consent or approval given by the Collateral Agent under it shall only be effective if given in writing and then only for the purpose and upon the terms and conditions (if any) for which it is given.

14.6     Transfer of Rights and Obligations

(a)       Except to the extent not prohibited by the Indenture, the Pledgor may not transfer or assign all or any part of its rights, benefits or obligations under this Pledge to any other person.

(b)      The Collateral Agent may assign any of its rights and transfer any of its obligations under this Pledge to any successor Collateral Agent appointed in accordance with the Indenture, who shall be entitled to enforce and proceed upon this Pledge in the same manner as named herein.

14.7     Severability

Should any part or provision of this Agreement be, be held, or become illegal, invalid or unenforceable in any respect by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the legality, validity or enforceability of the remaining provisions of this Agreement shall nonetheless remain valid and not in any way be affected or impaired. In such case, the Parties shall replace the illegal, invalid or unenforceable provision with such valid and enforceable provision which best reflects the commercial and legal purpose of the replaced provision and shall execute all agreements and documents required in this connection.

15.      Amount of Obligations Secured

Notwithstanding anything to the contrary contained herein, the Notes Obligations secured by the security interest granted herein shall be limited to the Notes Obligations of the Pledgor and its Subsidiaries.

16.      Governing Law and Jurisdiction

16.1     Governing Law

This Agreement and the Pledge shall be governed by and construed in accordance with the substantive laws of Switzerland.

16.2     Place of Jurisdiction

(a)       The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to the Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the city of Zurich, Switzerland.

(b)      The Collateral Agent and each of the Pledgees shall have the right to institute legal proceedings against the Pledgor before any other competent court or authority, in which case Swiss law shall nevertheless be applicable as provided in Article 16.1.

[signature page follows]

Executed as of the date written on the cover page to this Agreement.

Pledgor:

Triton Gemini GmbH

William C. Flance Chairman of the Managing Directors

Pledgees and Collateral Agent:

Wells Fargo Bank, National Association

in its capacity as Collateral Agent under the Indenture, and acting in the name and on behalf of the Pledgees as their direct representative (direkter Stellvertreter)

Name:	Name:
Title:	Title:

Annex 1 to the Bank Account Pledge Agreement	1 | 1

Annex 1

Bank Account

Bank	Account No.	Currency
Credit Suisse (Schweiz) AG	CH16 0483 5230 8062 0200 0	USD

Annex 2 to the Bank Account Pledge Agreement	1 | 2

Annex 2

Form of Notification Letter for Bank Account

[Letterhead of Pledgor]

To: [insert name and address of Bank]

[in advance by fax: [■]]

[Insert place and date]

Notification of Pledge

Dear Sirs

Reference is made to the following bank account held by Triton Gemini GmbH (the Pledgor) with you (the Bank Account):

[insert account no.|designation]

[...].

You are hereby notified that the Pledgor and Wells Fargo Bank, National Association, in its capacity as Collateral Agent (the Collateral Agent) acting in the name and on behalf of certain Pledgees (direkter Stellvertreter), have entered into a bank account pledge agreement (the Agreement). Thereby, the Pledgor has pledged to the Collateral Agent and the Pledgees (as defined in the Agreement) all of its rights, claims, benefits and interest in and to the Bank Account, including, without limitation, the Bank Account balances standing to the credit of the Pledgor from time to time (the Pledged Assets).

Until you are informed by the Collateral Agent otherwise, the Pledgor is entitled to operate the Bank Account freely, in particular to draw any of the balances standing to the credit of any of the Bank Account.

According to the Agreement, upon the occurrence and continuation of an Event of Default or at any time when a Blocked Period is in effect, the Collateral Agent has the right, inter alia, (i) to notify you of the occurrence of such Event of Default or such Blocked Period, and (ii) to freely dispose of the Pledged Assets and give respective instructions to you without any restrictions (the Instructions).  Upon the termination of a Blocked Period, the Collateral Agent shall deliver a notice to the Bank stating that such Blocked Period is terminated and that the Pledgor’s right to operate the Bank Account freely, in particular to draw any of the balances standing to the credit of the Bank Account, is at that time, reinstated in full.

You may fully – without any responsibility on your side – rely on the Instructions sent to you on the letterhead of the Collateral Agent, whether delivered in form of an original or of a copy and you are released from any duty to verify the signature power of any individual that has signed the Instruction or any subsequent instruction on behalf of the Collateral Agent in relation to the Pledged Assets.

Until receipt of the Instructions, any interest payment and other payment in relating to the Pledged Assets may be credited to the Bank Account. Upon receipt of the Instructions you may only validly discharge your obligations in respect of the Pledged Assets by payment/transfer in accordance with the Instructions received from the Collateral Agent.

Under the Agreement, the Pledgor has waived any secrecy rights in relation to the Pledged Assets for the benefit of the Collateral Agent. We hereby authorize and instruct you to disclose,

Annex 2 to the Bank Account Pledge Agreement	2 | 2

upon request of the Collateral Agent, any information relating to the Pledged Assets to the Collateral Agent.

We hereby ask you, for the benefit of the Collateral Agent, to irrevocably waive all rights of pledge, of set-off and any other security rights you have over the Pledged Assets, as long as the above-mentioned pledge is in effect.

Please find enclosed a respective declaration which we kindly ask you to return duly signed to the Pledgor in order to acknowledge your consent to the above mentioned waiver and the matters set forth therein.

[Place and Date]
Triton Gemini GmbH

[name]	[name]
[function]	[function]

[Place and Date]
Countersigned by Wells Fargo Bank, National Association, as Collateral Agent

[name]	[name]
[function]	[function]

Annex 3 to the Bank Account Pledge Agreement	1 | 2

Annex 3

Form of Acknowledgment and Waiver

[Letterhead of Bank]

To: [insert name of Pledgor]

[Insert place, date]

Account no. CH16 0483 5230 8062 0200 0 in the name of Triton Gemini GmbH (the "Bank Account")

Acknowledgment of Pledge and Waiver

Dear Sirs

We have taken due notice of the notification of pledge of ________, 2018 in relation to the Bank Account (the Notification). The terms defined in the Notification shall have the same meaning herein. The Notification shall be an integral part of this letter of acknowledgment and waiver.

Capitalized terms used but not defined in this acknowledgment shall have the meaning assigned to such term in the Notification.

We hereby

—       take due note of the pledge mentioned in your Notification;

—      acknowledge that upon receipt of the Instructions we may only validly discharge our obligations in respect of the Pledged Assets by payment/transfer in accordance with the Instructions received from Wells Fargo Bank, National Association as Collateral Agent (the Collateral Agent);

—      take due note that we may fully – without any responsibility on our side – rely on the Instructions made on the letterhead of the Collateral Agent, whether delivered in form of an original or of a copy and we are released from any duty to verify the signature power of any individual that has signed the letter of instruction or any subsequent instruction on behalf of the Collateral Agent in relation to the Pledged Assets;

—      take due note that Triton Gemini GmbH has waived any secrecy rights in relation to the Pledged Assets for the benefit of the Collateral Agent (in its capacity as Collateral Agent only) and has authorized and instructed us to disclose, upon request of the Collateral Agent, any information relating to the Pledged Assets to the Collateral Agent;

—      irrevocably waive all rights of pledge, of set-off and any other security rights we have over the Pledged Assets, as long as the pledge is in effect; and

—      confirm that to our knowledge no security or security interest exists in favor of a third party on, over or with respect to the Pledged Assets.

This acknowledgement and waiver is for the benefit of the Pledgees represented by the Collateral Agent and we will not rescind, amend or waive any acknowledgement or agreement set out in this letter without the prior written consent of the Collateral Agent.

[Place and Date]
Credit Suisse (Schweiz) AG

Annex 3 to the Bank Account Pledge Agreement	2 | 2

[name]	[name]
[function]]	[function]

APPENDIX K

FORM OF DEED OF QUIET ENJOYMENT

Appendix K-1

DATED June 27, 2018

TRANSOCEAN PONTUS OPCO, INC.

- and -

SHELL OFFSHORE INC.

- and -

SHELL EP WELLS EQUIPMENT SERVICES B.V.

- and -

WELLS FARGO BANK, NATIONAL ASSOCIATION

______________________________________________

FORM OF DEED OF QUIET ENJOYMENT

m.v. “Deepwater Pontus”

______________________________________________

DEED OF QUIET ENJOYMENT

Dated:       June 27, 2018

BETWEEN :

(1)        TRANSOCEAN PONTUS OPCO, INC., a company incorporated according to the law of the State of Delaware whose registered office is at 1675 South State St., Ste. B, Dover, DE 19901 (the “Operator”); and

(2)        SHELL OFFSHORE INC., a company incorporated according to the law of the State of Delaware whose registered office is at 701 Poydras St., New Orleans, LA 70139 (the “Company”); and

(3)        SHELL EP WELLS EQUIPMENT SERVICES B.V., a company incorporated under the laws of The Netherlands and having its registered office at Carel van Bylandtlaan 30, 2596 HR Den Haag, The Netherlands (“SEPWES”); and

(3)        WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Secured Creditors (as defined in the Indenture (as defined below)) acting through its office at 1445 Ross Avenue, Suite 4300, MAC T9216-430, Dallas, TX 75202 (the “Agent”).

WHEREAS :

(A)       The Operator and Triton Gemini GmbH (the “Affiliate Owner”) are parties by assignment (as described herein) to that certain Bareboat Charter, dated as of 23 August 2017 (as may be amended, restated, amended and restated, extended, renewed or otherwise modified from time to time) between Transocean Deepwater Drilling Services Limited, a Cayman Islands exempted company (“TDDSL”) and Transocean Offshore Holding Limited, a Cayman Islands exempted company (“TOHL”), as assigned to Triton Nautilus Asset Leasing GmbH (“TNAL”), a limited liability company organized and existing under the laws of Switzerland, by TDDSL pursuant to that certain Assignment of Bareboat Charter dated as of 21 September 2017, and as further assigned to the Affiliate Owner, a limited liability company organized and existing under the laws of Switzerland, by TNAL pursuant to that certain Assignment of Bareboat Charter dated as of 15 June 2018, with respect to the drilling unit Deepwater Pontus (the “Drilling Unit”).

(B)        The Operator (as assignee of TOHL) and SEPWES are parties to a Contract No. SEP-C-12-004 for the Provision of Drilling Unit dated 28 September 2012 (the “Contract”) for the provision of the Drilling Unit on the terms and conditions contained therein.

1

(C)        SEPWES has assigned all of its rights, title, interest and estate in and under the Contract to the Company as of 1 January 2014 until expiry of a period of sixty (60) months from the Commencement Date as defined in the Contract.

(D)       Transocean Pontus Limited (the “Issuer”), an affiliate of the Operator and the Affiliate Owner, is issuing senior secured notes in an aggregate principal amount of up to Six Hundred Fifty Million Dollars ($650,000,000) (the “Securities”) on the terms and subject to the conditions set out in an indenture (the “Indenture”) to be executed among the Issuer, Transocean Ltd., Transocean Inc. and the Affiliate Owner, as guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and collateral agent.

(E)        Pursuant to the Indenture, (i) the Affiliate Owner will execute and deliver in favour of the Agent a first preferred ship mortgage on the Drilling Unit (the “Mortgage”), dated as of the date of the Indenture and (ii) the Operator will execute and deliver in favour of the Agent an Assignment of Earnings (the “Assignment”), dated as of the date of the Indenture with respect to certain of the Operator’s rights under the Contract.

(F)        As a result of clause 27.1.2 of the Contract, the Operator has agreed to procure that the Agent enter into this Deed for the purpose of granting to the Company the right of quiet enjoyment in relation to the Drilling Unit.

THIS DEED WITNESSES  as follows:

1           Definitions and Interpretation

1.1        In this Deed:

“the Contract” means the drilling contract referred to in Recital (B);

“the Contract Period” means the period commencing on the date of the Contract and ending on the date when the Drilling Unit is no longer in the service of the Company pursuant to the Contract (whether or not off hire);

“Event of Default” shall have meaning given to it in the Indenture;

“Indebtedness” means the Securities, interest thereon and all other sums due and payable by the Issuer to the Trustee, on behalf of the Secured Creditors (as defined in the Indenture), under the Indenture, the Securities, the Securities Guarantees and the Security Documents;

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“Security Documents” means this Deed, each Share Pledge Agreement, each Account and Receivables Pledge Agreement and any account control agreement related thereto, each Account Pledge Agreement and any account control agreement related thereto, each Assignment of Earnings, each Assignment of Insurances, each Assignment of Bareboat Charter, the Mortgage and, after the execution and delivery thereof, each additional security document that grants a Lien in favour of the Agent for the benefit of the Secured Creditors that is executed pursuant to Section 4.27 of the Indenture or in connection with a Fundamental Change, Collateral Rig Substitution, Drilling Contract Substitution or Flag Jurisdiction Transfer (each as defined in the Indenture);

1.2             Interpretation

In this Deed:

(a)        capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture;

(b)        words denoting the plural number include the singular and vice versa;

(c)        words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

(d)        references to Recitals, Clauses and the Schedule are references to recitals and clauses of, and the schedule to, this Deed;

(e)        references to this Deed include the Recitals and the Schedule;

(f)         the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Deed;

(g)        references to any document (including, without limitation, to the Indenture and the Contract) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

(h)        references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted;

(i)         references to the Company include its successors, transferees and assignees; and

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(j)         references to times of day are to London time.

2           Representations and Warranties

2.1        Each of the Operator and the Company represents and warrants to each other and the Agent that:

(a)   it is a body corporate, duly constituted and existing and (where applicable) in good standing under the law of its country of incorporation, with perpetual corporate existence and the power to sue and be sued, to own its assets and to carry on its business;

(b)   it is not insolvent or in liquidation or administration or subject to any other insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of it or of all or any part of its assets;

(c)   it has duly authorised, executed and delivered this Deed and, if applicable, the Contract, and this Deed and, if applicable, the Contract, constitute its legal, valid and binding obligations enforceable in accordance with its terms; and

(d)   the execution, delivery and performance of this Deed will not contravene any contractual restriction or any law binding on it.

The Agent represents and warrants to the Company that:

(a)   it is duly existing under the laws of its country of organization, with perpetual existence until terminated in accordance with the laws of the United States; and

(b)   it has been duly authorised and instructed by the Secured Creditors to execute and deliver this Deed.

2.2        Each of the Operator and the Company represents and warrants to each of the other parties hereto:

(a)   there is no litigation, investigation or proceeding pending or, to the knowledge of such party, threatened with respect to the Contract; and

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(b)   the Contract is in full force and effect, has not been amended except for the amendments set forth on Schedule I hereto and, to the best of the knowledge and belief of such party, no default has occurred under the Contract and there is no existing condition which, but for the passage of time or the giving of notice, could reasonably be expected to result in a default under the terms of the Contract.

3           Acknowledgement

The Company by its execution of this Deed acknowledges (i) that it is aware that the Drilling Unit is being mortgaged to the Agent pursuant to the Mortgage; and (ii) notice of assignment to the Agent of certain of the Operator’s benefits under the Contract pursuant to the Assignment.  Until the Agent gives written notice to the Company otherwise, subject to any express provision of this Deed to the contrary, the Company shall be entitled to deal with the Operator in relation to all matters arising under the Contract as if the Security Documents had not been entered into.  For avoidance of doubt, the Company is not a party to and is not bound by the provisions of any Security Document other than this Deed, as the Operator and the Agent hereby acknowledge. Except as expressly provided herein, the Company’s rights under the Contract remain in full force and effect and shall not be prejudiced by the terms of this Deed.

4.          Quiet Enjoyment

4.1        In consideration of the covenants on the part of the Company contained in this Deed and subject always to (i) there having occurred no material breach on the part of the Company under the Contract (beyond any period given to the Company in the Contract to cure such material breach) in consequence of which the Operator is entitled to terminate and has thereafter lawfully terminated the Contract in accordance with its terms including, without limitation, withdrawal of the Drilling Unit from the Contract by the Operator for non-payment of hire, and (ii) the Drilling Unit not having become an actual, agreed, arranged or constructive total loss and being no longer available to the Operator under the terms of the Contract, the Agent irrevocably and unconditionally undertakes that, during and throughout the period of the Contract, irrespective of any breach or default by the Operator, or any insolvency of the Operator, or any other circumstance which might otherwise allow the Agent or anyone claiming under or through the Agent to arrest or take possession or control of the Drilling Unit, neither the Agent nor anyone claiming under or through the Agent shall:

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(a)       interfere with or otherwise disturb in any way the Company’s quiet, peaceful and continuing use, possession and employment of the Drilling Unit under the Contract; nor

(b)        do or cause to be done any act which might deprive the Company of the full, quiet and unfettered use, possession and employment of the Drilling Unit under the Contract; nor

(c)        do or cause to be done any act which might otherwise adversely affect the Company’s rights including all terms and conditions under the Contract; nor

(d)        without limitation, take any steps to wind up, liquidate or place in administration or receivership the Operator or commence or continue any analogous proceedings in any jurisdiction in respect of the Operator.

4.2        The Agent further undertakes not to exercise any rights it may have against the Drilling Unit or in connection with the Contract if an Event of Default occurs except as provided by Clause 4.3.

4.3        Upon the occurrence of an Event of Default, if instructed by the requisite Holders in accordance with the Indenture to do so, the Agent shall promptly notify the Company in writing that an Event of Default has occurred which, but for Clause 4.1, would entitle the Agent to take possession of and/or to sell the Drilling Unit and/or to exercise any right of foreclosure pursuant to the Mortgage and/or exercise any right pursuant to the Assignment. Subject to there having occurred no material breach on the part of the Company under the Contract (beyond any period given to the Company in the Contract to cure such material breach), for a period of 60 days after service of such notice by the Agent, the Agent and the Company will consult on the identity of a new counterparty to the Contract, which will be subject to the approval of the Company in its sole and absolute discretion (the “Successor Party”), and the Company will, at the request and expense of the Agent, co-operate with the Agent in order to effect a transfer of the rights under the Contract to such Successor Party within a commercially reasonable amount of time after the Company and the Agent identify the Successor Party provided that:

(a)       the Successor Party and the Agent (acting at the direction of the requisite Holders in accordance with the Indenture) enter into a Deed of Quiet Enjoyment with the Company in materially identical terms to this Deed; and

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(b)        the Successor Party assumes all the rights and obligations of the Operator under the Contract.

The Agent and the Company each reserve all of their respective rights to exercise all of their respective legal, contractual and equitable rights following the expiration of the 60 day consultation period referenced above in this Clause 4.3 in the event no Successor Party is appointed.

5           Covenants

The Company covenants with the Agent:

(a)        that it will not cancel, rescind, terminate or repudiate the Contract or request withdrawal of the Drilling Unit from service under the Contract, without giving the Agent prior written notice and a period equal to and concurrent with the period given to Operator in the Contract to remedy any breach entitling the Company to cancel, rescind, terminate or repudiate the Contract, it being understood and agreed that (i) this Clause shall not apply to any termination of the Contract that shall occur by operation of law without action by either the Operator or the Company, and (ii) notwithstanding the foregoing, in no event will this Clause grant Agent any rights to remedy any breach of the Contract that was not available to the Operator pursuant to the terms of the Contract;

(b)        that it will not without the prior written consent of the Agent (acting with the consent of the Holders of a majority in principal amount of the Securities in accordance with the Indenture) agree to any material amendment to or material modification or variation of the Contract terms and conditions which are relating and limited to: the termination fees payable; the term of the Contract; the insurance requirements of the Operator pursuant to the Contract; the provisions in the Contract governing the Operator’s and the Company’s rights and obligations to assign or permit assignment of the Contract; or terms of payment under the Contract.  For the avoidance of doubt, it is understood that minor technical and administrative changes (including automatic adjustments to the Operating Rate and other rates and prices, as provided by the Contract, or changes regarding which of the Company’s affiliates will make payment to the Operator under the Contract) agreed between the Company and the Operator to the Contract from time to time shall not constitute material amendments or modifications or variations for the purpose of this Clause 5(b). As between the Operator and the Company,  the Operator agrees that if the consent of the Agent (acting with the consent of the Holders

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of a majority in principal amount of the Securities) is required under this Clause 5(b), the Operator shall seek such consent from the Holders on behalf of the Company and shall copy the Company in its solicitation of consent from the Holders and any relevant correspondence with the Agent.

6           Notices

Every notice, request, demand or other communication under this Deed shall:

(a)        be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission;

(b)        be deemed to have been received, subject as otherwise provided in this Deed, in the case of a letter, when delivered personally or three (3) days after it has been put in the post and, in the case of email transmission or other means of telecommunication in permanent written form at the time of despatch provided that if the date of despatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day; and be sent:

if to be sent to the Operator, to it at

Transocean Pontus Opco, Inc.

c/o Transocean Inc.

70 Harbour Drive

P.O. Box 10342

Cayman Islands, KY-1003

Email:               Steve.McFadin@deepwater.com

Attention:         President

if to be sent to the Company, to it at

Shell Offshore Inc.

200 North Dairy Ashford Street

Houston, Texas 77079

Email:             derek.soh@shell.com

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Attention:         Derek Soh

if to be sent SEPWES, to it at

Shell EP Wells Equipment Services B.V.

Kesslerpark 1, Rijswijk-ZH

2288 GS

The Netherlands

E-mail:            tracy.page@shell.com

Attention:         Tracy Page

if to be sent to the Agent, to it at

Wells Fargo Bank, National Association

1445 Ross Avenue, Suite 4300

MAC T9216-430

Dallas, TX 75202

Email:               patrick.giordano@wellsfargo.com

Attention:         Corporate, Municipal and Escrow Services

or to such other address or numbers as is notified by one party to the other party under this Deed.

7           Law and Jurisdiction

7.1        This Deed and any Dispute arising out of or in connection with it or its subject matter or formation, including without limitation non-contractual disputes or claims, will be exclusively governed by, and construed in accordance with, the laws of England and Wales excluding conflict of law rules and choice of law principles that would deem otherwise. Except insofar as otherwise specifically stated in this Deed, each of the Agent, the Operator and the Company retains all rights and remedies, both under the Deed and at law, which it may have against the others.

7.2        Any dispute, controversy or claim arising out of or in connection with this Deed or its subject matter or formation, whether in tort, contract, under statute or otherwise, including any question regarding its existence, validity, interpretation, breach or termination, and including any non-contractual claim (a “Dispute”), shall be finally and exclusively

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resolved by arbitration under the arbitration rules of the LCIA (the “Rules”), which Rules are deemed to be incorporated by reference into this Deed.

7.3        The arbitral tribunal (the “Tribunal”) shall consist of three arbitrators, to be appointed in accordance with the Rules.

7.4        The seat of the arbitration shall be London, England.

7.5        The language of the arbitration shall be English.

7.6        The appointing authority shall be the London Court of International Arbitration (the “LCIA”).

7.7        Any award rendered by the Tribunal shall be made in writing and shall be final and binding on the parties. The parties undertake to carry out the award without delay.

7.8        All aspects of the arbitration shall be confidential.  Save to the extent required by law or pursuant to any proceedings to enforce or challenge an award, no aspect of the proceedings, documentation, or any (partial or final) award or order or any other matter connected with the arbitration shall be disclosed to any other person by either party or its counsel, agents, corporate parents, affiliates or subsidiaries without the prior written consent of the other parties.  Notwithstanding the foregoing provisions, this Clause 7.8 shall not limit the ability of the Agent to disclose any aspect of the arbitration to the Secured Creditors.

8           Miscellaneous

8.1        Company has no knowledge of any of the terms and conditions contained in the Indenture and disclaims any responsibility for any such terms and conditions.

8.2        For the avoidance of doubt, the parties hereto agree that the Agent takes action under this Deed only if instructed by the Holders in accordance with the Indenture.

8.3        As between Company and Operator, in the event of there being any conflict between the Contract and this Deed, the Contract shall prevail. Notwithstanding the foregoing, in no event will Company or SEPWES incur any additional costs or uplifts or escalations to any rates and prices in the Contract as a result of the execution or performance of this Deed.

8.4        This Deed may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

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8.5        No variation or amendment of this Deed shall be valid unless in writing and signed on behalf of the Operator, the Company and the Agent (in accordance with the Indenture).

8.6        The provisions of this Deed (other than those contained in this Clause 8.6) shall have no effect until this Deed has been dated.

8.7        Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this Deed is enforceable by a person who is not a party to it.

[signature page follows]

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IN WITNESS  of which this Deed has been duly executed and delivered the day and year first before written.

SIGNED and DELIVERED	)
as a deed by	)
for and on behalf of	)
TRANSOCEAN PONTUS OPCO, INC.	)

Title:

in the presence of:

Witness signature:
Name:
Title:
Address:
SIGNED and DELIVERED	)
as a deed by	)
for and on behalf of	)
SHELL OFFSHORE INC.	)

Title: Vice President CP Unconventionals, Deepwater & Wells Shell Offshore Inc.

in the presence of:

Witness signature:
Name:
Title:
Address:

SIGNED and DELIVERED	)
as a deed by	)
for and on behalf of	)
WELLS FARGO BANK, NATIONAL	)
ASSOCIATION, as Agent	)

Title:

in the presence of:

Witness signature:
Name:
Title:
Address:

SIGNED and DELIVERED	)
as a deed by	)
for and on behalf of	)
SHELL EP WELLS EQUIPMENT	)
SERVICES B.V.	)

Title: General Manager Shell EP Wells Equipment Services BV.

in the presence of:

Witness signature:
Name:
Title:
Address:

SCHEDULE I

EXISTING AMENDMENTS TO CONTRACT

1.   Notice of Assignment of Contract No. SEP-C-12-004, dated 17 June 2014, between SEPWES and Transocean Offshore Deepwater Drilling Inc., pursuant to which the Contract was assigned from SEPWES to Shell Offshore Inc.

2.   Letter of Agreement, GRS Drillship 3509, Project Coordinator for Scope Definition Study and Proposal, Managed Pressure Drilling Solution, dated 10 October 2014, between TOHL and Shell Offshore Inc.

3.   Amendment No. 1 to Contract Drilling Unit New-Build 3 named Deepwater Pontus, dated 16 October 2015, between SEPWES and TOHL.

4.   Letter of Agreement, BOP Hopping – Deepwater Pontus, dated 24 July 2016, between TOHL and Shell Offshore Inc.

5.   Letter re: Notification of Change in Company Representative, dated 4 August 2016, from Shell Offshore Inc. to Transocean Offshore Deepwater Drilling Inc.

6.   Amendment No. 2 to Contract Drilling Unit New-Build 3 named Deepwater Pontus, dated 19 December 2016, between SEPWES, Shell Offshore Inc. and TOHL.

7.   Amending Agreement No. 3 to Contract No. SEP-C-12-004 (AKA UA42575) Deepwater Pontus, dated 5 July 2017, between TOHL and Shell Offshore Inc.

8.   Letter of Agreement in relation to Variation Orders 3509-CVO-0048-00 and 3510-CVO-0045-00 to Contracts SEP-C-12-004 and SEP-C-12-005 in respect of Real Time Monitoring, dated 5 September 2017, between TOHL and Shell Offshore Inc.

9.   Amending Agreement No. 2 to Contract SEP-C-12-004 - Updated International Association of Drilling Contracts Equipment List for Deepwater Pontus, dated 11 October 2017, between Transocean and Shell Offshore Inc.

10. Novation of Contract No. SEP-C-12-004, dated 20 October 2017, between TOHL, Shell Offshore Inc. and SEPWES, pursuant to which the Contract was transferred by TOHL to Operator.

11. Confirmation of Deepwater Pontus Commencement Date and unresolved deficiencies, dated 8 December 2017, between Shell Offshore Inc. and Operator.

12. Shell General Business Principles certificate, dated 15 Feb 2018, provided by Operator.

13. Letter of Agreement, Trip Casing and Full Bore Tools with BOP Rams Closed – Deepwater Pontus, dated 2 March 2018, between Operator and Shell Offshore Inc.

14. Request for the Adjustment of Operating Rate on the Commencement Date, i.e. October 21, 2017 – Deepwater Pontus, dated 22 May 2018, between Operator and Shell Offshore Inc.

15. Amending Agreement No. 5 to Contract No. SEP-C-12-004. Crew Reduction and Designation of Organization Deepwater Pontus, dated 5 June 2018, between Operator and Shell Offshore Inc.

APPENDIX L

FORM OF DSRA WITHDRAWAL CERTIFICATE

Appendix L-1

TRANSOCEAN PONTUS LIMITED

DSRA WITHDRAWAL CERTIFICATE

PURSUANT TO SECTION 7.10 OF THE INDENTURE

The undersigned, [ ___ ], as [ ___ ], of Transocean Pontus Limited, a Cayman Islands exempted company (the “Company”), pursuant to Section 7.10 of the indenture, dated as of July 20, 2018 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent, HEREBY CERTIFIES, AUTHORIZES AND INSTRUCTS, for and on behalf of the Company, and without personal liability, as follows:

1.         The amount on deposit in the Debt Service Reserve Account exceeds the Debt Service Reserve by $[ __ ]. Pursuant to this Withdrawal Certificate, the Company instructs the Trustee to withdraw and transfer $[ __ ] (the “Subject Amount”)1

2.         The Company hereby authorizes and instructs the Trustee to withdraw and transfer to the Company by wire transfer to the account below the Subject Amount on deposit in the Debt Service Reserve Account.

Bank Name:
Bank Address:
Beneficiary:
ABA No.:
Account No.:
Swift Code:

3.         The undersigned has read the Indenture, including Section 7.10 of the Indenture, and the Security Documents.

4.         The statements made in this Withdrawal Certificate are based upon, among other things, an examination of the Securities, the Indenture and the Security Documents, upon the general knowledge of the undersigned and familiarity of the undersigned of the operations of the Company, upon performance of the duties of the undersigned as an officer of the Company and consultation with counsel of the requirements of the Indenture and the Security Documents in respect of the legal matters relating to the Subject Amount, the Debt Service Reserve Account, the Debt Service Reserve and Section 7.10 of the Indenture.

5.         In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the Company has complied with all conditions

1         To be less than or equal to the amount by which the amount on deposit in the Debt Service Reserve Account exceeds the Debt Service Reserve.

Appendix L-2

precedent and covenants relating to the withdrawal of the Subject Amount from the Debt Service Reserve Account.

6.         With respect to the foregoing, the undersigned certifies for and on behalf of the Company that, in the opinion of the undersigned, the Company has complied with all conditions precedent and covenants provided for in the Indenture and the Security Documents, if any, relating to the withdrawal and transfer of the Subject Amount from the Debt Service Reserve Account as described herein.

Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Indenture.

IN WITNESS WHEREOF, the undersigned has duly executed this Withdrawal Certificate.

Dated: [                ]

TRANSOCEAN PONTUS LIMITED

By:
Name:
Title:

Appendix L-3

APPENDIX M

FORM OF ACCOUNT PLEDGE AGREEMENT

Appendix M-1

FORM OF ACCOUNT PLEDGE AGREEMENT

MADE BY

TRANSOCEAN PONTUS OPCO, INC.

IN FAVOR OF

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS THE COLLATERAL AGENT

DATED AS OF

JULY 20, 2018

This ACCOUNT PLEDGE AGREEMENT dated as of July 20, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by TRANSOCEAN PONTUS OPCO, INC., a Delaware corporation (the “Pledgor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the Secured Creditors (as such term is defined in the Indenture referred to below).

RECITALS

A.        Pursuant to that certain Indenture, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among Transocean Pontus Limited, a Cayman Islands exempted company (the “Company”), the Guarantors (as defined therein) party thereto from time to time and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and Collateral Agent, the Company will issue (the “Issuance”) 6.125% Senior Secured Notes due 2025 in an aggregate principal amount of $600,000,000 (the “Securities”).

B.         It is a requirement of the Indenture that the Pledgor enter into this Agreement in order to grant to the Collateral Agent, for the ratable benefit of the Secured Creditors, a security interest in the Collateral (as hereinafter defined).

C.         The Pledgor will receive substantial, direct and indirect, benefits from the Issuance.

D.        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.01    Definitions.

(a)        Unless otherwise defined herein, capitalized terms defined in the Indenture and used herein have the meanings given to them in the Indenture, and all terms which are defined in Article 8 or 9 of the UCC (as hereinafter defined) are used herein as so defined. The parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.

(b)        The following terms have the following meanings:

 “Collateral” has the meaning assigned to such term in Section 2.01.

“Drilling Contract” shall mean any Drilling Contract to which the Pledgor, as operator of the Collateral Rig, is a party.

“Earnings” means (i) all freight, hire, income and passage moneys payable to the Pledgor as a consequence of the operation of the Collateral Rig, including without limitation all payments under the Drilling Contract, including any termination payments or settlement payments in respect thereof, (ii) any claim under any guarantee in respect of the Drilling Contract or otherwise related to freight, hire, income or passage moneys, in each case payable to the Pledgor as a consequence of the operation of the Collateral Rig, (iii) any other money whatsoever due or to become due to the Pledgor in relation to the Drilling Contract and (iv) any other money received directly or indirectly under the Drilling Contract by the Pledgor.

 “Earnings Account” means (i) that certain account no. 4890217169 held by Wells Fargo Bank, National Association in the name of the Pledgor and (ii) any other Deposit Account as designated in writing by the Pledgor to the Collateral Agent from time to time as the “Earnings Account” referred to herein into which all Earnings payable to the Pledgor in respect of the Collateral Rig under the Drilling Contract or otherwise derived from the Drilling Contract, are deposited.  In accordance with the definition of “Earnings Account” in the Indenture, account no. 4890217169 held by Wells Fargo Bank, National Association in the name of the Pledgor is hereby designated as the Earnings Account for purposes of the Indenture and this Agreement until such time that the Pledgor designates in writing to the Collateral Agent another deposit account as the Earnings Account for purposes of the Indenture and this Agreement, whether under this Agreement or another applicable Account Pledge Agreement.

 “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided,  however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s or any other Secured Creditor’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02    Rules of Interpretation. Unless the context otherwise requires, (i) the term “or” is not exclusive, (ii) words in the singular include the plural, and in the plural include the singular, (iii) “will” shall be interpreted to express a command, (iv) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (v) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (vi) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement unless otherwise stated.

ARTICLE II

Grant of Security Interest

Section 2.01    Grant of Security Interest. The Pledgor hereby pledges, collaterally assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Creditors, a continuing security interest in and to all of the Pledgor’s right, title and interest in and to all of the following personal property, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “Collateral”), as collateral

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security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Notes Obligations, whether now existing or hereafter incurred or arising:

(i)        all Earnings and the Earnings Account (including all cash and other items deposited therein or credited thereto);

(ii)       any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

(iii)      to the extent not otherwise described above, all Proceeds, products, accessions, rents and profits of, or in respect of, any and all of the foregoing.

Section 2.02    Pledgor Remains Liable. Notwithstanding anything to the contrary contained herein, the Pledgor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Creditor.

ARTICLE III
Representations and Warranties

The Pledgor hereby represents and warrants to the Collateral Agent and each other Secured Creditor as follows:

Section 3.01    Pledgor Ownership. The Pledgor is the legal and beneficial owner of the Collateral free and clear of any security interest except for Permitted Collateral Liens.

Section 3.02    Valid Security Interest. The pledge and collateral assignment of the Collateral pursuant to this Agreement creates a valid security interest in the Collateral, securing the Notes Obligations, and is enforceable in accordance with its terms, and, upon (x) the filing of a UCC financing statement with the Secretary of State of the State of Delaware naming the Pledgor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral and (y) the execution and delivery of the account control agreement(s) relating to the Earnings Account by the parties thereto, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority security interests with respect to all of the Collateral (subject to Permitted Collateral Liens).

Section 3.03    No Consent, Approval or Authorization. Except for any consent, authorization or approval which has been obtained or notice of filing that has been made, no consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for:

(i)         the pledge and assignment by the Pledgor of the Collateral pursuant to this Agreement, or for the execution, delivery or performance of this Agreement by the Pledgor;

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(ii)       the perfection or maintenance of the security interest created hereby (including the first priority (subject to Permitted Collateral Liens) nature of such security interest), other than recordings and filings required by Section 4.01; or

(iii)      the exercise by the Collateral Agent of its rights and remedies hereunder.

Section 3.04    Pledgor Information. On the date hereof, the correct legal name of the Pledgor, all names and trade names that the Pledgor has used in the last five years, the Pledgor’s jurisdiction of organization and each jurisdiction of organization of the Pledgor over the last five years and the location(s) of the Pledgor’s chief executive office or sole place of business over the last five years are specified on Schedule 3.04.

ARTICLE IV
Covenants

The Pledgor covenants and agrees with the Collateral  Agent, for the benefit of the Secured Creditors, that, from and after the date of this Agreement until this Agreement is terminated in accordance with Section 7.10(b):

Section 4.01    Maintenance of the Collateral; Further Assurances. The Pledgor agrees that:

(a)        the Pledgor will promptly perform such actions as are necessary to maintain the Earnings Account under the “control” (as defined in Section 9-104 of the UCC) of the Collateral Agent;

(b)        to the extent that a security interest in the Collateral may be perfected by the filing of a financing statement or, in the case of the Earnings Account, by control, pursuant to the UCC, the Pledgor shall maintain the security interest created by this Agreement as a perfected first priority security interest (subject to Permitted Collateral Liens) and shall defend such security interest against the claims and demands of all Persons whomsoever;

(c)        it will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; and

(d)        to the extent that a security interest in the Collateral is to be perfected by a filing pursuant to the UCC, it will file any required UCC continuation statements from time to time in order to maintain the Collateral Agent’s first priority status in such security interest (subject to Permitted Collateral Liens).

Section 4.02    Changes in Locations, Name, Etc.. Without limitation of any other covenant herein, the Pledgor will give notice to the Collateral Agent within 30 days after any change in (a) its legal name, (b) the location of its chief executive office or principal place of business, (c) its identity or corporate structure or (d) its jurisdiction of organization, and the Pledgor shall promptly take all action necessary to maintain the perfection and priority of the Collateral Agent’s security interests in the Collateral under this Agreement. In any notice furnished pursuant to this Section 4.02, the Pledgor will expressly state in a conspicuous manner that the notice is required

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by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection and maintaining the priority of the Collateral Agent’s security interest in the Collateral.

Section 4.03    Earnings Account. The Pledgor shall, with respect to the Earnings Account, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, cause the depository bank which maintains the Earnings Account to agree to comply at any time with instructions from the Collateral Agent to such depository bank directing the disposition of funds from time to time credited to the Earnings Account, without further consent of the Pledgor or any other Person. The Collateral Agent agrees with the Pledgor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from the Pledgor other than in accordance with the Indenture (which may require direction of Holders of a majority in aggregate principal amount of the Outstanding Securities).

Section 4.04    Default or Event of Default under Indenture.  The Pledgor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default under the Indenture is caused by the failure to take such action or to refrain from taking such action of the Pledgor.

ARTICLE V
Remedial Provisions

Section 5.01    Remedies.

If any Event of Default shall have occurred and be continuing:

(a)        The Collateral Agent shall have the right, subject to and in accordance with the terms of the Indenture, to exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or under any other Note Document or otherwise available to it at law, in equity or under any statute or other agreement, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law or otherwise available at law or equity and also may: (i) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; and (ii) exercise any and all rights and remedies of the Pledgor under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent and any other Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any

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right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. If applicable to any particular item of Collateral, the Pledgor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall instruct, whether at the Pledgor’s premises or elsewhere. Any such sale or transfer by the Collateral Agent, either to itself or to any other Person, shall be absolutely free from any claim of right by the Pledgor, including any equity or right of redemption, stay or appraisal which the Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and the Pledgor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.

(b)        Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may at any time thereafter be applied in whole or in part by the Collateral Agent, for the ratable benefit of the Secured Creditors, against, all or any part of the Notes Obligations, in the manner set forth in the Indenture.

(c)        All payments received by the Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(d)        The Collateral Agent is authorized, in connection with any sale of the Collateral pursuant to this Section 5.01, to deliver or otherwise disclose to any prospective purchaser of the Collateral any information in its possession relating to such Collateral.

(e)        The Collateral Agent may appoint any Person as agent to perform any act or acts necessary or incident to appropriate or realize upon any Collateral or to any sale or transfer of the Collateral.

(f)        To the extent permitted by applicable law, the Pledgor hereby waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights under this Agreement, other than with respect to the Collateral Agent’s actions constituting gross negligence or willful misconduct.

Section 5.02    Application of Proceeds; Waiver; Deficiency. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as payment for the Notes Obligations in accordance with the terms of the Indenture.

Section 5.03    Non-Judicial Enforcement. The Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, the Pledgor expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its rights by judicial process.

ARTICLE VI

The Collateral Agent

Section 6.01    Collateral Agent’s Appointment as Attorney-in-Fact, Etc.

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(a)        The Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor, as appropriate, or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Collateral Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do any or all of the following:

(i)         unless being disputed in accordance with the terms of the Indenture, pay or discharge taxes and liens (other than liens for taxes not yet delinquent, or which can thereafter be paid without penalty, in each case such that the lien cannot be enforced) levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement, the Indenture or any other Note Document and pay all or any part of the premiums therefor and the costs thereof;

(ii)       execute, in connection with any sale provided for in Section 5.01, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)      (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent (for the benefit of the Secured Creditors) or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of the Pledgor, as appropriate, or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (F) sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Pledgor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

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Anything in this Section 6.01(a) to the contrary notwithstanding, (x) the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.01(a) unless an Event of Default shall have occurred and be continuing, and (y) the parties agree that the grant of the power of attorney set forth in this Section 6.01(a) shall not be deemed to create an obligation on the part of the Collateral Agent to take any one or more of the actions described herein.

(b)        If the Pledgor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)        The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in and in accordance with this Section 6.01 shall constitute Notes Obligations and shall be payable by the Pledgor to the Collateral Agent on demand.

(d)        The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released as set forth in Section 7.10(b).

Section 6.02    Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any other Secured Creditor nor any of their respective agents, employees, stockholders, directors and officers shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and the other Secured Creditors’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Creditor to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its agents, employees, stockholders, directors and officers shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non–appealable decision. To the fullest extent permitted by applicable law, the Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Notes Obligations, or to take any steps necessary to preserve any rights against the Pledgor or any other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. The Pledgor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Agent or any other Secured Creditor to proceed against the Pledgor or any other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent

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or any other Secured Creditor now has or may hereafter have against the Pledgor and any other Person.

Section 6.03    Authority of Collateral Agent. The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or in connection with the Notes Obligations shall, as between the Collateral Agent and the other Secured Creditors, be governed by the terms of the Indenture (including, without limitation, the rights and protections set forth therein) and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 6.04    Limitation on Duty of Collateral Agent in Respect of Collateral. Notwithstanding anything to the contrary set forth in this Agreement, the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss, damage or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee appointed by the Collateral Agent in good faith.

Notwithstanding anything to the contrary set forth in this Agreement, the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral, or for the validity, perfection, priority or enforceability of the liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent shall have no duty to ascertain, monitor, investigate or inquire as to the performance or observance of any of the terms of this Agreement by the Pledgor or any other party to such documents.

Section 6.05    Indemnity and Expenses.

(a)        Without prejudice to any other rights or remedies of the Collateral Agent under any of the other Note Documents, the Pledgor agrees to indemnify, defend, protect and hold harmless the Collateral Agent (in its individual capacity and as Collateral Agent for the Secured Creditors) and each of its officers, directors and agents (each, an “Indemnified Party”) from and against any and all loss, damage, claims, liability, cost or expense (including, without limitation, the reasonable fees and expenses) incurred by any Indemnified Party, in each case in connection with this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a

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court of competent jurisdiction to have resulted from an Indemnified Party’s gross negligence or willful misconduct.

(b)        Without prejudice to any other rights or remedies of the Collateral Agent under any of the other Note Documents, the Pledgor will, upon demand, reimburse the Collateral Agent for all reasonable out-of-pocket expenses incurred or made by it, its agents, counsel, accountants and experts (including, without limitation, the reasonable fees and expenses) in connection with (i) the transactions which give rise to this Agreement, the preparation of this Agreement and the administration of this Agreement, (ii) the custody or preservation of, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of the Pledgor, or (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Creditors hereunder.

ARTICLE VII

Miscellaneous

Section 7.01    Amendments; Waivers.

(a)        No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall be effective unless the same is in writing and conforms to the requirements set forth in Article 10 of the Indenture.

(b)        No failure on the part of the Collateral Agent or any other Secured Creditor to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect other security for the Notes Obligations. The rights and remedies of the Collateral Agent provided herein and in the other Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise.

Section 7.02    Notices, etc.

(a)        All notices, requests, demands or other communications pursuant hereto shall be given in accordance with Section 14.01 of the Indenture. Notices shall be deemed to have been given as set forth in Section 14.01 of the Indenture. All notices and other communications shall be in writing and addressed to such party as provided in the Indenture.

Section 7.03    Continuing Security Interest; Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the termination of this Agreement in accordance with Section 7.10(b), (b) be binding upon the Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Creditors and their respective successors, transferees and assigns.

Section 7.04    Survival; Reinstatement; Security Interest Absolute.

(a)        All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments delivered in connection with or pursuant to this

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Agreement or any other Note Document to which it is a party shall be considered to have been relied upon by the Collateral Agent and shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Collateral Agent or on its behalf and notwithstanding that the Collateral Agent may have had notice or knowledge of any default or incorrect representation or warranty at the time any credit is extended hereunder or under any other Note Document, and shall continue in full force and effect as long as any of the Notes Obligations is outstanding and unpaid. The provisions of Section 6.05 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes Obligations, or the termination of this Agreement or any other Note Document or any provision hereof or thereof or the resignation or removal of the Collateral Agent in accordance with Article 12.06 of the Indenture.

(b)        To the extent that any payments on the Notes Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Notes Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Agent’s and the Secured Creditors’ liens, security interests, rights, powers and remedies under this Agreement shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated and the Pledgor shall take such action as may be reasonably requested by the Collateral Agent to effect such reinstatement.

(c)        The obligations of the Pledgor under this Agreement are independent of the Notes Obligations or any other obligations of any other pledgor under or in respect of the other Note Documents, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Pledgor or whether the Pledgor is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Creditors and the pledge, assignment and security interest hereunder, and all obligations of the Pledgor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Pledgor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(i)         any lack of validity or enforceability of any Note Document or any other agreement or instrument relating thereto;

(ii)       any change in the time, manner or place of payment of, or in any other term of, all or any of the Notes Obligations or any other obligations of the Company or any other Note Party under or in respect of any Note Document or any other amendment or waiver of or any consent to any departure from any Note Document, including, without limitation, any increase in the Notes Obligations;

(iii)      any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Notes Obligations;

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(iv)       any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Notes Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Notes Obligations or any other obligations of the Company or any other Note Party under or in respect of the Note Documents or any other assets of the Company or any other Note Party;

(v)        any change, restructuring or termination of the corporate structure or existence of the Company or any other Note Party;

(vi)       any failure of any Secured Creditor to disclose to the Pledgor any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of the Company or any other Note Party now or hereafter known to such Secured Creditor (the Pledgor waiving any duty on the part of the Secured Creditors to disclose such information); or

(vii)     any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Creditor that might otherwise constitute a defense available to, or a discharge of, the Pledgor.

Section 7.05    Counterparts; Integration; Effectiveness.

(a)        This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

(b)        This Agreement and the other Note Documents to which the Pledgor is a party constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Note Documents to which the Pledgor is a party represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between or among the parties.

(c)        This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 7.06    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 7.07    Governing Law; Submission to Jurisdiction.

(a)        THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN ACCORDANCE WITH SECTION 1.04 OF THE INDENTURE. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS DESCRIBED IN SECTION 1.04 OF THE INDENTURE.

(b)        THE PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR ANY APPELLATE COURT WITH RESPECT THERETO AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c)        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.08    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.09    Acknowledgments. The Pledgor hereby acknowledges that:

(a)        neither the Collateral Agent nor any other Secured Creditor has any fiduciary relationship with or duty to the Pledgor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Company and the other Note Parties, on the one hand, and the Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(b)        no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Pledgor and the Secured Creditors; and

(c)        it has a duty to read this Agreement and the other Note Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Note Documents; that it has in fact read this Agreement and the other Note Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding

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its execution of this Agreement; and has received the advice of its attorney in entering into this Agreement. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

Section 7.10    Releases, Termination.

(a)        In connection with the entry of new account control agreement documentation with respect to the Earnings Account, in form and substance reasonably satisfactory to the Collateral Agent, the then existing account control agreement documentation with respect to the Earnings Account shall be simultaneously terminated.  Upon, or simultaneously with, as necessary, any such termination, the Collateral Agent will, at the written request of the Pledgor and at the Pledgor’s expense, execute and deliver such documents as the Pledgor shall reasonably request to evidence such termination.

(b)        Upon (i) the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture and the satisfaction of any conditions precedent set forth therein, or (ii) (x) the replacement of the Pledgor as the “Collateral Rig Operator” in accordance with (a) a Fundamental Change of the Pledgor not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a new Account Pledge Agreement by the Collateral Rig Operator as required by the Indenture, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor.  The security interest granted hereby shall, in whole or in part, automatically terminate and be released and all rights to the Collateral so released shall automatically revert to the Pledgor, upon consent of the requisite Holders in accordance with Sections 10.02 and 12.02(f) of the Indenture.  Upon any such termination, the Collateral Agent will, at the written request of the Pledgor and at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

Section 7.11    Acceptance. The Pledgor expressly waives notice of acceptance of this Agreement, acceptance on the part of the Secured Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Collateral Agent.

Section 7.12    General Limitation of Liability. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss, lost profits or damage of any kind whatsoever (including, but not limited to, loss of profit and diminution in the value thereof) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

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No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.13    Resignation or Removal of Collateral Agent. If the Collateral Agent resigns or is removed in accordance with the Indenture, such retiring Collateral Agent shall cease to be a party to this Agreement and all obligations imposed upon such retiring Collateral Agent pursuant to this Agreement shall be terminated as to such retiring Collateral Agent and deemed to be imposed upon the successor Collateral Agent appointed pursuant to the terms of the Indenture, provided, however, the retiring Collateral Agent’s indemnification rights contained in this Agreement, the Indenture or otherwise shall continue in favor of the retiring Collateral Agent.

Section 7.14    U.S.A Patriot Act. The Pledgor acknowledges that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act), all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The Pledgor agrees that it will provide to the Collateral Agent such information as it may request, from time to time, in order for the Collateral Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 7.15    Conflict. In the event of a direct conflict between this Agreement and the Indenture, the Indenture shall control; provided, however, the parties understand and agree that this Agreement sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Agreement as not being in direct conflict with the Indenture.

The Collateral Agent shall have all the benefits, indemnities, powers, privileges, protections and rights contained in the Indenture (including for the avoidance of any doubt Article 12 of the Indenture) in connection with acting in its capacity as Collateral Agent hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

-  15  -

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

TRANSOCEAN PONTUS OPCO, INC.
as the Pledgor

By:
Name:
Title:

[Signature Page to Account Pledge Agreement]

Acknowledged and Agreed to as of the date hereof by:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[Signature Page to Account Pledge Agreement]

SCHEDULE 3.04

Names/Trade Names, Jurisdiction of Organization and Chief Executive Office

Pledgor	Jurisdiction of Organization	Location of Pledgor’s Chief Executive Office or Sole Place of Business
Transocean Pontus Opco, Inc.	Delaware	4 Greenway Plaza, Suite 100 Houston, TX 77046

APPENDIX N

FORM OF SECURITY PROCEDURES CERTIFICATE

Appendix N-1

TRANSOCEAN PONTUS LIMITED

SECURITY PROCEDURES CERTIFICATE

PURSUANT TO SECTION 7.10(d) OF THE INDENTURE

I hereby certify that I am authorized to deliver this Certificate on behalf of Transocean Pontus Limited (the “Company”), and hereby further certify that the names, titles, telephone numbers, email addresses and specimen signatures set forth below identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the Company, and that the option checked in Part C of this Certificate is the security procedure selected by the Company for use in verifying that a funds transfer instruction received by the Trustee is that of the Company.

The Company has reviewed each of these security procedures and has determined that the option checked in Part C of this Certificate best meets its requirements; given the size, type and frequency of the instructions it will issue to the Trustee. By selecting the security procedure specified in Part C of this Certificate, the Company acknowledges that it has elected to not use the other security procedures described below and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Trustee in compliance with the particular security procedure chosen by the Company.

NOTICE: The security procedure selected by the Company will not be used to detect errors in the funds transfer instructions given by the Company. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that the Company take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Trustee.

IN WITNESS WHEREOF, the undersigned has duly executed this Officer’s Certificate.

Dated: [              ]

TRANSOCEAN PONTUS LIMITED

By:
Name:
Title:

Appendix N-2

Part A

Name, Title, Telephone Number, Email Address and Specimen Signature

for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of the Company

Name	Title	Telephone Number	Email Address	Specimen Signature
_____________	_____________	_____________	_____________	_____________
_____________	_____________	_____________	_____________	_____________
_____________	_____________	_____________	_____________	_____________

[list more if desired]

Part B

Name, Title, Telephone Number and Email Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	Email Address	Specimen Signature
_____________	_____________	_____________	_____________	_____________
_____________	_____________	_____________	_____________	_____________
_____________	_____________	_____________	_____________	_____________

[list more if desired]

Appendix N-3

Part C

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐          Option 1. Confirmation by telephone call-back. The Trustee shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part B above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts A and B of this Certificate.

☐  CHECK box, if applicable:

If the Trustee is unable to obtain confirmation by telephone call-back, the Trustee may, at its discretion, confirm by email, as described in Option 2.

☐          Option 2. Confirmation by email. The Trustee shall confirm funds transfer instructions by email to a person at the email address specified for such person in Part B of this Certificate. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts A and B of this Certificate. The Company understands the risks associated with communicating sensitive matters, including time sensitive matters, by email. The Company further acknowledges that instructions and data sent by email may be less confidential or secure than instructions or data transmitted by other methods. The Trustee shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Trustee.

☐  CHECK box, if applicable:

If the Trustee is unable to obtain confirmation by email, the Trustee may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐          Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Trustee offers the option to deliver funds transfer instructions through a password protected file transfer system. If the Company wishes to use the password protected file transfer system, further instructions will be provided by the Trustee. If the Company chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Trustee.

☐          Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Trustee shall confirm funds transfer instructions
by         telephone call-back or                 email (must check at least one, may check both) to a person at the telephone number or email address designated on Part B above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Appendix N-4

APPENDIX O

FORM OF BLOCKED PERIOD WITHDRAWAL CERTIFICATE

Appendix O-1

TRANSOCEAN PONTUS LIMITED

BLOCKED PERIOD WITHDRAWAL CERTIFICATE

PURSUANT TO SECTION 4.15 OF THE INDENTURE

The undersigned, [ ___ ], as [ ___ ], of Transocean Pontus Limited, a Cayman Islands exempted company (the “Company”), pursuant to Section 4.15 of the indenture, dated as of July 20, 2018 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (in such capacity, “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), HEREBY CERTIFIES, AUTHORIZES AND INSTRUCTS, for and on behalf of the Company, and without personal liability, as follows:

1.          [SELECT ONE ONLY]

The Company certifies that it is entitled to withdraw $[           ] (the “Subject Amount”) from the accounts established in the name of the Collateral Agent pursuant to Section 4.15 of the Indenture, which represents amounts (a) necessary to make required payments of principal and interest on the Securities, (b) necessary to maintain the Debt Service Reserve, (c) utilized in connection with the ownership and/or operation of the Collateral Rig (including overhead allocations as well as direct costs) and (d) utilized in connection with the performance of the Drilling Contract.

[OR]

The Company certifies that it is entitled to withdraw $[           ] (the “Subject Amount”) from the accounts established in the name of the Collateral Agent pursuant to Section 4.15 of the Indenture, which represents the amount by which the aggregate amount of funds held by the Collateral Agent in the accounts established in the name of the Collateral Agent pursuant to Section 4.15 of the Indenture plus the amount in the Debt Service Reserve Account exceeds the principal amount of the Outstanding Securities.

2.          (a)         The Company hereby authorizes and instructs the Collateral Agent to withdraw and transfer to an Affiliate of the Company (for the benefit of the Collateral Rig Owner) by wire transfer to the account below $[ ] of the Subject Amount from the account established in the name of the Collateral Agent pursuant to Section 4.15 of the Indenture which holds proceeds of the Bareboat Account:

Bank Name:
Bank Address:
Beneficiary:
ABA No.:
Account No.:
Swift Code:

Appendix O-2

(b)         The Company hereby authorizes and instructs the Collateral Agent to withdraw and transfer to an Affiliate of the Company (for the benefit of the Collateral Rig Operator) by wire transfer to the account below $ [ ] of the Subject Amount from the account established in the name of the Collateral Agent pursuant to Section  4.15 of the Indenture which holds proceeds of the Earnings Account:

Bank Name:
Bank Address:
Beneficiary:
ABA No.:
Account No.:
Swift Code:

[(c) The Company hereby authorizes and instructs the Collateral Agent to withdraw and transfer to the Debt Service Reserve Account by wire transfer $ [       ] of the Subject Amount from the account established in the name of the Collateral Agent pursuant to Section 4.15 of the Indenture which holds proceeds of the [Earnings Account] [Bareboat Account].]1

3.          The undersigned has read the Indenture, including Section 4.15 of the Indenture, and the Security Documents.

4.          The statements made in this certificate are based upon, among other things, an examination of the Securities, the Indenture and the Security Documents, upon the general knowledge of the undersigned and familiarity of the undersigned of the operations of the Company, upon performance of the duties of the undersigned as an officer of the Company and consultation with counsel of the requirements of the Indenture and the Security Documents in respect of the legal matters relating to the withdrawal and transfer of the Subject Amount from the accounts of the Collateral Agent in accordance with Section 4.15 of the Indenture.

5.          In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the Company has complied with all conditions precedent and covenants relating to the withdrawal and transfer of the Subject Amount from the accounts of the Collateral Agent.

6.          With respect to the foregoing, the undersigned certifies for and on behalf of the Company that, in the opinion of the undersigned, the Company has complied with all conditions precedent and covenants provided for in the Indenture and the Security Documents relating to the withdrawal and transfer of the Subject Amount from the accounts of the Collateral Agent as described herein.

7.          Prior to the disbursement of funds set forth in this certificate, the Company agrees that it shall provide the Collateral Agent with reasonable identifying information requested by the Collateral Agent regarding the recipient of funds such that the Collateral Agent may comply with its regulatory obligations and business practices, including without limitation, a completed United States Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8, as applicable. All wire transfers shall be subject to the processing fees and claims of the Collateral Agent.

1 To be inserted for the transfer of amounts necessary to maintain the Debt Service Reserve.

Appendix O-3

Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Indenture.

IN WITNESS WHEREOF, the undersigned has duly executed this Officer’s Certificate.

Dated: [                    ]

TRANSOCEAN PONTUS LIMITED

By:
Name:
Title:

Appendix O-4

ANNEX I

REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL RIG OWNER AND COLLATERAL RIG OPERATOR

Annex I-1

REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL RIG OWNER AND COLLATERAL RIG OPERATOR

A. Representations and warranties applicable to both the Collateral Rig Owner and the Collateral Rig Operator

i.        Such Subsidiary is duly organized and validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business and is duly qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

ii.       Each of the Security Documents to which such Subsidiary is a party has been duly authorized by such Subsidiary and constitutes valid and legally binding obligations of such Subsidiary enforceable against such Subsidiary in accordance with its terms, except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought (collectively, the “Enforceability Exceptions”);

iii.      The execution and delivery of the Security Documents to which such Subsidiary is a party are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors, as security for the applicable obligations in respect of the Note Documents to which such Subsidiary is a party, a lien on all of the Collateral purported to be granted by such Security Documents, and upon the completion of all recordings, filings and other actions necessary to perfect such liens, as further described in such Security Documents, such liens will be perfected as first priority liens (subject only to Permitted Collateral Liens), in each case, to the extent required to be perfected in accordance with such Security Documents and subject to the Enforceability Exceptions;

iv.      The compliance by such Subsidiary with all of the provisions of the Note Documents to which such Subsidiary is a party and the consummation of the transactions contemplated therein (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Subsidiary is a party or by which such Subsidiary is bound or to which any of the property or assets of such Subsidiary is subject, nor will such action result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Subsidiary or any of its properties, except for any such

Annex I-2

conflict, breach, violation or default which (1) would not, individually or in the aggregate, have a material adverse effect, (2) would not impair such Subsidiary’s ability to perform its obligations under the Note Documents to which it is a party and (3) would not have any Material Adverse Effect upon the consummation of the transactions contemplated thereby, and (b) will not result in any violation of or default under the provisions of the Organizational Documents of such Subsidiary; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for entry by such Subsidiary into the Note Documents to which such Subsidiary is to be a party or the consummation by such Subsidiary of the transactions contemplated thereby except such as have been, or will be at the time of consummation of such transaction, obtained;

v.       There are no legal or governmental proceedings pending to which such Subsidiary is a party or of which any property of such Subsidiary is the subject, which, if determined adversely to such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect; and, to such Subsidiary’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

vi.      Such Subsidiary is not in violation of its Organizational Documents, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violation or default which would not, individually or in the aggregate, have a Material Adverse Effect;

vii.     Such Subsidiary is in compliance in all material respects with the requirements of all applicable laws of relevant governmental authorities and all orders, writs, injunctions and decrees from relevant governmental authorities applicable to it or to its properties (including, the Collateral Rig, if applicable), except where (i) any such non-compliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, or (ii) such Subsidiary is contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor as applicable;

viii.    Except as would not, individually or in the aggregate, have a Material Adverse Effect on Holdings and its Subsidiaries, taken as a whole: (a) such Subsidiary and its operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of such Subsidiary under applicable Environmental Laws, and compliance with the terms and conditions thereof; (b) such Subsidiary has

Annex I-3

not received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Subsidiary is in violation of any Environmental Law; (c) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which such Subsidiary has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of such Subsidiary based on or pursuant to any Environmental Law pending or, to the best of such Subsidiary’s knowledge, threatened against such Subsidiary or any person or entity whose liability under or pursuant to any Environmental Law such Subsidiary has retained or assumed either contractually or by operation of law; (d) such Subsidiary is not conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is it subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (e) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any asset, facility or property owned, operated or leased by such Subsidiary; and (f) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could result in a violation of or liability under any Environmental Law on the part of such Subsidiary, including without limitation, any such liability which such Subsidiary has retained or assumed either contractually or by operation of law;

For purposes of this Annex I, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility;

ix.      Neither such Subsidiary, nor any director or officer thereof nor, to such Subsidiary’s knowledge, any employee, agent or representative of such Subsidiary, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or

Annex I-4

anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law, and such Subsidiary has conducted its businesses in all material respects in compliance with applicable Anti-Corruption Laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

x.       The operations of such Subsidiary are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where such Subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Subsidiary, threatened;

xi.      Neither such Subsidiary nor any director nor officer thereof, nor, to such Subsidiary’s knowledge, any employee, agent, affiliate or representative of such Subsidiary, is, or is owned or controlled by a Person that is: (a) the subject of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions. For the past 5 years, such Subsidiary has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in violation of Sanctions;

xii.     Such Subsidiary owns or possesses or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own or possess would not have a Material Adverse Effect, and such Subsidiary has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on Holdings and its Subsidiaries, taken as a whole;

Annex I-5

xiii.    Such Subsidiary possesses and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where the failure to so possess or operate in compliance would not have a Material Adverse Effect, and such Subsidiary has not received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not have a Material Adverse Effect; and such Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where such non-compliance would not have a Material Adverse Effect on Holdings and its Subsidiaries, taken as a whole;

xiv.    Such Subsidiary has good and marketable title to all of its property and assets constituting Collateral, free and clear of any lien except for Permitted Collateral Liens;

xv.     Such Subsidiary has filed all federal, state, local and foreign tax returns required to be filed through the date hereof or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and has paid all taxes shown to be due and payable on such returns (except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of Holdings), and no tax deficiency has been determined adversely to such Subsidiary which has had (nor does such Subsidiary have any notice or knowledge of any tax deficiency which could be determined adversely to such Subsidiary and which could have) a Material Adverse Effect;

xvi.    Such Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as Holdings and such Subsidiary reasonably believe to be prudent and customary in the businesses in which it is engaged; such Subsidiary has not been refused any insurance coverage sought or applied for; and such Subsidiary has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; and

xvii.   Such Subsidiary and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established

Annex I-6

or maintained by such Subsidiary or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA except for any such non-compliance which would not reasonable be expected to result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the such Subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by such Subsidiary or any of its ERISA Affiliates, which would result in a Material Adverse Effect. No “employee benefit plan” established or maintained by such Subsidiary or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would result in a Material Adverse Effect. Neither such Subsidiary nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or Sections 412, 4971, 4975 or 4980B of the Code, which would result in a Material Adverse Effect. Each “employee benefit plan” established or maintained by such Subsidiary or any of its ERISA Affiliates that has been determined by the Internal Revenue Service to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification

B. Representations and warranties applicable to the Collateral Rig Owner

i.        The Securities Guarantee of such Subsidiary has been duly authorized by such Subsidiary and constitutes the valid and legally binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms and entitled to the benefits provided by the Indenture, subject to the Enforceability Exceptions;

ii.       Such Subsidiary has good and marketable title to the Collateral Rig, free and clear of any lien except for Permitted Collateral Liens;

iii.      The Collateral Rig is registered in such Subsidiary’s name in the flag registry of an Acceptable Flag Jurisdiction;

iv.      Such Subsidiary is in good standing as a foreign maritime entity (if applicable) in the Acceptable Flag Jurisdiction in which the Collateral Rig is currently flagged;

v.       Such Subsidiary does not conduct, transact or otherwise engage in any material business or operations other than those described in Section 4.11(b);

vi.      Such Subsidiary (i) is not party to any material agreements other than the Note Documents, the Bareboat Charter and the Master Services Agreement, and (ii) does

Annex I-7

not have any Indebtedness other than Indebtedness described in Sections 4.05(b)(i) and 4.05(b)(ii);

vii.     The Collateral Rig is classified by an Acceptable Classification Society as is applicable for rigs of its age and type with such classification society, free of any overdue conditions affecting the classification of the Collateral Rig for which no extension has been granted by such Acceptable Classification Society; and

viii.    Such Subsidiary (a) is qualified to own the Collateral Rig under the applicable laws of such Subsidiary’s jurisdiction of organization, which shall be a Permitted Jurisdiction, and the Acceptable Flag Jurisdiction in which the Collateral Rig is currently flagged and no necessary or required approval, consent, exemption, authorization or other action by, or notice to, or filing with, or fees payable to, any relevant governmental authority that such Subsidiary’s failure to obtain or pay would reasonably be expected to result in the revocation of such qualification and (b) has obtained, as applicable, the document of compliance, the safety management certificate, the international ship security certificate and all other material ISM Code and ISPS Code documentation required of it for the Collateral Rig and, if necessary, has entered into agreements that provide for use by the Collateral Rig Owner of the applicable management systems of Holdings or an Affiliate of Holdings.

C. Representations and warranties applicable to the Collateral Rig Operator

i.        Such Subsidiary (a) is qualified to operate the Collateral Rig under the applicable laws of such Subsidiary’s jurisdiction of organization, which shall be a Permitted Jurisdiction, and the Acceptable Flag Jurisdiction in which the Collateral Rig is currently flagged and no necessary or required approval, consent, exemption, authorization or other action by, or notice to, or filing with, or fees payable to, any relevant governmental authority that such Subsidiary’s failure to obtain or pay would reasonably be expected to result in the revocation of such qualification and (b) has obtained, as applicable, the document of compliance, the safety management certificate, the international ship security certificate and all other material ISM Code and ISPS Code documentation required of it for the Collateral Rig and, if necessary, has entered into agreements that provide for use by the Collateral Rig Operator of the applicable management systems of Holdings or an Affiliate of Holdings;

ii.       There exists no material default, or other event which after notice or passage of time or both would be a default under the Drilling Contract caused by Holdings or the Collateral Rig Operator or, to the knowledge of Holdings of the Collateral Rig Operator, caused by (i) the counterparty to the Drilling Contract or (ii) any other Person; and

iii.      Such Subsidiary does not conduct, transact or otherwise engage in any material business or operations other than those described in Section 4.11(c).

Annex I-8